Exhibit 10.5

MERGER AGREEMENT

BETWEEN

THE PARTIES LISTED AT SCHEDULE 1

AND

PAKTOR PTE. LTD

AND

MACHIPOPO, INC.

DATED THE 3RD DAY OF FEBRUARY 2017

MERGER AGREEMENT

THIS AGREEMENT is made on the third (3rd) day of February 2017.

BETWEEN:

(1)                                 THE PARTIES LISTED AT SCHEDULE 1 (collectively, the “Selling Shareholders”); and

(2)                                 MACHIPOPO, INC., (Company Registration No. 1882842), a company incorporated in the British Virgin Islands and having its registered office at Clarence Thomas Building, P.O. Box 4649, Road Town, Tortola, British Virgin Islands (together with its successors and permitted assigns, the “Machipopo”);

(3)                                 PAKTOR PTE. LTD. (Company Registration No. 201312076Z), a company incorporated in Singapore and having its registered office at 10 Anson Road #26-04 International Plaza, Singapore 079903 (together with its successors and permitted assigns, the “Paktor”);

(the parties above collectively referred to as the “Parties” and each, a “Party”).

WHEREAS:

(A)                               The Parties are desirous of conducting a merger of both Machipopo and Paktor by consolidating the respective shareholders of Paktor and Machipopo into a single newly-incorporated holding company.

(B)                               In order to give effect to the merger, the shareholders of Paktor and Machipopo will sell their shares in Paktor and Machipopo to the holding company in exchange for shares in the holding company, upon the terms and subject to the conditions set out in this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.                                      DEFINITIONS AND INTERPRETATION

1.1                               Definitions

In this Agreement, unless the context otherwise requires:

“ACRA” means the Accounting and Corporate Regulatory Authority of Singapore.

“Affiliates” in relation to any person, means any other person that directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with, that first-mentioned person and where such person is an individual, the expression “Affiliate” shall include the spouse, children, siblings and parents of such individual.

“Authorised Persons” has the meaning ascribed to it in Clause 9.1.

“Base Issue Price” means US$1.13.

“Business Day” means a day (other than a Saturday, Sunday or public holiday in Singapore) on which commercial banks are generally open for business in Singapore.

“Capital Reduction” the capital reduction process to be undertaken by Paktor in order to return an amount equivalent to the net asset value of the Paktor Machipopo Shares (immediately prior

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to Closing) to the Paktor Shareholders (pro rata in accordance with their respective shareholding percentages (on a Fully Diluted Basis)), by way of a distribution of the Paktor Machipopo Shares.

“Closing” means the completion of the sale and purchase of the Sale Shares by performance by the Parties of the obligations assumed by them, respectively, under Clause 6.

“Closing Date” means 3 March 2017 (or such other date as may be agreed in writing between Paktor and Machipopo).

“Constitutive Documents” means, in respect of a company, the articles of association or constitution or other similar constitutive documents.

“Disclosure Letter” means the letter to be delivered by Paktor and Joseph to Machipopo and the Machipopo Shareholders on Closing Date disclosing information constituting exceptions to the Paktor Warranties.

“Employee Incentive Scheme Participants” has the meaning ascribed to it at Clause 8.5.

“Employee Incentive Shares” has the meaning ascribed to it at Clause 8.5.

“Entry Price” means the initial price per share that each Preference Selling Shareholder invested into Paktor and/or Machipopo (on a Fully-Diluted basis), as set out in further detail at Schedule 7.

“ESOP Rights” has the meaning ascribed to it at Clause 8.5.

“Existing Employee Incentive Schemes” has the meaning ascribed to it at Clause 8.5.

“encumbrances” means any claim, charge, mortgage, lien, option, equity, power of sale, hypothecation, retention of title, right of pre-emption, right of first refusal or other third party right or security interest of any kind.

“Entry Price” means the initial price per share that each Preference Selling Shareholder invested into Paktor and/or Machipopo (on a Fully-Diluted basis), as set out in further detail at Schedule 7.

“Fully-Diluted” means in respect of the share capital of any company, the total of all classes and series of shares outstanding on a particular date, combined with all options (that have been granted or reserved for grant under any share option scheme of that company), warrants, convertible securities of all kinds, preference shares, debentures or any other arrangements relating to that company’s equity, and the effect of any anti-dilution protection regarding previous financings, all on an “as if converted” basis. For the purpose of this definition, “as if converted” basis shall mean as if such instrument, option or security had been issued and converted into shares of that company.

“Fundraising Long Stop Date” means 31 May 2017.

“Highlevel” means High Level Ltd. (Company Registration Number 149706) a company incorporated in Belize and having its registered office at 1 ½ Miles Northern Highway, Belize City, Belize.

“Highlevel Shares” means the 10,558,824 ordinary shares in Machipopo to be sold by Highlevel to Paktor pursuant to the terms of the Paktor-Highlevel SPA.

“Holding Company” has the meaning ascribed to it in Clause 2.

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“Holding Group” means the Holding Company and its subsidiaries.

“Incorporation Date” means the date when the certificate of incorporation is granted to Holding Company by the companies registry or equivalent authority of the Cayman Islands.

“Initial Share Capital” means the total issued and paid up share capital of the Holding Company on the Incorporation Date.

“Jeffrey Huang” means Li-Tchen Huang (Passport number:                       , of the Republic of China) of 14F., No.3, Ln. 66, Sec. 4, Heping E. Rd., Wenshan Dist., Taipei City 11655, Taiwan (R.O.C.).

“Joseph” means Phua Jiexian, Joseph (Singapore NRIC Number                       ), of 143 Cove Drive Singapore 098027.

“Liquidation Event” means: (a) a liquidation, winding up or dissolution of the Holding Company; (b) a merger, consolidation, acquisition or sale of the Holding Company in which its then shareholders do not retain a majority of the voting power in the surviving corporation; (c) a Trade Sale; or (d) an exclusive licensing of substantially all intellectual property belonging to the Holding Company.

“Machipopo Group” means Machipopo and its subsidiaries.

“Machipopo Sale Shares” means the shares of Machipopo to be sold to the Holding Company, which at Closing Date represents 100% of the Fully-Diluted share capital of Machipopo, as set out at Schedule 2 Part 2 (for the avoidance of doubt, such shares of Machipopo will not include the Prometheus Shares to be sold to Machipopo prior to the Closing Date, assuming closing of the Prometheus-Machipopo SPA which is a condition precedent to Closing).

“Machipopo Shareholders” means the parties set out at Schedule 1 Part 2.

“Machipopo Warranties” means the representations and warranties at Clause 7.2.

“New Constitution” means the new constitution of the Holding Company duly amended to reflect the terms of this Agreement (including the terms and conditions of the Series A Preference Shares) and the Shareholders’ Agreement.

“Ordinary Consideration Shares” means the 63,645,294 Ordinary Shares to be issued to the Selling Shareholders on Closing Date in such proportion as set out in Schedule 3.

“Ordinary Shares” means ordinary shares of par value US$1.00 each issued as fully-paid up in the capital of the Holding Company.

“Paktor Convertible Notes” means the convertible notes in the principal amount of US$7,643,560.40 issued by Paktor to the Paktor Noteholders pursuant to the agreement dated 20 October 2016.

“Paktor Group” means Paktor and its subsidiaries.

“Paktor-Highlevel SPA” means the sale and purchase agreement between Paktor and Highlevel dated 30 December 2016, attached hereto as Schedule 10, pursuant to which Paktor had agreed to purchase and Highlevel had agreed to sell, the Highlevel Shares.

“Paktor-Machipopo SPA” means the sale and purchase agreement between Paktor and Machipopo dated 21 October 2016 pursuant to which Paktor had agreed to purchase and Machipopo had agreed to sell, 41,176,471 ordinary shares in Machipopo held as treasury shares.

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“Paktor Machipopo Shares” means shares of Machipopo held by Paktor immediately prior to Closing, which for the avoidance of doubt includes the Highlevel Shares and the 41,176,471 ordinary shares in Machipopo purchased by Paktor pursuant to the Paktor-Machipopo SPA.

“Paktor Noteholders” means collectively, VERTEX ASIA FUND (SINGAPORE) PTE. LTD., PT MNC MEDIA INVESTASi, GOLDEN SUMMIT INTERNATIONAL LTD, GLOBAL GRAND LEISURE PTE. LTD., PHUA JIEXIAN JOSEPH, MICHAEL DARWIN ZEE, MAJUVEN FUND 1 LTD., K2 GLOBAL L.P., MCN INVESTMENTS LTD and LIM HO KEE.

“Paktor Sale Shares” means the shares of Paktor to be sold to the Holding Company, which at Closing Date represents 100% of the Fully-Diluted share capital of Paktor, as set out at Schedule 2 Part 1.

“Paktor Series B Plus Preference Shares” means the Series B Plus Preference Shares of Paktor.

“Paktor Shareholders” means the parties set out at Schedule 1 Part 1.

“Paktor Share Options” means the call options issued to the Paktor Noteholders pursuant to the agreement dated 20 October 2016 for the Paktor Noteholders to subscribe up to an aggregate of 1,239,128 Paktor Series B Plus Preference Shares at US$1.2337 per share.

“Paktor Warranties” means the representations and warranties at Clause 7.1.

“Preference Consideration Shares” means the 70,833,835 Series A Preference Shares to be issued to the Selling Shareholders on Closing Date in such proportion as set out in Schedule 3.

“Preference Selling Shareholder” means a Selling Shareholder who will be issued Preference Consideration Shares upon Closing.

“Prometheus” means Prometheus Capital (International) Co, Ltd.

“Prometheus-Machipopo SPA” means the sale and purchase agreement between Prometheus and Machipopo dated 26 January 2017, attached hereto as Schedule 11, pursuant to which Machipopo had agreed to purchase and Prometheus had agreed to sell, the Prometheus Shares.

“Prometheus Shares” means the 4,500,000 ordinary shares in Machipopo to be sold to and acquired by Machipopo in accordance with the terms of the Prometheus-Machipopo SPA.

“Promissory Note” has the meaning ascribed to it at Clause 8.2.

“Qualified Funding” means the closing of a fundraising round by the Holding Company resulting in the provision of an additional equity injection into the Holding Company that is (a) up to US$5,000,000; and (b) by way of a subscription by investors of additional Series A Preference Shares at an issue price of not less than the Base Issue Price per share.

“Qualifying IPO” means the listing and quotation of the shares of the Holding Company on a Recognized Stock Exchange.

“Recognized Exchange” means SGX-ST or such other stock exchange, over-the-counter market, or organized market place as the majority of holders of Series A Preference Shares may approve in writing.

“Redemption Event” means:

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(a)                                the fifth anniversary of the Closing Date (provided that prior to such time, the Holding Company has not completed a Qualifying IPO nor has a Liquidation Event occurred in relation to the Holding Company), or

(b)                                any material breach or material default in the performance of any representation, warranty, covenant, undertaking or other term under this Agreement or the Shareholders Agreement by the Holding Company and/or the Founders (as defined in the Shareholders Agreement) (“Redemption Breach”) which is not remedied within fifteen (15) days from date of written notification to the Holding Company or the Founders (as the case may be) of such Redemption Breach given by any holder of Series A Preference Shares.

“Redistribution” has the meaning ascribed to it at Clause 8.2.

“Redistribution SPA” has the meaning ascribed to it at Clause 8.2.

“Sale Shares” means, collectively, the Paktor Sale Shares and the Machipopo Sale Shares.

“Selling Shareholders” means collectively, the Paktor Shareholders and the Machipopo Shareholders.

“Series A Preference Shares” means the Series A redeemable convertible preference shares in the capital of the Holding Company carrying the rights, privileges and benefits set out in Schedule 6 of this Agreement and the New Constitution.

“Set-off Amounts” means (a) the purchase consideration (in the amount of US$2,567,790.49) paid by Paktor to Highlevel prior to the date of this Agreement as consideration for Paktor’s acquisition of Highlevel Shares pursuant to the Paktor-Highlevel SPA; and (b) the loan of US$500,000 made from Paktor to Machipopo before the date of this Agreement for the purpose of Machipopo’s payment of deposit for the acquisition of the Prometheus Shares pursuant to the Prometheus-Machipopo SPA, all such amounts being supported by sufficient wiring and other evidence of payment.

“Shareholders Agreement” means the shareholders agreement to be entered into between the Holding Company and the Selling Shareholders, with such material terms and conditions as set out in the form attached at Schedule 8, which for the avoidance of doubt may be amended by agreement of the parties thereto.

“Surviving Provisions” means Clause 9 (Confidentiality) and Clause 11 (Miscellaneous), and Clause 5.5.

“Trade Sale” means at any date, (i) a sale or acquisition of all of the shares of the Holding Company; or (ii) a sale or acquisition which results in the Holding Company shareholders immediately prior to such transaction(s) owning in aggregate 50% or less of the issued shares after the transaction(s), all on a Fully Diluted basis; or (iii) a sale or transfer of all or substantially all of the Holding Company’s assets, business or undertaking, whether carried out through a single transaction or a series of related transactions, by way of a share sale, an asset sale or a combination of both, including a sale of one or more subsidiaries (whether by way of merger, consolidation, recapitalization, reclassification, reorganization, or sale of all or substantially all of the assets and securities) which constitute all or substantially all of the consolidated assets or business of the Holding Company on terms acceptable to holders of a majority of the Series A Preference Shares, voting separately as a class, (and for this purpose, all Series A Preference Shares shall be treated as having been converted into Ordinary Shares and counted as Ordinary Shares).

“Treasury Shares Purchase Consideration Balance” means the purchase consideration balance in the amount of US$8,600,000 to be paid by Paktor to Machipopo under the terms of the Paktor-Machipopo SPA, less the Set-off Amounts.

“Warranties” means the Paktor Warranties and the Machipopo Warranties.

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1.2                               Currencies

“USD” or “US$” means the lawful currency for the time being of the United States of America.

1.3                               Miscellaneous

In this Agreement, unless the context otherwise requires:

(a)                                 words importing the singular include the plural and vice versa, words importing any gender include every gender and references to time shall mean Singapore time;

(b)                                 references to a “person” include any company, limited liability partnership, partnership, business trust or unincorporated association (whether or not having separate legal personality) and references to a “company” include any company, corporation or other body corporate, wherever and however incorporated or established;

(c)                                  clause headings are for convenience of reference only and shall not affect the interpretation of this Agreement; and

(d)                                 the words “written” and “in writing” include any means of visible reproduction.

2.                                      INCORPORATION OF HOLDING COMPANY

2.1                               Procure Incorporation of the Holding Company

Paktor and Machipopo shall within  five (5)  Business Days from the date of this Agreement procure the formation and incorporation in the Cayman Islands of a private company limited by shares under the Cayman Islands Companies Law (2016 Revision) and such company shall have such name as Paktor and Machipopo shall agree (“Holding Company”). Paktor and Machipopo shall bear the cost of incorporation of the Holding Company in such proportion as may be equivalent to the proportion of the shareholdings of the Paktor Shareholders and Machipopo Shareholders (as the case may be) in the Fully Diluted share capital of the Holding Company.

2.2                               First Subscribers

Subject to the terms and conditions of this Agreement, the Initial Share Capital shall be US$10.00 divided into ten (10) Ordinary Shares and Joseph and Jeffrey Huang shall each subscribe for five (5) Ordinary Shares.

2.3                               Between Incorporation Date and Closing Date

The Parties agree that from the Incorporation Date to the Closing Date, the Holding Company shall be operated in such manner as may be agreed between Paktor and Machipopo. The Holding Company shall, and the Parties agree to exercise their voting rights and powers of control available to each of them to ensure that the Holding Company shall, amongst other things:

(a)                                 execute a supplemental agreement or deed of ratification and accession under which the Holding Company shall agree to be bound by and shall be entitled to the benefit of this Agreement as if an original Party thereto; and

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(b)                                 upon satisfaction or waiver (in accordance with Clause 5.2) of the conditions set out at in Schedule 4, acquire the Sale Shares and issue the Preference Consideration Shares and the Ordinary Consideration Shares.

3.                                      SHARE SWAP

3.1                               Sale of the Sale Shares

Subject to the terms and conditions of this Agreement, each of the Selling Shareholders shall as legal and beneficial owner sell and transfer such number of Sale Shares as set out against his/her/its name in Schedule 2 on the Closing Date, and the Holding Company shall acquire the Sale Shares free from all and any Encumbrance together with all rights and benefits of any nature attaching thereto on or after the date of this Agreement, including but not limited to all dividends and distributions which may be paid, declared or made in respect thereof at any time on or after the date of this Agreement. For the avoidance of doubt, this clause shall not prohibit any Selling Shareholder from selling or transferring his shares to a third party before the Closing Date, provided that such Selling Shareholder shall cause the third party transferee to be bound and subject to the terms of this Agreement by executing either a supplemental agreement or a deed of ratification and accession under which the such third party shall agree to be bound by and shall be entitled to the benefit of this Agreement as if an original Party thereto.

3.2                               Waiver of Pre-Emption, Co-Sale Rights, Tag and Drag Rights

Each of the Selling Shareholders hereby agrees to on Closing, waive any and all pre-emption rights, rights of first refusal, co-sale rights, tag-along and drag-along rights or other rights in his favour over any of the Sale Shares pursuant to any applicable Constitutive Documents of Paktor and Machipopo and/ or any other document, agreement or arrangement to which it is a party. For the avoidance of doubt, from the date hereof and until Closing and the Shareholders Agreement becoming effective, all the terms and conditions under the Amended and Restated Investors’ Rights Agreement of Machipopo dated 26 October 2016 and the Amended and Restated Right of First Refusal and Co-Sale Agreement of Machipopo dated 26 October 2016 and the applicable Constitutive Documents of Machipopo shall continue to apply and remain effective, including but not limited to, the right of certain Machipopo Shareholders to nominate directors.

3.3                               Miscellaneous Consents

Each of the Selling Shareholders hereby acknowledges, agrees and consents to the transactions contemplated under this Agreement and agrees to do all that is within its powers, including voting at such board and/or shareholder meetings of Paktor and/or Machipopo, to give effect to the transactions contemplated under this Agreement.

4.                                      CONSIDERATION

4.1                               Purchase Consideration

The consideration for the sale and purchase of the Sale Shares shall be an aggregate sum of US$120 million to  Machipopo Shareholders and US$31 million to Paktor Shareholders (subject to no further cash infusion from Paktor) to be satisfied by the allotment and issue of the Preference Consideration Shares and the Ordinary Consideration Shares by the Holding Company to each relevant Selling Shareholder and/ or his designated nominee(s) (where applicable) on the Closing Date as set out in Schedule 3.

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4.2                               Consideration Shares

The Preference Consideration Shares and Ordinary Consideration Shares, when allotted and issued, shall be fully paid-up and rank pari passu in all respects with all other existing shares of the Holding Company of the same class, except that they will not rank for any dividends, rights, allotments or other distribution that may be declared or paid, the record date for which falls before the date of the allotment and issue of the Preference Consideration Shares and Ordinary Consideration Shares.

5.                                      CONDITIONS

5.1                               Conditions Precedent

Closing of the sale and purchase of the Sale Shares is conditional upon the conditions set out in Schedule 4 being satisfied or waived in accordance with Clause 5.2.

5.2                               Waiver of Conditions Precedent

Subject to applicable laws and regulations, Paktor and Machipopo may in each of their sole and absolute discretion waive (in whole or in part) any or all of the conditions referred to in Schedule 4 and the Parties further agree that where such conditions are waived by both Paktor and Machipopo, the rest of the Parties hereby agree to such waiver.

5.3                               Satisfaction of Conditions Precedent

The Parties shall procure the expeditious fulfillment of the conditions referred to in Schedule 4.  Paktor and Machipopo shall keep each other fully informed of any development relating to the conditions and shall forthwith notify  each other upon the fulfillment of all such conditions and furnish to each other documentary evidence satisfactory to the other in respect thereof.

5.4                               Effect of Non-Fulfillment of Conditions Precedent

In the event that any of the conditions referred to in Schedule 4 is not fulfilled or waived in accordance with Clause 5.2 (as the case may be) on or before the Closing Date, this Agreement (other than the Surviving Provisions) shall lapse and cease to have further effect and all obligations and liabilities of the Parties hereunder shall cease and determine and no Party shall have any claim against the other Party, save in respect of any breach of Clause 5.3 or any other antecedent breach of this Agreement.

5.5                               Effect of Non-Closing

In the event that Closing does not occur by the Closing Date, the Set-off Amounts shall be paid by Paktor to Machipopo.

6.                                      CLOSING

6.1                               Date and Place

Subject to the satisfaction or waiver (as the case may be) of the conditions in Schedule 4, Closing shall take place at such venue, time and/or date as Paktor and Machipopo may mutually agree in writing.

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6.2                               Obligations on Closing

On Closing, Paktor and Machipopo shall procure that respective obligations of the Parties specified in Schedule 5 are fulfilled.

6.3                               Right to Terminate

If any of the documents required to be delivered to any Party on Closing is not forthcoming for any reason or if in any other respect the provisions of Clause 6.2 and Schedule 5 are not fully complied with by any Party, the Party(ies) that is not in default shall be entitled (in addition to and without prejudice to all other rights and remedies available to it, including the right to claim damages):

(a)                                 to elect to terminate this Agreement (other than the Surviving Provisions) as against the other Party, without liability on the part of the terminating Party and Clause 11.4(b) shall apply;

(b)                                 to effect Closing so far as practicable having regard to the defaults which have occurred;

(c)                                  to specific performance of this Agreement; or

(d)                                 to fix a new date for Closing (not being more than 14 days after the Closing Date) in which case the foregoing provisions of this Clause 6.3 shall apply to Closing as so deferred.

7.                                      REPRESENTATIONS AND WARRANTIES

7.1                               Warranties by Paktor and Joseph

Subject to Clause 7.6, Paktor and Joseph hereby jointly and severally represent and warrant to Machipopo and Machipopo Shareholders that:

(a)                                 the Paktor Shareholders are and will on Closing be the legal and beneficial owners of the Paktor Sale Shares and are and will at Closing be entitled and able to transfer legal and beneficial title to the Paktor Sale Shares free from all encumbrances and with the benefit of all rights, benefits and entitlements attaching thereto as at the Closing Date and thereafter, to the Holding Company in accordance with the terms of this Agreement;

(b)                                 the Paktor Shareholders and Paktor are entitled to enter into and carry out the provisions of this Agreement;

(c)                                  all actions, conditions and things required to be taken, fulfilled and done (including the obtaining of any necessary consents), in order (i) to enable the Paktor Shareholders and Paktor lawfully to enter into and carry out the provisions of this Agreement and (ii) to ensure that those obligations are valid, legally binding and enforceable, have been taken, fulfilled and done;

(d)                                 the Paktor Shareholders’ and Paktor’s entry into and/or performance of their respective obligations under this Agreement do not and will not violate:

(i)                                     any agreement, instrument or document to which any of them is a party or which is binding on any of them or their respective assets; or

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(ii)                                  any law, regulation or authorisation which is binding on or applicable to any of them; and

(e)                                  the Paktor Shareholders’ and Paktor’s obligations under this Agreement are valid, binding and enforceable in accordance with its respective terms;

(f)                                   the terms set out in Schedule 9 (Representations and Warranties of Paktor and Joseph).

7.2                               Warranties by Machipopo

Machipopo hereby represents and warrants to Paktor that:

(a)                                 the Machipopo Shareholders are and will on Closing be the legal and beneficial owners of the Machipopo Sale Shares and are and will at Closing be entitled and able to transfer legal and beneficial title to the Machipopo Sale Shares free from all encumbrances and with the benefit of all rights, benefits and entitlements attaching thereto as at the Closing Date and thereafter, to the Holding Company in accordance with the terms of this Agreement;

(b)                                 the Machipopo Shareholders and Machipopo are entitled to enter into and carry out the provisions of this Agreement;

(c)                                  all actions, conditions and things required to be taken, fulfilled and done (including the obtaining of any necessary consents), in order (i) to enable the Machipopo Shareholders and Machipopo lawfully to enter into and carry out the provisions of this Agreement and (ii) to ensure that those obligations are valid, legally binding and enforceable, have been taken, fulfilled and done;

(d)                                 the Machipopo Shareholders’ and Machipopo’s entry into and/or performance of their respective obligations under this Agreement do not and will not violate:

(i)                                     any agreement, instrument or document to which any of them is a party or which is binding on any of them or their respective assets; or

(ii)                                  any law, regulation or authorisation which is binding on or applicable to any of them; and

(e)                                  the Machipopo Shareholders’ and Machipopo’s obligations under this Agreement are valid, binding and enforceable in accordance with its respective terms.

7.3                               No Other Representation or Warranty

Save for Clauses 7.1 and 7.2, the Parties make no other representation or warranty, express or implied, to  each other in relation to the Sale Shares or any matter arising out of or in connection with this Agreement and each Party hereby acknowledges that it has not relied on or been induced by any other representations or warranties made by the other Parties’ or their agents or representatives for the sale and purchase of the Sale Shares.

7.4                               Warranties Separate

Each of the Warranties shall be separate and independent, and save as expressly otherwise provided, shall not be limited or affected by any provision in this Agreement.

7.5                               Updating to Closing

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Each of the Warranties is and will be true, accurate and correct in all respects, and not misleading, as at the date of this Agreement and up to and including the Closing Date (by reference to the facts and circumstances then subsisting) with the same force and effect as though made on and as of the Closing Date.

7.6                               Disclosure Letter

The Paktor Warranties are given subject to the matters fully, fairly and specifically disclosed in the Disclosure Letter but no other information of which Machipopo has knowledge (actual or constructive) and no investigation by or on behalf of Machipopo shall prejudice any claim made by Machipopo under such Warranties or operate to reduce any amount recoverable and it shall not be a defence to any claim against  Paktor and Joseph that Machipopo knew or ought to have known or had constructive knowledge of any information (other than as disclosed in the Disclosure Letter) relating to the circumstances giving rise to such claim.

8.                                      UNDERTAKINGS

8.1                               Payment of Treasury Shares Purchase Consideration Balance

Paktor shall pay to Machipopo the Treasury Shares Purchase Consideration Balance on 3 February 2017.

8.2                               Redistribution of the Paktor Machipopo Shares and Capital Reduction

The Parties agree and acknowledge that the Paktor Shareholders will acquire the Paktor Machipopo Shares from Paktor immediately prior to Closing and thereafter, sold to the Holding Company on Closing. To give effect to this transaction, the Parties acknowledge, agree and undertake as follows:

(a)                                 the Paktor Shareholders and Paktor shall enter into a sale and purchase agreement (the “Redistribution SPA”) pursuant to which the Paktor Shareholders shall acquire from Paktor, pro rata according to each of their respective shareholding percentages (on a Fully-Diluted basis), the Paktor Machipopo Shares (the “Redistribution”);

(b)                                 as consideration for the acquisition of the Paktor Machipopo Shares, each Paktor Shareholder shall issue to Paktor a promissory note (“Promissory Note”) amounting to that respective shareholder’s number of Paktor Machipopo Shares acquired multiplied by a price per share equivalent to the net asset value of each Paktor Machipopo Share, as determined by Paktor and to be notified to the Paktor Shareholders; and

(c)                                  the Capital Reduction process shall begin on Closing and upon conclusion of the Capital Reduction, the Promissory Note shall be cancelled.

8.3                               Highlevel Shares

Each Party acknowledges, agrees and undertakes that upon Closing, the number of Preference Consideration Shares and/or Ordinary Consideration Shares to be issued to the Paktor Shareholders will not take into account the Highlevel Shares that acquired by them pursuant to the Redistribution and no Preference Consideration Shares and/or Ordinary Consideration Shares will be issued in respect of such Highlevel Shares that are being sold by them to the Holding Company on the Closing.

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8.4                               Paktor Loan Undertaking

Paktor agrees and undertakes it shall provide a loan facility to Machipopo of a principal amount equivalent to Paktor’s cash and cash equivalents available in its accounts immediately following the payment of Treasury Shares Purchase Consideration Balance. Such loan may be drawn down by Machipopo from time to time during the period commencing from the date of this Agreement to the Closing Date. The loan facility will terminate on Closing.

8.5                               Employee Incentive Schemes

The Parties acknowledge that at the date of this Agreement, pursuant to the employee incentive schemes adopted by Paktor and Machipopo (collectively, the “Existing Employee Incentive Schemes”), there are rights, benefits and entitlements accruing to the respective Existing Employee Incentive Scheme participants and employees (“Employee Incentive Scheme Participants”), including rights to shares and share options (collectively, “Existing Employee Incentive Shares”) that have been granted but not been issued out (in respect of shares that have vested). On Closing, the Parties acknowledge that it is intended for the Employee Incentive Scheme Participants to waive and forego their existing rights; benefits and entitlements (including rights to subscribe for shares, share options, vested but unissued shares) (“ESOP Rights”) under the Existing Employee Incentive Schemes in exchange for ESOP Rights under a new employee incentive scheme to be adopted at the Holding Company level, such ESOP Rights under the new employee incentive scheme being at least equivalent to the ESOP Rights under the Existing Employee Incentive Schemes. The Parties hereby agree and undertake to do all that is necessary to give effect to the foregoing.

8.6                               Qualified Funding

Each Party acknowledges, agrees and undertakes as follows:

(a)                                 to use each of their best endeavours to ensure that the Qualified Funding occurs prior to the Fundraising Long Stop Date;

(b)                                 to the extent possible, all consents and approvals, including approvals of the Parties by way of resolutions of the board of directors and shareholders of the Holding Company in accordance with the terms of the Shareholders Agreement and the New Constitution, shall be sought at Closing for any Qualified Funding, and no further approvals shall be required in respect of such equity fundraising; and

(c)                                  any equity fundraising round resulting in a share issue price per Series A Preference Share of less than the Base Issue Price shall additionally be subject to Jeffrey Huang’s prior approval.

9.                                      CONFIDENTIALITY

9.1                               Confidential Information to be Kept Confidential

Subject to Clause 9.2, each Party agrees that it shall and shall procure that its advisers and other authorised persons (“Authorised Persons”) shall treat as strictly confidential and not disclose or use any information received or obtained as a result of entering into this Agreement (or any agreement entered into pursuant to this Agreement) which relates to:

(a)                                 the existence of and the provisions of this Agreement and of any agreement entered into pursuant to this Agreement; and

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(b)                                 the negotiations relating to this Agreement (and any such other agreements);

(c)                                  following Closing, the Holding Group; and

(d)                                 the business, financial or other affairs (including future plans and targets) of the Paktor Group and the Machipopo Group.

9.2                               Exceptions

Clause 9.1 shall not apply in respect of any information which:

(a)                                 is now or shall hereafter come into the public domain (otherwise than as a consequence of any unauthorised disclosure by the relevant Party or any of its Authorised Persons);

(b)                                 was lawfully in the possession of the relevant Party receiving the same prior to disclosure to the relevant Party in connection with this Agreement;

(c)                                  was lawfully furnished to the relevant Party receiving the same by a third party;

(d)                                 is required to be disclosed by law or regulations or by a court of competent jurisdiction or by any governmental or regulatory authority or the rules of any relevant securities exchange(s) applicable to itself or (in the case of a Party which is a corporation) its parent company or pursuant to any litigation Provided that the Party with an obligation to make the disclosure shall consult with the other Party insofar as is reasonably practicable before complying with such an obligation;

(e)                                  is disclosed to professional advisers of the disclosing Party on terms that such professional advisers accept such information under a duty of confidentiality; or

(f)                                   is required to be disclosed in connection with the satisfaction of any of the conditions set out in Schedule 4.

10.                               LIMITATION OF LIABILITY AND COLLATERAL

10.1                        Limitation of Liability and Collateral

(a)                                Notwithstanding anything to the contrary, Joseph’s liability in connection with any breach of the Paktor Warranties shall be limited to only claims in respect of material breaches of the Paktor Warranties and such liability shall be terminated upon the earlier of either (i) the date that the Holding Company successfully completes new fundraising (post Closing) of an aggregate amount of US$15,000,000 or more at an issue price of not less than the Base Issue Price per share; or (ii) the date falling six (6) months after the Fundraising Long Stop Date . For the avoidance of doubt, such US$15,000,000 fundraising does not include the Qualified Fundraising and any  funds raised by the exercise of Paktor Share Options.

(b)                                Joseph’s liability for any claim in the preceding sub-Clause shall be satisfied by the transfer of such number of his Ordinary Consideration Shares and Preferred Consideration Shares in the Holding Company as may be equivalent to the value of the claim (the “Claim Amount”), assuming a price per share equivalent to the price per share of each Ordinary Consideration Share and Preferred Consideration Share on Closing Date (assuming a valuation of the Holding Company of US$151 million and 70,833,835 Preference Consideration Shares and 63,645,294 Ordinary Consideration Shares) to Machipopo Shareholders (pro rata in accordance with their respective

13

shareholding percentages on an as-converted basis vis-à-vis the entire shareholding percentages of all Machipopo Shareholders). If the number of Ordinary Consideration Shares and Preferred Consideration Shares (as the case may be) held by Joseph are insufficient to discharge the Claim Amount, Joseph shall be liable for the remainder amount in cash..

11.                               MISCELLANEOUS

11.1                        Entire Agreement

This Agreement embodies all the terms and conditions agreed upon between the Parties as to the subject matter of this Agreement and supersedes and cancels in all respects all previous agreements, letters, representations, warranties and undertakings, if any, between the Parties with respect to the subject matter hereof, whether such be written or oral.

11.2                        Releases

Any liability to any Party under this Agreement may in whole or in part be released, compounded or compromised, or time or indulgence given, by such Party in its absolute discretion without in any way prejudicing or affecting its rights against the other Parties  in respect of the same.

11.3                        No Implied Waivers

The failure by any Party to exercise any right (including the right of rescission) or to require performance by the other Parties or to claim a breach of any term of this Agreement shall not be deemed to be a waiver of such or any other rights or remedies available to it.  Closing shall not constitute a waiver by any Party (as the case may be) of its rights in relation to any breach of any provision of this Agreement whether or not known to it at the Closing Date.

11.4                        Continuing Effects of this Agreement

(a)                                 All provisions of this Agreement, in so far as the same shall not have been performed at Closing, shall remain in full force and effect notwithstanding Closing.

(b)                                 This Clause and all the Surviving Provisions shall remain binding on the Parties notwithstanding Closing and/or any rescission or termination of this Agreement by any Party and any rights or obligations of the Parties in respect of any breach of this Agreement accruing prior to, on or as a result of such termination or rescission shall continue to subsist notwithstanding such termination or rescission.

11.5                        Successors and Assigns

(a)                                 This Agreement shall be binding on and shall enure for the benefit of each Party’s successors and assigns. Any reference in this Agreement to any of the Parties shall be construed accordingly.

(b)                                 No Party may assign or transfer all or part of its rights or obligations under this Agreement without the prior written consent of the other Parties.

11.6                        Third Party Rights

Save as expressly provided in this Agreement, no provision of this Agreement is enforceable by virtue of the Contracts (Rights of Third Parties) Act (Chapter 53B) of Singapore by any person who is not a Party to this Agreement.

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11.7                        Time of Essence

Any time, date or period mentioned in any provision of this Agreement may be extended by mutual agreement among  the Parties in accordance with this Agreement or by agreement in writing but as regards any time, date or period originally fixed or any time, date or period so extended as aforesaid time shall be of the essence.

11.8                        Further assurance

Each Party shall, and shall use its best endeavours to, procure that any necessary third party shall, from time to time execute such documents and do all such acts and things as the other Parties may reasonably require to give effect to the sale and purchase and the transactions contemplated herein.

11.9                        Costs and Expenses

(a)                                 Save as otherwise provided herein, each Party shall bear and be responsible for its professional and other costs and expenses incurred in the preparation, negotiation and execution of this Agreement and all other documents in connection with this Agreement, including all other professional and other costs and expenses incurred in relation to the performance of its obligations under this Agreement.

(b)                                 The Holding Company shall bear the stamp duty, if any, payable in connection with the transfer of the Sale Shares.

11.10                 Illegality

If any provision of this Agreement is held to be illegal, invalid or unenforceable, in whole or in part, in any jurisdiction, this Agreement shall, as to such jurisdiction, continue to be valid as to its other provisions and the remainder of the affected provision; and the legality, validity and enforceability of such provision in any other jurisdiction shall be unaffected.

11.11                 No Purported Variation

No purported variation of this Agreement shall be effective unless made in writing, refers specifically to this Agreement and is duly executed by all the Parties.

11.12                 Construction

As the Parties have participated in the drafting of this Agreement, the Parties agree that any applicable rule requiring the construction of this Agreement or any provision hereof against the Party drafting this Agreement shall not apply.

11.13                 Communications

(a)                                 Notices To Be In Writing

All notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered by hand, by courier or by prepaid registered post with recorded delivery, or by facsimile transmission addressed to the intended recipient thereof at its address or email address or at its facsimile number, and marked for the attention of such person (if any), designated by it to the other Party for the purposes of this Agreement or to such other address or facsimile number, and

15

marked for the attention of such person, as a Party may from time to time duly notify the others in writing.

(b)                                 Contact Addresses and Numbers

The initial addresses, electronic mail and facsimile numbers of the Parties for the purpose of this Agreement are set out against their names at Schedule 1.

(c)                                  Deemed Delivery Date

Any such notice, demand or communication shall be deemed to have been duly served:

(i)                                     in the case of delivery by hand or by courier, when delivered;

(ii)                                  in the case of facsimile, at the time of transmission if transmitted error-free;

(iii)                               in the case of post, on the second Business Day after the date of posting (if sent by local mail) and on the seventh Business Day after the date of posting (if sent by air mail); and

(iv)                              if sent by email, upon the receipt by the sender of the confirmation note indicating that the email message has been sent in full to the recipient’s email address, or such other similar medium of receipt, provided always that in the event neither a response or confirmation email is received by the sender from the recipient within two (2) Business Days from the date of sending of the relevant email, the sender shall serve the notice or communication enclosed in the email via any other method set out in Clause 11.13(c)(i) to (iii) above.

Provided that in each case where delivery by hand, by courier or by fax occurs on a day which is not a Business Day or after 6.00 p.m. on a Business Day, service shall be deemed to occur at 9.00 a.m. on the next following Business Day and in proving service, it shall be sufficient to show that personal delivery was made or that the envelope containing such notice was properly addressed, and duly stamped and posted or that the facsimile transmission was properly addressed and despatched.

11.14                 Counterparts

This Agreement may be executed and delivered in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Any Party may enter into this Agreement by signing any such counterpart (which may include counterparts delivered by facsimile and/or electronic transmission, with originals to follow) and each counterpart shall be as valid and effectual as if executed as an original.

11.15                 Governing Law and Jurisdiction

(a)                                 This Agreement and any non-contractual obligations arising out of or in connection with this Agreement shall be governed by, and construed in accordance with, the laws of Singapore.

(b)                                 Each Party agrees that any dispute arising out of or in connection with this Agreement or any document or transaction in connection with this Agreement (including any dispute or claim relating to any non-contractual obligations arising out of or in connection with this Agreement) shall be referred to and finally resolved by arbitration

16

in Singapore to the exclusion of the ordinary courts, in accordance with the Arbitration Rules of the Singapore International Arbitration Centre (“SIAC”) for the time being in force which rules are deemed to be incorporated by reference in this Clause.  The place of arbitration shall be in Singapore and the language of the arbitration shall be English.  The arbitration tribunal shall consist of one arbitrator to be appointed by the President of the Court of Arbitration for the time being of the SIAC. The arbitral award made and granted by the arbitrators shall be final, binding and incontestable, may be enforced by the Parties against the assets of the other Party wherever those assets are located or may be found and may be used as a basis for judgement thereon in Singapore or elsewhere.

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SCHEDULE 1

PARTIES

Part 1

Paktor Shareholders

No.	Shareholder	Details
1.	Vertex Asia Fund (Singapore) Pte. Ltd	Address:	250 North Bridge Road #05-01 Raffles City Tower Singapore 179101
		Attention:	Mr. Chua Joo Hock
		Email address:	jhchua@vertexmgt.com

2.	Majuven Fund 1 Ltd	Address:	36 Armenian Street #04-05 Singapore 179934
		Attention:	Mr. Lim Ho Kee / Mr. Rohit Singh
		Email address:	hokee@majuven.com rohit@majuven.com

3.	Convergence Capital 1 Holding Ltd	Address:	Room 905-909, 9th Floor, Yu To Sang Building 37 Queen’s Road Central, Hong Kong
		Attention:	Mr. Adrian Li
		Email address:	adrian@convergencevc.com

4.	PT Senjaya Tunggal Sakti	Address:	Da Vinci Tower, 26th Floor, J1. Jenderal Sudirman Kav. 12 RT/RW 009/011 Karet Tengsin, Tanah abang, Jakarta Pusat, Indonesia
		Attention:	Lo Hengky Senjaya
		Email address:	hengky@senjaya.co.id

5.	Lim Ho Kee	Address:	15 St Thomas Walk #28-15 Grange Heights Singapore 238143
		Attention:	Lim Ho Kee
		Email address:	hokee@majuven.com

6.	Barnabas Chung	Address:	483 Yio Chu Kang Road, #11-13, Singapore 787057
		Attention:	Barnabas Chung
		Email address:	barnabaschung@yahoo.com

7.	Zhiyuan William Ho	Address:	Flat 16D, The Warren, 9 Warren Street, Tai Hang, Hong Kong
		Attention:	Zhiyuan William Ho
		Email address:	ho.will@gmail.com

8.	Phua Angela	Address:	143 Cove Drive Singapore 098027
		Attention:	Angela Phua
		Email address:	phuaangela@gmail.com

9.	Lee Ching Yen Stephen	Address:	12 Bin Tong Park, Singapore 269794
		Attention:	Lee Ching Yen Stephen
		Email address:	slee@gmt.com.sg

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10.	Foo Mao Ching	Address:	2 Guan Soon Avenue, Singapore 489574
		Attention:	Foo Mao Ching
		Email address:	maoching@gmail.com

11.	YJ2 Investment Partnership	Address:	Kioi Tower, Tokyo Garden Terrace Kioicho, 1-3 Kioicho, Chiyoda-ku, Tokyo 102-8282, Japan
		Attention:	Haruku Horiuchi
		Email address:	hhoriuch@yahoo-corp.jp

12.	PT Media Nusantara Citra Tbk	Address:	MNC Tower 27th Floor. Jl Kebon Sirih 17- 19. Jakarta 10340, Indonesia
		Attention:	Faisal Dharma Setiawan / Ella Kartika / David Fernando Audy
		Email address:	faisal.setiawan@mncgroup.com; ella.kartika@mncgroup.com; david.audy@mncgroup.com

13.	Global Grand Leisure Pte. Ltd	Address:	7030 Ang Mo Kio Avenue 5 #09-90 Northstar @ AMK Singapore 569880
		Attention:	Savva Pavlov
		Email address:	savvap@gmail.com

14.	Sebrina Holdings Venture Capital Pte. Ltd	Address:	38 Beach Road #16-12 South Beach Tower Singapore 189767
		Attention:	Raouf Kizilbash / Alice Mak
		Email address:	raouf@sebrinaholdings.com alice@sebrinaholdings.com

15.	MCN Investments Ltd	Address:	One Marina Boulevard #25-06 Singapore 018989
		Attention:	Tan Tye-Renn Daren (Chen Dairen Daren)
		Email address:	daren.tan@goldenequatorcapital.com

16.	Pav Investments Pte. Ltd	Address:	60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891
		Attention:	Jason Ho/Koh Wai Kit
		Email address:	ops@pavcap.com.sg;
legal@pavcap.com.sg;
jasonho@pavcap.com.sg waikit@pavcap.com.sg

17.	Phua Jiexian, Joseph	Address:	143 Cove Drive Singapore 098027
		Attention:	Joseph Phua
		Email address:	joseph@gopaktor.com

18.	Ng Jing Shen	Address:	19 Queen Astrid Park, Singapore 266822
		Attention:	Ng Jing Shen
		Email address:	jingshen@gopaktor.com

19.	Koh Ying Ying Charlene	Address:	115 University Road, Capitol Park, Singapore 297911
		Attention:	Koh Ying Ying Charlene
		Email address:	char@gopaktor.com

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20.	PT MNC Media Investasi	Address:	MNC Tower 27th Floor. Jl Kebon Sirih 17-19. Jakarta 10340, Indonesia
		Attention:	Faisal Dharma Setiawan / Ella Kartika / David Fernando Audy
		Email address:	faisal.setiawan@mncgroup.com;
ella.kartika@mncgroup.com;
david.audy@mncgroup.com

21.	Golden Summit International Ltd	Address:	One Raffles Quay, North Tower, Level 25 Singapore 048583
		Attention:	Thomas Chan
		Email address:	thomas.chan@goldensummitcapital.com

22.	K2 Global, L.P.	Address:	190 Elgin Avenue, George Town, Grand Cayman, KY1-9005
		Attention:	Ozi Amanat
		Email address:	ozi@k2globalvc.com

23.	Michael Darwin Zee	Address:	75 View Street, Los Altos California 94022, USA
		Attention:	Michael Zee
		Email address:	michael.zee@gmail.com

24.	Richard Liu 刘芹	Address:	No.380, Wu Yuan Road, Xu Hui District, Shanghai, China
		Attention:	Richard Liu
		Email address:	richardliu@morningsidevc.com

25.	Down Holdings LLC	Address:	8 The Green, Site A, dover, De 19901.
	C/O A Registered Agent, Inc.	Attention:	Colin Hodge
		Email address:	colin@gopaktor.com

26.	AL BWF Fund	Address:	16192 Coastal Highway, Lewes DE 19958
	C/O Havard Business Services, Inc.	Attention:	Colin Hodge
		Email address:	colin@gopaktor.com

Paktor Noteholders

No.	Noteholder	Details
1.	Vertex Asia Fund (Singapore) Pte. Ltd	Address:	250 North Bridge Road #05-01 Raffles City Tower Singapore 179101
		Attention:	Chua Joo Hock
		Email address:	jhchua@vertexmgt.com

2.	PT MNC Media Investasi	Address	MNC Tower 27th Floor. Jl Kebon Sirih 17-19. Jakarta 10340, Indonesia
		Attention	Faisal Dharma Setiawan / Ella Kartika / David Fernando Audy
		Email address:	faisal.setiawan@mncgroup.com;
ella.kartika@mncgroup.com;
david.audy@mncgroup.com

20

3.	Golden Summit International Ltd	Address:	One Raffles Quay, North Tower, Level 25 Singapore 048583
		Attention:	Thomas Chan
		Email address:	thomas.chan@goldensummitcapital.com

4.	Global Grand Leisure Pte. Ltd	Address:	7030 Ang Mo Kio Avenue 5 #09-90 Northstar @ AMK Singapore 569880
		Attention:	Savva Pavlov
		Email address:	savvap@gmail.com

5.	Phua Jiexian, Joseph	Address:	143 Cove Drive Singapore 098027
		Attention:	Joseph Phua
		Email address:	joseph@gopaktor.com

6.	Michael Darwin Zee	Address:	75 View Street, Los Altos California 94022, USA
		Attention:	Michael Zee
		Email address:	michael.zee@gmail.com

7.	Majuven Fund 1 Ltd.	Address:	36 Armenian Street #04-05 Singapore 179934.
		Attention:	Lim Ho Kee / Rohit Singh
		Email address:	hokee@majuven.com; rohit@majuven.com

8.	K2 Global, L.P.	Address:	190 Elgin Avenue, George Town, Grand Cayman, KY1-9005
		Attention:	Ozi Amanat
		Email address:	ozi@k2globalvc.com

9.	MCN Investments Ltd	Address:	One Marina Boulevard #25-06 Singapore 018989
		Attention:	Tan Tye-Renn Daren (Chen Dairen Daren)
		Email address:	daren.tan@goldenequatorcapital.com

10.	Lim Ho Kee	Address:	15 St Thomas Walk #28-15 Grange Heights Singapore 238143
		Attention:	Lim Ho Kee
		Email address:	hokee@majuven.com

Part 2

Machipopo Shareholders

No.	Shareholder	Details
1.	Universal Standard Ventures Ltd	Address:	Suite 1, Commercial House One, Eden Island, Republic of Seychelles
		Attention:	黃立成
		Email address:	jeff@17.media

2.	High Level Ltd	Address:	北京市朝阳区东三环中路 39 号建外 SOHO 东区 B 座 905
		Attention:	王懿

21

		Email address:	wangyi@nihao.com

3.	Prometheus Capital (International) Co, Ltd	Address:	1605 A Block, Wanda Plaza, 93 Jianguo Road, Chaoyang District Beijing, PRC
		Attention:	Mr. Simon He
		Email address:	hezj@pusicapital.com

4.	Leadway Asia Pacific Limited	Address:	Flat B 22/F Blk 8, The Hermitage, Kln, Hong Kong
		Attention:	Wong, Ta Wei
		Email address:	david@17.media

5.	Mr. Liu, Po-Yuan	Address:	10F., No96, Yongzhen Rd., Yonghe Dist., New Taipei City 234, Taiwan (ROC)
		Attention:	Liu, Po-Yuan
		Email address:	elaineli@gamania.com

6.	Mr. Wong, Ta Wei	Address:	Flat B 22/F Blk 8, The Hermitage, Kln, Hong Kong
		Attention:	Wong, Ta Wei
		Email address:	david@17.media

7.	Ms. Lin, Chih-Chen	Address:	110 台北市信義區基隆路一段178號 6 樓
		Attention:	Gaga Liu/ Lin, Chih-Chen
		Email address:	gaga@appworks.tw

8.	NG Lawrence Chun Hung	Address:	5F., No.8, Sec. 5, Nanjing E. Rd., Songshan Dist., Taipei City 10597, Taiwan(R.O.C.)
		Attention:	NG Lawrence Chun Hung
		Email address:	lawrence@lngmgmt.com

9.	Paktor Pte. Ltd	Address:	10 Anson Road, #26-04, International Plaza, Singapore 079903
		Attention:	Joseph Phua
		Email address:	joseph@gopaktor.com

10.	Tong, Aika	Address:	12F., No.58, Tianyu St., Shilin Dist., Taipei City 111, Taiwan (R.O.C.)
		Attention:	Joseph Huang
		Email address:	joe@infinityventures.com

11.	Infinity e.ventures Asia III, L.P.	Address:	Maples Corporate Service Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands
		Attention:	Akio Tanaka
		Email address:	akio@17.media;
akio@infinityventures.com

12.	Prince Bernhard of Baden	Address:	S.K.H. Prinz Bernhard von Baden, Schloss Salem, DE-88682 Salem
		Attention:	Prince Bernhard of Baden

22

Email address:	peter.nuenlist@peternuenlist.ch

23

SCHEDULE 2

SHARE CAPITALIZATION TABLES OF PAKTOR AND MACHIPOPO

For the purpose of determining the relevant proportion and number of Ordinary Consideration Shares and Preferred Consideration Shares to be issued to the Paktor Shareholders and Machipopo Shareholders, the assumed valuations of Paktor and Machipopo for the purpose of the share swap shall be US$31,000,000 (plus US$1,528,712.21 to be raised from the exercise of Paktor Share Options) and US$120,000,000, respectively.

Part 1

Paktor Share Capitalization Table

(on a Fully-Diluted basis, immediately prior to Closing)***

	Ordinary	A Pref	B Pref	B+ Pref	Convertible Notes (Convertible into B+ Pref)	Share Options (exercised into B+ Pref)	Total	%
VAF	605,064	3,888,889	2,026,415	810,570	2,026,425	405,285	9,762,647	25.79%
Richard Liu			810,566				810,566	2.14%
Majuven			810,566	189,673	215,612	43,122	1,258,973	3.33%
Convergence			405,283	94,837			500,120	1.32%
Joseph Phua	7,253,727		405,283	101,321	405,285	81,057	8,246,673	21.79%
Jingshen Ng	1,112,876			101,321			1,214,197	3.21%
Charlene Koh	700,000						700,000	1.85%
William Ho		277,778		100,000			377,778	1.00%
Huang Wei / Angela Phua		510,541					510,541	1.35%
Barnabas Chung		183,769					183,769	0.49%
PT Senjaya		239,235	202,642				441,877	1.17%
Lim Ho Kee			81,057	38,453	42,604	8,521	170,635	0.45%
Stephen Lee			81,057	18,967			100,024	0.26%

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Foo Mao Ching	217,216						217,216	0.57%
YJ Capital				1,215,855			1,215,855	3.21%
Global Grand Leisure				1,215,855	405,285	81,057	1,702,197	4.50%
Golden Equator Capital				648,456	40,528	8,106	697,090	1.84%
Sebrina Holdings				405,285			405,285	1.07%
MNC Indonesia				405,285	2,026,425	405,285	2,836,994	7.50%
Pavilion Capital				1,621,139			1,621,139	4.28%
AL-BWF-Fund, LLC	33,500						33,500	0.09%
Down LLC	1,057,866						1,057,866	2.80%
Golden Summit (GSC)					810,570	162,114	972,684	2.57%
Michael Darwin Zee					202,642	40,528	243,171	0.64%
K2 Global					20,264	4,053	24,317	0.06%
“Reserved ESOP” from Joseph to Team***	282,500						282,500	0.75%
ESOP (Allocated)**	2,005,006						2,005,006	5.30%
Team Loyalty Purchase**	255,743						255,743	0.68%
Total	13,523,498,732	5,100,212	4,822,869	6,967,017	6,195,639	1,239,128	37,848,363	100.00%

Note:

*                                         : To note that these are ordinary shares currently held by Joseph Phua as reserved shares. After the merger has taken place, these shares will be swapped for ordinary shares in the Holding Company and distributed to the individuals entitled to the reserved shares.

**                                  : The figures here are included in order to illustrate the impact that these Incentive Shares would have had on the relevant shareholding percentages set out in the table above had they been issued prior to Closing.

***                           : The figures here assume that all holders of the Paktor Share Options will exercise the options.

25

Part 2

Machipopo Share Capitalization Table

(on a Fully-Diluted basis, immediately prior to Closing) 7

Name	Number	Type of shares	Percentage shareholding
NG Lawrence Chun Hung	500,000	Ordinary	0.42%
Universal Standard Ventures Ltd. [1]	32,602,647	Ordinary	27.71%
Infinity e. Ventures Asia III, L.P.[1]	3,529,412	Ordinary	3.00%
High Level Ltd.[2]	2,352,941	Ordinary	2.00%
Liu Po-Yuan	1,000,000	Ordinary	0.85%
Lin Chih-Chen	500,000	Ordinary	0.42%
Leadway Asia Pacific Ltd	2,352,941	Ordinary	2.00%
Wong Ta Wei	588,235	Ordinary	0.50%
Machipopo, Inc. (Treasury Shares)[3]	4,500,000	Ordinary	3.82%
Infinity e. Ventures Asia III, L.P.	5,882,353	Preferred A	5.00%
Prince Bernhard of Baden	117,647	Preferred A	0.10%
Prometheus Capital (International) Co, Ltd	5,882,353	Preferred A	5.00%
Tong Aika	338,529	Ordinary	0.29%
ESOP (Granted)[4]	5,764,706	ESOP (Granted)[4]	4.90%
Machipopo Shareholders who are also Paktor Shareholders[2,5]
VAF	13,344,658	Ordinary	11.34%
Richard Liu	1,107,970	Ordinary	0.94%
Majuven	1,720,902	Ordinary	1.46%
Convergence	683,619	Ordinary	0.58%
Joseph Phua	11,272,457	Ordinary	9.58%
Jingshen Ng	1,659,698	Ordinary	1.41%
Charlene Koh	956,837	Ordinary	0.81%
William Ho	516,388	Ordinary	0.44%
Huang Wei/Angela Phua	697,863	Ordinary	0.59%
Barnabas Chung	251,196	Ordinary	0.21%
PT Senjaya	604,006	Ordinary	0.51%
Lim Ho Kee	233,242	Ordinary	0.20%
Stephen Lee	136,724	Ordinary	0.12%
Foo Mao Ching	296,792	Ordinary	0.25%
YJ Capital	1,661,964	Ordinary	1.41%
Global Grand Leisure	2,326,749	Ordinary	1.98%
Golden Equator Capital	952,859	Ordinary	0.81%
Sebrina Holdings	553,988	Ordinary	0.47%
MNC Indonesia	3,877,915	Ordinary	3.30%
Pavilion Capital	2,215,951	Ordinary	1.88%

26

Down LLC	1,446,007	Ordinary	1.23%
AL-BWF-Fund	45,792	Ordinary	0.04%
Golden Summit (GSC)	1,329,571	Ordinary	1.13%
Michael Darwin Zee	332,393	Ordinary	0.28%
K2 Global	33,239	Ordinary	0.03%
“Reserved ESOP” from Joseph to Team[4,6]	386,152	Ordinary	0.33%
ESOP (Allocated)[4]	2,740,785	Ordinary	2.33%
Team Loyalty Purchase[4]	349,577	Ordinary	0.30%
Total	117,647,059		100.00%

Note:

1                                           : To note this figure assumes the successful transfer of shares from Universal to IVP under the SPA dated 24 January 2017

2                                           : To note this figure assumes the successful transfer of the Highlevel Shares under the Highlevel SPA

3                                           : To note this figure assumes that Machipopo will hold these shares, to be cancelled upon Closing.

4                                           : The figures here are included in order to illustrate the impact that these Incentive Shares would have had on the relevant shareholding percentages set out in the table above had they been issued prior to Closing.

5                                           : To note that these figures here show the shareholdings of the Paktor Shareholders in Machipopo after the Redistribution. However, upon Closing, the number of Preference Consideration Shares to be issued to these Paktor Shareholders (per the capitalization table at Schedule 3) will not take into account the Highlevel Shares that were distributed to them because no Preference Consideration Shares are being issued in respect of the Highlevel Shares that are being sold (by the Paktor Selling Shareholders) to the Holding Company on Closing.

6                                           : To note that these are ordinary shares currently held by Joseph Phua as reserved shares. After the merger has taken place, these shares will be swapped for ordinary shares in the Holding Company and distributed to the individuals entitled to the reserved shares.

7                                           : The figures here assume that all holders of the Paktor Share Options will exercise the options.

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SCHEDULE 3

SHARE CAPITALIZATION TABLE OF HOLDING COMPANY

This table shows the share capital of the Holding Company immediately following Closing.

For the purpose of determining the relevant proportion and number of Ordinary Consideration Shares and Preferred Consideration Shares to be issued to the Paktor Shareholders and Machipopo Shareholders, the assumed valuations of Paktor and Machipopo for the purpose of the share swap shall be US$31,000,000 (plus US$1,528,712.21 to be raised from the exercise of Paktor Share Options) and US$120,000,000, respectively.

Name	Shares	Percentage	Holding Co. share type	Cost basis/share in US$
Machipopo Selling Shareholders**
NG Lawrence Chun Hung	500,000	0.37%	Series A Preference Shares	$0.10
Universal Standard Ventures Ltd.	32,602,647	24.24%	Ordinary Shares	N/A
Infinity e. Ventures Asia III, L.P.	9,411,765	7.00%	Series A Preference Shares	$0.64
High Level Ltd.	2,352,941	1.75%	Series A Preference Shares	$0.10
Liu Po-Yuan	1,000,000	0.74%	Series A Preference Shares	$0.10
Lin Chih-Chen	500,000	0.37%	Series A Preference Shares	$0.10
Leadway Asia Pacific Ltd	2,352,941	1.75%	Series A Preference Shares	$0.10
Wong Ta Wei	588,235	0.44%	Series A Preference Shares	$0.10
Prince Bernhard of Baden	117,647	0.09%	Series A Preference Shares	$0.85
Prometheus Capital (International) Co, Ltd	5,882,353	4.37%	Series A Preference Shares	$0.85
Tong Aika	338,529	0.25%	Ordinary Shares	N/A
Machipopo ESOP (Granted)*	5,764,706	4.29%	Ordinary Shares	N/A
Paktor Selling Shareholders**
VAF	18,847,075	14.01%	Series A Preference Shares	$0.51

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Richard Liu	1,564,821	1.16%	Series A Preference Shares	$0.63
Majuven	2,430,484	1.81%	Series A Preference Shares	$0.63
Convergence	965,496	0.72%	Series A Preference Shares	$0.63
Joseph Phua	14,003,531	10.41%	Ordinary Shares	N/A
Joseph Phua	1,916,911	1.43%	Series A Preference Shares	$0.63
Jingshen Ng	2,148,439	1.60%	Ordinary Shares	N/A
Jingshen Ng	195,603	0.15%	Series A Preference Shares	$0.63
Charlene Koh	1,351,370	1.00%	Ordinary Shares	N/A
William Ho	729,311	0.54%	Series A Preference Shares	$0.44
Huang Wei/Angela Phua	985,614	0.73%	Series A Preference Shares	$0.37
Barnabas Chung	354,771	0.26%	Series A Preference Shares	$0.37
PT Senjaya	853,056	0.63%	Series A Preference Shares	$0.49
Lim Ho Kee	329,415	0.24%	Series A Preference Shares	$0.63
Stephen Lee	193,099	0.14%	Series A Preference Shares	$0.63
Foo Mao Ching	419, 342.	0.31%	Ordinary Shares	N/A
YJ Capital	2,347,243	1.75%	Series A Preference Shares	$0.63
Global Grand Leisure	3,286,141	2.44%	Series A Preference Shares	$0.63
Golden Equator Capital	1,345,753	1.00%	Series A Preference Shares	$0.63
Sebrina Holdings	782,414	0.58%	Series A Preference Shares	$0.63

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MNC Indonesia	5,476,900	4.07%	Series A Preference Shares	$0.63
Pavilion Capital	3,129,656	2.33%	Series A Preference Shares	$0.63
Down LLC	2,042,241	1.52%	Ordinary Shares	N/A
AL-BWF-Fund	64,673	0.05%	Ordinary	$1.03
Golden Summit (GSC)	1,877,794	1.40%	Series A Preference Shares	$0.63
Michael Darwin Zee	469,449	0.35%	Series A Preference Shares	$0.63
K2 Global	46,945	0.03%	Series A Preference Shares	$0.63
“Reserved ESOP” from Joseph to Team	545,374	0.41%	Ordinary Shares	N/A
ESOP (Allocated)*	3,870,722	2.88%	Ordinary Shares	N/A
Team Loyalty Purchase*	493,719	0.37%	Ordinary Shares	N/A
Total	134,479,129	100.00%

Note:

*                                         : These are shares and/or share options from the new employee incentive scheme to be adopted by the Holding Company on Closing.

**                                  : These figures here assume (a) no Preference Consideration Shares are being issued in respect of the Highlevel Shares that are being sold (by the Paktor Selling Shareholders) to the Holding Company on Closing; (b) the cancellation of the Prometheus Shares immediately prior to Closing has been taken into account in determining the number of Preference Consideration Shares that will be issued to the Machipopo Selling Shareholders; (c) that all holders of the Paktor Share Options will exercise the options.

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SCHEDULE 4

CONDITIONS PRECEDENT

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Closing of the sale and purchase of the Sale Shares is conditional upon the following conditions being satisfied or waived in accordance with Clause 5.2:

(a)                       all necessary governmental and regulatory consents, approvals and waivers, where required for the transactions contemplated under this Agreement, having been obtained, and such consents, approvals and waivers not having been amended or revoked before the Closing Date, and if any such consents, approvals or waivers are subject to conditions, such conditions being reasonably acceptable to Paktor and Machipopo;

(b)                       execution and coming into effect on Closing Date of the Shareholders Agreement;

(c)                        amendment of the Constitutive Documents of the Holding Company, Paktor and Machipopo to reflect the terms and conditions of this Agreement and the Shareholders Agreement, and the adoption of the relevant companies of these amended Constitutive Documents (including the New Constitution) on Closing Date;

(d)                       Paktor’s full payment of the Treasury Shares Purchase Consideration Balance to Machipopo pursuant to the terms of the Paktor-Machipopo SPA and this Agreement;

(e)                        completion of the acquisition by Paktor of the Highlevel Shares pursuant to the terms of the Paktor-Highlevel SPA;

(f)                         the execution of the Redistribution SPA and the transfer of the Paktor Machipopo Shares to the Paktor Shareholders in accordance with the terms therein;

(g)                        conversion of all the Paktor Convertible Notes at a price of US$1.2337 per Series B Plus Preference Share of Paktor and the corresponding issuance of the 6,195,639 Series B Plus Preference Shares to the Paktor Noteholders;

(h)                       exercise by the Paktor Noteholders of all the Paktor Share Options and the corresponding issuance of the 1,239,128 Series B Plus Preference Shares to the Paktor Noteholders;

(i)                           completion of the acquisition by Machipopo of the Prometheus Shares pursuant to the terms of the Prometheus-Machipopo SPA;

(j)                          completion of the acquisition by INFINITY E.VENTURES ASIA III, L.P. (“IVP”) of 3,529,412 ordinary shares in Machipopo (“Universal Shares”) pursuant to terms of a shares purchase agreement executed or to be executed between IVP and UNIVERSAL STANDARD VENTURES LTD. (“Universal”) pursuant to which IVP had agreed or will agree to purchase, and Universal had agreed or will agree to sell, the Universal Shares;

(k)                       the cancellation on Closing Date of all treasury shares in the capital of Machipopo (including the Prometheus Shares) and Paktor;

(l)                           issuance of such shares of Paktor and Machipopo to the Paktor Shareholders and Machipopo Shareholders as may be necessary in order to achieve the Fully-Diluted share capital position set out at Schedule 2 immediately prior to Closing;

(m)                   the adoption on Closing Date by the Holding Company of an employee share incentive scheme on such terms as may be agreed between Paktor and Machipopo, provided always that such terms are no less beneficial than the terms under the current employee share incentive schemes of Paktor and Machipopo;

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(n)                       the waiver of the ESOP Rights under the Existing Employee Incentive Schemes in exchange for ESOP Rights under a new employee incentive scheme to be adopted at the Holding Company level, such ESOP Rights under the new employee incentive scheme being at least equivalent to the ESOP Rights under the Existing Employee Incentive Schemes;

(o)                       passing of board and shareholder resolutions of the Holding Company approving the Qualified Fundraising; and

(p)                       immediately prior to the Closing, Paktor’s cash and cash equivalent balance available in its account including any amounts loaned to Machipopo under the loan facility in accordance with Clause 8.4, shall be no less than the sum of US$4,000,000 and any amounts injected into Paktor pursuant to the exercise of the Paktor Share Options.

31-2

SCHEDULE 5

CLOSING OBLIGATIONS

1.                                      Selling Shareholders’ Obligations on Closing

1.1                               On Closing, the Selling Shareholders shall deliver, and shall procure that there be delivered, to the Holding Company the following:

(a)                                transfers in respect of the Sale Shares duly executed by the registered holders thereof and completed in favour of the Holding Company, together with the share certificates in respect thereof;

(b)                                certified extract of the resolutions of Paktor’s board of directors and shareholders:

(i)                                    approving the transactions contemplated under this Agreement;

(ii)                                 approving the issuance of the Series B Plus Preference Shares to the Paktor Noteholders in connection with the conversion of the Paktor Convertible Notes and the exercise of the Paktor Share Options;

(iii)                              approving the Capital Reduction;

(iv)                             approving the issuance of such other shares of Paktor as may be necessary in order to achieve the Fully-Diluted share capital position set out at Schedule 2 immediately prior to Closing;

(v)                                approving the cancellation on the Closing Date of all treasury shares in the capital of Paktor;

(vi)                             transfer of the Paktor Sale Shares to the Holding Company and the issuance of a new share certificate to the Holding Company;

(vii)                          approving the lodgement of the notice of transfer of the Paktor Sale Shares with ACRA, in order for the transfer of the Paktor Sale Shares to be updated in the electronic register of members of the Paktor;

(viii)                       authorising the execution and delivery by any director of Paktor of this Agreement and all other documents and agreements ancillary or pursuant to or in connection with the transactions contemplated under this Agreement;

(c)                                 certified extract of the resolutions of Machipopo’s board of directors and shareholders:

(i)                                    approving the transfer of the Machipopo Sale Shares to the Holding Company and the issuance of a new share certificate to the Holding Company;

(ii)                                 approving the issuance of such other shares of Machipopo as may be necessary in order to achieve the Fully-Diluted share capital position set out at Schedule 2 immediately prior to Closing;

(iii)                              approving the cancellation on Closing Date of all treasury shares in the capital of Machipopo;

(iv)                             transfer of the Machipopo Sale Shares to the Holding Company and the issuance of a new share certificate to the Holding Company;

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(v)                                approving the registration of the transfer of the Machipopo Sale Shares from Machipopo Shareholders to the Holding Company;

(vi)                             approving the lodgment of the notice of transfer of the Machipopo Sale Shares by the registered agent of Machipopo with the relevant BVI authority in order for the transfer of the Machipopo Sale Shares to be updated in the register of members of Machipopo;

(vii)                          authorising the execution and delivery by any director of Machipopo of this Agreement and all other documents and agreements ancillary or pursuant to or in connection with the transactions contemplated under this Agreement;

(d)                                such other documents or instruments, duly executed by each Selling Shareholder and/ or such person, as may be required to effect the transfer of the Sale Shares in favour of the Holding Company in accordance with the applicable laws and/ or regulations.

1.2                               The Paktor Shareholders shall cause a notice of transfer of the Sale Shares mentioned in paragraph 1.1(a) to be lodged with ACRA as soon as practicable after the instrument of transfer in respect of the Paktor Sale Shares has been stamped, if necessary, in order for the electronic register of members of the Company to be updated by ACRA accordingly.

1.3                               Joseph shall provide and pledge all of the Ordinary Consideration Shares and Preferred Consideration Shares issued to him or his designee(s) as collateral for his joint and several liability to Paktor’s breach of representations and warranties made pursuant to this Agreement on or immediately after the Closing in favor of Jeffrey Huang or his designee on behalf of and in the interest of Machipopo Shareholders and shall take all actions and sign all documents necessary for the perfection of such pledge and deliver the share certificates representing such shares to Jeffery Huang or his designee(s) accordingly.

2.                                      Holding Company’s Obligations on Closing

2.1                               On Closing, the Holding Company shall deliver and shall procure that there be delivered to Paktor and Machipopo:

(a)                                certified true copies of the resolutions of Holding Company’s board of directors and shareholders:

(i)                                    approving the acquisition of the Sale Shares; and

(ii)                                 the issue and allotment of the Preference Consideration Shares and Ordinary Consideration Shares to the Selling Shareholders and/ or its designated nominee(s) (where applicable) on the terms set out herein;

(iii)                              the issuance of the new share certificate(s) relating to the Preference Consideration Shares and Ordinary Consideration Shares in the name of each Selling Shareholder and/ or its designated nominee(s) (where applicable); and

(iv)                             the entering of the name of each Selling Shareholder and/ or its designated nominee(s) (where applicable) into the register of members of the Holding Company;

(v)                                the adoption of a new employee share incentive scheme on such terms as may be agreed between Paktor and Machipopo;

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(vi)                             authorising the execution and delivery by any director of the Holding Company of this Agreement and all other documents and agreements ancillary or pursuant to or in connection with the transactions contemplated under this Agreement;

(b)                                such other documents or instruments, duly executed by the Holding Company and/or such person, as may be required to effect the issue and allotment of the Preference Consideration Shares and Ordinary Consideration Shares in favour of the Selling Shareholders and/or its designated nominee (where applicable) in accordance with the applicable laws and/ or regulations;

(c)                                 original share certificate(s) relating to the Preference Consideration Shares and Ordinary Consideration Shares issued in the name of each relevant Selling Shareholder (and/or its designated nominee(s) (where applicable)), and a certified copy of the register of members of the Holding Company showing the name of each Selling Shareholder (and/or its designated nominee(s) (where applicable)) and the related number of Preference Consideration Shares and/or Ordinary Consideration Shares issued and held by such Selling Shareholder; and

(d)                                a legal opinion from the Holding Company’s counsel, dated the Closing Date, confirming that its acquisition of the Sale Shares under this Agreement is legal, valid and binding against itself and enforceable against itself in accordance with its terms.

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SCHEDULE 6

SERIES A PREFERENCE SHARES

1.                                      Issue Price Per Series A Preference Share

Entry Price.

2.                                      Total Number Of Series A Preference Shares

70,898,508 as at Closing.

3.                                      Dividend Rights

3.1.                            Preference Dividend

The Series A Preference Shares shall, with respect to dividend rights and rights on liquidation, dissolution, or winding up, rank senior to the Ordinary Shares in the capital of the Holding Company, now or hereafter authorised.

3.2.                            Declaration of Dividends

Each holder of Series A Preference Shares shall be entitled to receive, on a pari-passu basis, as, when, and if declared by the board of directors of the Holding Company, dividends out of funds legally available therefore, prior and in preference to any declaration or payment of any dividend on the Ordinary Shares, at an annual rate of eight per cent (8%) of each such Series A Preference Shareholder’s Entry Price per Series A Preference Share held, as the case may be (“Preferred 8% Dividend”).  Such dividends shall be non-cumulative.

3.3.                            Payment of Dividend

Without prejudice to the generality of paragraph 3.2 above, no dividends or other distributions shall be made or declared, whether in cash, in property, or in any Shares, with respect to any class or series of Shares, unless an equivalent dividend in like amount and kind is first declared and first paid in full on all issued Series A Preference Shares on an as-if converted basis. All dividends paid on Series A Preference Shares shall be payable in cash, in US$.

3.4.                            Record Date

The board of directors of the Holding Company may fix a record date for the determination of holders of Series A Preference Shares entitled to receive payment of the dividends payable pursuant to paragraph 3.2 above, which record date shall not be more than thirty (30) days nor less than ten (10) days prior to the date on which any such dividend is paid.

4.                                      LIQUIDATION PREFERENCE

4.1.                            Application of Proceeds

In the event of a Liquidation Event, the assets of the Holding Company remaining after payments to all the creditors (whether secured or unsecured) of the Holding Company shall be applied in the manner set out in the paragraphs below:-

(a)                                 first, in repaying to the holders of the Series A Preference Shares:

(i)                                     in respect of each holder of Series A Preference Shares, such holder’s Entry Price multiplied by the aggregate number of Series A Preference Shares held; and

35

(ii)                                  a sum equal to any arrears, deficiency or accruals of the Preferred 8% Dividend (if declared and unpaid), such arrears, deficiency or accruals to be calculated down to the date of the return of capital, the amounts in (i) and (ii) shall collectively be referred to as the “Preferred Amount”;

(b)                                 the balance (if any) of such assets shall belong to and be distributed amongst the all shareholders of the Holding Company (on a Fully Diluted basis).

4.2.                            Proceeds Insufficient to Pay Preferred Amount in Full

If upon a Liquidation Event, the proceeds are insufficient to pay the Preferred Amount in full to the holders of the Series A Preference Shares, they will be repaid on a pro-rata basis in proportion to the Preferred Amount that each holder is otherwise entitled to receive. All holders of Ordinary Shares shall rank after holders of Series A Preference Shares in repayment of capital upon a Liquidation Event.

5.                                      CONVERSION RIGHTS, CONVERSION RATIO AND CONVERSION PRICE

5.1.                            Conversion Ratio

Each Series A Preference Share shall be convertible into one Ordinary Share in the capital of the Holding Company (“Conversion Share”) (the “Conversion Ratio”). The initial conversion price for each Series A Preference Share is equivalent to the Entry Price for that Series A Preference Share (“Conversion Price”).

5.2.                            Adjustments

The Conversion Price and/or Conversion Ratio shall be adjusted from time to time in accordance with paragraph 6 below.

5.3.                            Exercising Right of Conversion

The right of conversion may be exercised at any time and from time to time.

5.4.                            Deemed Exercise of Right of Conversion

Unless any Series A Shareholder has exercised its right of redemption in accordance with the terms herein, the right of conversion shall be automatically exercised and deemed exercised in the event of the closing of a Qualifying IPO at a pre-money valuation of at least US$200 million.

5.5.                            Conversion

Except in relation to an automatic conversion in accordance with paragraph 5.4, the Series A Preference Shares shall be convertible in the following manner:

(a)                                 any Series A Shareholder shall serve a notice on the Holding Company that it intends to exercise its right of conversion (accompanied by the relative share certificates for the Series A Preference Shares) and conversion shall take place within fourteen (14) days from the date of such notice (the “Conversion Date”).  A conversion notice once given may not be withdrawn without the consent in writing of the Holding Company;

(b)                                 on the Conversion Date, the Holding Company shall issue to such Series A Shareholder, the relevant share certificate(s) for such number of Conversion Shares arising from its exercise of the right of conversion and shall enter the name of such Series A Shareholder in the register of members as the holder of the aforesaid Conversion Shares;

36

(c)                                  if any fractions of Conversion Shares shall arise on conversion of the Series A Preference Shares, such fractions shall be rounded down to the nearest whole number;

(d)                                 conversion of such Series A Preference Shares as are due to be converted as aforesaid on the Conversion Date shall be effected in such manner as the Directors shall, subject to the Constitutive Documents or other applicable laws or regulations may allow, from time to time determine, provided always that the Series A Preference Shares shall upon conversion and upon issuance of the relevant Conversion Shares, be cancelled and shall not thereafter be reissued; and

(e)                                  the Holding Company shall, within seven (7) days of the Conversion Date and in exchange for the certificates in respect of the relevant Series A Preference Shares, deliver the share certificates in respect of the Conversion Shares into which such Series A Preference Shares are converted, and any balance certificate for any Series A Preference Shares which remain unconverted to the relevant holder of such Shares. Any certificate to be despatched by the Holding Company pursuant to the provisions hereunder shall be sent by registered post at the risk of the converting Series A Preference Shares holder.

6.                                      ADJUSTMENTS

6.1.                            Circumstances Under Which Adjustments Will Be Made

Appropriate adjustments will be made to the Conversion Ratio and/or Conversion Price in the event of any share dividend, share split, recapitalisation, subdivision, combination, bonus issue, rights issue and other change in capital structure of the Holding Company. The purpose of such adjustments shall be to protect and prevent the dilution (in any way whatsoever) of the Series A Preference Shares holders’ equity interest in the Holding Company arising from the conversion of the Series A Preference Shares into Conversion Shares.  None of the above proposed alterations of capital in the Holding Company shall be implemented if such implementation shall require the holders of Series A Preference Shares to provide additional funds for the subscription of new shares to prevent dilution of the Series A Preference Shares holders’ equity interest.

6.2.                            Circumstances Under Which Adjustments Will Not Be Made

The following circumstances shall not require an adjustment to the Conversion Ratio and/or Conversion Price:

(a)                                 any Shares issued upon conversion of any of the Series A Preference Shares, or as a dividend or distribution on the Series A Preference Shares; and

(b)                                 Ordinary Shares (or options to purchase such Shares) issued or issuable to employees or directors of, or consultants to, the Holding Company pursuant to any employee share option plan adopted by the Holding Company.

6.3.                            Formula for Adjustments in Conversion Price

Save for the circumstances at paragraph 6.2 above, where there are issuances of Ordinary Shares or preference shares or securities convertible into or exchangeable for shares by the Holding Company at a subscription price per Ordinary Share (on a fully-diluted basis) which is less than the Conversion Price (as adjusted from time to time) paid or deemed to be paid by the holders of Series A Preference Shares, the Conversion Price shall be adjusted proportionally on a broad-based weighted-average basis based on the mechanism set out below:

CP2	=	CP1	X	SO1 + (C/CP1)
SO2

37

Where:

CP1                           =                 The Conversion Price in effect immediately prior to the issuance of the new securities.

CP2                           =                 The Conversion Price in effect immediately after the issuance of the new securities.

SO1                           =                 The total number of Ordinary Shares outstanding immediately prior to issuance of the new securities on a Fully Diluted basis.

SO2                           =                 The total number of Ordinary Shares outstanding immediately after the issuance of the new securities on a Fully Diluted basis.

C                                       =                 The total consideration received by the Holding Company for the issuance of the new securities.

6.4.                            Fractional Shares

No fractional Ordinary Shares shall be issued upon conversion of any Series A Preference Shares.  All Ordinary Shares (including fractions thereof) issuable upon conversion of more than one Series A Preference Shares by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share, the Holding Company shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Ordinary Share’s fair market value (as determined by the board of directors of the Holding Company) on the date of conversion.

7.                                      REDEMPTION

7.1.                            Redemption Events

The Holding Company shall be obliged upon written notice by a holder of Series A Preference Shares to redeem all or such part of the Series A Preference Shares (as determined by the holder of Series A Preference Shares and notified to the Holding Company) in full at the Redemption Amount (defined in paragraph 7.3) at any time on or after the occurrence of a Redemption Event.

7.2.                            Manner of Redemption

The Series A Preference Shares shall be redeemable in the following manner:

(a)                                 any holder of Series A Preference Shares shall be entitled to serve a notice on the Holding Company upon the occurrence of a Redemption Event and redemption of all or such part of the Series A Preference Shares (as determined by the Series A Preference Shares holder and notified to the Holding Company) held by that holder shall take place within five (5) Business Days from the date of such notice; and

(b)                                 at the time and place so fixed by the holders of Series A Preference Shares, each redeeming holder of Series A Preference Shares shall be bound to surrender to the Holding Company the certificate(s) for its Series A Preference Shares to be redeemed and the Holding Company shall pay to the holder of Series A Preference Shares the amount payable in respect of such redemption.

7.3.                            Redemption Amount

The redemption amount payable by the Holding Company upon the redemption of the Series A Preference Shares (the “Redemption Amount”) shall be an amount equal to the aggregate respective Entry Prices for all or such part of the Series A Preference Shares (as determined by the holder of Series A Preference Shares and notified to the Holding Company) to be

38

redeemed plus an annual compounded rate of return of 8% on the aggregate respective Entry Price (of each Series A Preference Share being redeemed) from the date of issue and allotment until the date of full repayment of the Redemption Amount together with a sum equal to any arrears, deficiency or accruals of the Preference Dividend (if declared and unpaid), such arrears, deficiency or accruals to be calculated down to the date of full repayment.

7.4.                            Inability of Holding Company to Redeem Series A Preference Shares

In the event that the Holding Company has insufficient funds to redeem the shares of all the redeeming holders of Series A Preference Shares in accordance with paragraph 7.2 above, each such holder of Series A Preference Shares shall be entitled to and receive an amount of the Holding Company’s available funds in proportion to each of their Redemption Amounts vis-à-vis the entire Redemption Amount.

8.                                      VOTING RIGHTS

Each Series A Preference Share shall have the same voting rights as an Ordinary Share and shall carry one vote per Series A Preference Share, and shall be entitled to vote together with the Ordinary Shares on an “as-if converted” basis on all matters submitted to a vote of the shareholders of the Holding Company. The holders of the Series A Preference Shares shall be entitled to receive notices of, and attend, speak and vote at, any meetings of the shareholders of the Holding Company.

9.                                      PRE-EMPTIVE RIGHTS AND TRANSFER RESTRICTIONS

If the Holding Company is desirous of issuing new shares other than (i) pursuant to an employee share option plan adopted by the Holding Company; (ii) Conversion Shares; (iii) pursuant to a stock split, stock dividend or recapitalisation; (iv) pursuant to a Qualifying IPO, (v) as consideration shares for an acquisition of shares or assets each of the holders of Series A Preference Shares shall have a pre-emptive right in all future issuances of such shares such that they are able to maintain their pro-rata ownership in the Holding Company on an as-if converted Fully Diluted basis.

If a shareholder of the Holding Company proposes to transfer any shares, each of the holders of Series A Preference Shares shall have a right of first refusal on such Shares in proportion to their respective shareholdings (on an as-if converted basis) vis-à-vis the entire issued share capital of the Holding Company, subject to the exempted transfer exceptions set forth in the Shareholders Agreement.

Prior to a Qualifying IPO and except in the event of a Trade Sale, no shareholder shall sell off its shares to any person that carries on any business in competition with or similar to the businesses of the Holding Company, Paktor and/or Machipopo or any part thereof in Singapore or any other countries in which the Holding Company may carry on business at the material time (“Competitor”). For the purposes of the definition of Competitor, a related corporation of a Competitor shall be regarded as a “Competitor”.

10.                               PROTECTIVE PROVISIONS

For so long as there are any Series A Preference Shares in issue and remaining unconverted, the affirmative vote of shareholders of the Holding Company who on that date represent at least fifty-one per cent (51%) of the Series A Preference Shares shall be required for the following:

(a)                                 any action (including altering any provision of the Constitutive Documents of the Holding Company) that alters or changes the rights, preferences, privileges, powers of or restrictions on the Series A Preference Shares;

39

(b)                                 creates any new shares having preference over or being on parity with the Series A Preference Shares;

(c)                                  increases the number of Series A Preference Shares or subdivides the Series A Preference Shares;

(d)                                 results or gives rise to a capital reduction;

(e)                                  increase or decrease the number of Series A Preference Shares or of any preferred class of Shares;

(f)                                   any action that effects a reclassification of any outstanding Share of the Holding Company;

(g)                                  the authorization or creation (by reclassification or otherwise) of any new class or series of Shares having rights, preferences, privileges or powers with respect to dividends or liquidation senior to or on a parity with the Series A Preference Shares or having voting rights other than those granted to any preferred class of Shares generally;

(h)                                 any transaction or series of transactions deemed to be a Liquidation Event;

(i)                                     any merger, sale of assets or other corporate reorganization or acquisition of or by the Holding Company;

(j)                                    the voluntary liquidation or dissolution of the Holding Company;

(k)                                 any change the size or composition of the board of directors of the Holding Company;

(l)                                     the creation or authorization of the creation of any debt security if the Holding Company’s aggregate indebtedness would exceed US$100,000 other than equipment leases or bank lines of credit, unless such debt security has received the prior approval of the board of directors;

(m)                             acquisition by the Holding Company of a material amount of assets through a merger or purchase of all or substantially all of the assets or capital stock of another entity;

(n)                                 declaration or payment of any dividend or distribution to Shareholders or approve any repurchase with respect to any preferred class of shares of the Holding Company (except as otherwise provided in the New Constitution) or the Ordinary Shares;

(o)                                 increase the number of shares of the Holding Company authorized for issuance under any existing share or option plan or create any new share or option plan; or

(p)                                 any repurchase of the Ordinary Shares other than pursuant to any share or option plan approved by the board of directors of the Holding Company, including the approval of Series A Director(s).

11.                               QUALIFYING IPO & REGISTRATION RIGHTS

In the event that the Holding Company secures approval for a Qualifying IPO of its shares, each of the holders of Series A Preference Shares shall be entitled to offer its shares as vendor shares for sale in the Qualifying IPO.

Each of the Holding Company and its shareholders covenants to and undertakes with the each of the holders of the Series A Preference Shares that, in the event of a Qualifying IPO, all the holders of Series A Preference Shares shall be converted into Ordinary Shares, if necessary, listed, quoted and freely traded on a Recognised Exchange. In the event of a Qualifying IPO on a Recognised Exchange in the United States of America, the Company shall enter into an agreement, on terms and conditions satisfactory to the majority of the holders of Series A

40

Preference Shares pursuant to which the holders of Series A Preference Shares shall be granted the following rights:-

(a)                                  S-3 Rights: Subject to customary underwriter cutback provisions, the holders of Series A Preference Shares shall be entitled to unlimited demand registrations on Form S-3 or its equivalent (if available to the Holding Company) so long as such registered offerings are not less than US$2,000,000.

(b)                                  Company Registration: Each of the holders of Series A Preference Shares shall be entitled to unlimited “piggy-back” registration rights on all registrations of the Holding Company (save for employee plans or Rule 144 transactions) or on any demand registrations subject to the right, however, of the Holding Company and its underwriters to reduce the number of shares proposed to be registered pro rata in view of market conditions. If any of the holders of Series A Preference Shares are so limited, however, no party shall sell shares in such registration other than the Holding Company, invoking the demand registration. Unless the registration is with respect to the Holding Company’s initial public offering, in no event shall the shares to be sold by the holders of Series A Preference Shares be reduced below 30% of the total amount of shares included in the registration. No shareholder of the Holding Company shall be granted piggyback registration rights which would reduce the number of shares includable by the holders of the Ordinary Shares issued on conversion of the Series A Preference Shares (“Registrable Shares”) in such registration without the consent of the holders of at least a majority of the Registrable Shares.

(c)                                   Demand Rights: If any of the holders of Series A Preference Shares holds more than 50% of the outstanding preference shares of the Holding Company, including Registrable Shares, such holder of Series A Preference Shares may request that the Holding Company file a registration statement, the Holding Company will use its best efforts to cause such shares to be registered. The Holding Company shall have the right to delay such registration under certain reasonable circumstances for one period not in excess of ninety (90) days in any twelve (12) month period.

The Holding Company shall not be obliged to effect more than two (2) registrations under these demand right provisions, and shall not be obliged to effect a registration (i) during the one hundred eighty (180) day period commencing with the date of the Holding Company’s initial public offering, or (ii) if it delivers notice to the holders of the Registrable Shares within thirty (30) days of any registration request of its intent to file a registration statement for such initial public offering within ninety (90) days.

Save for the registration rights granted to each of the holders of Series A Preference Shares, the Company shall not grant registration rights to any party. All reasonable expenses incurred in respect of the Qualifying IPO shall be borne by the Holding Company, save for expenses related to underwriting, discounts and commissions.

41

SCHEDULE 7

ENTRY PRICE

42

	Entry Price (US$)
Paktor Selling Shareholders
VAF	$0.51
Richard Liu	$0.63
Majuven	$0.63
Convergence	$0.63
Joseph Phua*	$0.63
Jingshen Ng*	$0.63
Charlene Koh	N/A	**
William Ho	$0.44
Huang Wei / Angela Phua	$0.37
Barnabas Chung	$0.37
PT Senjaya	$0.49
Lim Ho Kee	$0.63
Stephen Lee	$0.63
Foo Mao Ching	N/A	**
YJ Capital	$0.63
Global Grand Leisure	$0.63
Golden Equator Capital	$0.63
Sebrina Holdings	$0.63
MNC Indonesia	$0.63
Pavilion Capital	$0.63
Down LLC	N/A	**
AL-BWF-Fund	$1.03
Golden Summit (GSC)	$0.63
Michael Darwin Zee	$0.63
K2 Global	$0.63
“Reserved ESOP” from Joseph to Team	N/A	**
ESOP (Allocated)	N/A	**
Team Loyalty Purchase	N/A	**
Machipopo Selling Shareholders
Lawrence Chun Hung	$0.10
Universal Standard Ventures Ltd.	N/A	**
Liu Po-Yuan	$0.10
Lin Chih-Chen	$0.10
Leadway Asia Pacific Ltd	$0.10
Wong Ta Wei	$0.10

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Tong Aika	N/A	**
Infinity e. Ventures Asia III, L.P.	$0.64
Prince Bernhard of Baden	$0.85
Prometheus Capital (International) Co, Ltd	$0.85
ESOP	N/A	**

Note:

*                                         : These are the entry prices in respect of the Preference Consideration Shares to be held by these shareholders, and not in respect of the Ordinary Consideration Shares.

**                                  : Entry Prices are not applicable in relation to these shareholders, as they hold only Ordinary Consideration Shares.

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SCHEDULE 8

SHAREHOLDERS AGREEMENT

43

DATED THE           DAY OF                         20

AMONGST

THE SHAREHOLDERS AS SET OUT IN SCHEDULE 1

AND

[NAME OF NEW HOLDCO]

SHAREHOLDERS’ AGREEMENT

in relation to

[NAME OF NEW HOLDCO]

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CONTENTS

CLAUSE		PAGE

1.	DEFINITIONS AND INTERPRETATION	43-3

2.	SHARE CAPITAL	43-8

3.	BUSINESS OF THE COMPANY	43-8

4.	BOARD OF DIRECTORS	43-8

5.	MEETINGS OF SHAREHOLDERS	43-12

6.	RESERVED MATTERS	43-13

7.	DEADLOCK	43-13

8.	UNDERTAKINGS BY COMPANY	43-14

9.	FURTHER ISSUES OF SHARES	43-15

10.	TRANSFER OF SHARES	43-16

11.	SHARE TRANSFER EXCEPTIONS	43-20

12.	EVENTS TRIGGERING AN OPTION TO PURCHASE	43-21

13.	NON-COMPETITION	43-22

14.	CONFIDENTIALITY	43-24

15.	INITIAL PUBLIC OFFERING	43-24

16.	FUNDRAISING	43-25

17.	REPRESENTATIONS & WARRANTIES	43-25

18.	DURATION AND TERMINATION	43-26

19.	MISCELLANEOUS	43-26

SCHEDULE 1 — EXISTING SHAREHOLDERS		43-29

SCHEDULE 2 — OBSERVER RIGHTS		43-36

SCHEDULE 3 — BOARD RESERVED MATTERS		43-38

SCHEDULE 4 — SHAREHOLDERS RESERVED MATTERS		43-40

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SHAREHOLDERS’ AGREEMENT

THIS AGREEMENT is made on the             day of                         20           amongst:

(1)                                 THE PARTIES AS SET OUT IN SCHEDULE 1 (the “Existing Shareholders”); and

(2)                                 [insert name of New Holdco] (Registration Number [insert]), a company incorporated in the Cayman Islands, with its registered address at [insert] (the “Company”),

(collectively, the “Parties” and each, a “Party”).

WHEREAS:

(A)                               Pursuant to the merger agreement dated [insert date] made between the Existing Shareholders, Paktor Pte. Ltd. (Company Registration No. 201312076Z), a company incorporated in Singapore and having its registered office at 10 Anson Road #26-04 International Plaza, Singapore 079903 (together with its successors and permitted assigns, the “Paktor”), and Machipopo, Inc., (Company Registration No. 1882842), a company incorporated in the British Virgin Islands and having its registered office at Clarence Thomas Building, P.O. Box 4649, Road Town, Tortola, British Virgin Islands (together with its successors and permitted assigns, the “Machipopo”) (“Merger Agreement”), the Existing Shareholders had sold their shares in Paktor and Machipopo to the Company and are now the legal and beneficial owners of the number of Shares (as defined below) in the capital of the Company as set out against each of their names in Schedule 1.

(B)                               The Existing Shareholders and the Company have agreed to enter into this Agreement to give effect to their intentions and to record and regulate their relationship inter se and in the conduct of the business and affairs of the Company on the terms and subject to the conditions set forth in this Agreement.

IT IS HEREBY AGREED as follows:

1.                                      DEFINITIONS AND INTERPRETATION

1.1                               In this Agreement, unless the subject or context otherwise requires, the following words and expressions shall have the following meanings:

“Affected Party” has the meaning ascribed to it in Clause 12.2.

“Affected Party’s Shares” has the meaning ascribed to it in Clause 12.2.

“affiliates” means with respect to any person, any other person directly or indirectly controlling, controlled by, or under common control with, such person.  The expression “control” (including its correlative meanings, “controlled by”, “controlling” and “under common control with”) shall mean, with respect to a corporation, the right to exercise, directly or indirectly, more than fifty per cent. (50%) of the voting rights attributable to the shares of the controlled corporation or to control the composition of the board of directors or to direct the board or management or business activities of such corporation and, with respect to any person other than a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person.

“Allocation Notice” has the meaning ascribed to it in Clause 10.5(c).

“as if converted” basis shall mean as if such instrument, option or security had been issued and converted into shares of the Company.

“Board” means the board of directors for the time being of the Company.

43-3

“Business” means the business specified in Clause 3.

“Business Day” means a day (other than a Saturday, Sunday or a gazetted public holiday in Singapore) when banks are open for banking business in Singapore.

“Business IP” means all Works and Intellectual Property Rights that are owned by or licensed to the Company, or developed or created by or for the Company, and are used or enjoyed, or capable of being used or intended to be used in, or in connection with the Business as presently conducted or as proposed to be conducted.

“Company’s Notice” has the meaning ascribed to it in Clause 10.4.

“Competitor” means any person that carries on any business in competition with or similar to the Business or any part thereof in Singapore or any other countries in which the Company may carry on business at the material time. For the purposes of this definition, a related corporation of a “Competitor” shall be regarded as a “Competitor”.

“Confidential Information” means any information which (a) a Shareholder may have or acquire (whether before or after the date of this Agreement) in relation to the customers, suppliers, businesses, assets or affairs of the Company, (b) a Shareholder or any member of its Group may have or acquire (whether before or after the date of this Agreement) in relation to the customers, suppliers, business, assets or affairs of another party or any member of another party’s Group as a consequence of the negotiations relating to this Agreement or any other agreement or document referred to in this Agreement or the performance of this Agreement or any other agreement or document referred to in this agreement or (c) relates to the contents of this Agreement (or any agreement or arrangement entered into pursuant to this Agreement).

“Constitution” means the constitution of the Company for the time being, as amended, modified or supplemented from time to time.

“Continuing Party” has the meaning ascribed to it in Clause 12.2.

“Conversion Shares” means the Ordinary Shares to be issued and credited as fully paid-up upon the conversion of the Series A Preference Shares, which when issued shall rank pari passu with all the other Ordinary Shares.

“Drag-Along Notice” has the meaning ascribed to it in Clause 10.9.

“Drag-Along Shares” has the meaning ascribed to it in Clause 10.10.

“Directors” means the directors for the time being of the Company and “Director” shall mean any of them.

“Encumbrance” includes any interest or equity of any person (including, without prejudice to the generality of the foregoing, any right to acquire, option or right of pre-emption) or any mortgage, charge, pledge, lien, assignment, hypothecation, security interest, title retention or any other security, claim, agreement or arrangement of whatsoever nature.

“Expert” has the meaning ascribed to it in Clause 12.4.

“Fair Price” means the fair market value of the relevant Shares, determined by the Expert pursuant to Clause 12.4 as a pro rata proportion of the market value of the Shares of the Company as a whole, between a willing seller and a willing third party buyer at the date of the Termination Event without any premium or discount by reference to the percentage of the Shares being sold or transferred.

“Founders” means [insert].

43-4

“Fully Diluted” means in respect of the share capital of the Company, the total of all classes and series of shares outstanding on a particular date, combined with all options (that have been granted or reserved for grant under any share option scheme of that company), warrants, convertible securities of all kinds, preference shares, debentures or any other arrangements relating to the Company’s equity, and the effect of any anti-dilution protection regarding previous financings, all on an as if converted basis.

“Group Entities” means the Company, its subsidiaries and its associated companies (being companies in which at least 20% but not more than 50% of its shares are held by the Company or any of its subsidiaries) and branches, and “Group Entity” shall mean any of them.  Unless the context otherwise requires, the application of the definition of Group to any company at any time shall apply to the company as it is at that time.

“Intellectual Property Rights” means ideas, reverse knowledge, concepts, inventions, discoveries, developments, prototypes, software, programming code, content, textual or artistic works, know-how, structures, designs, formulas, algorithms, methods, apparatus, processes, systems and technologies in any stage of development as well as patents, utility models, trade marks and service marks, business names and domain names, rights in get-up and trade dress, goodwill and the right to sue for passing off or unfair competition, copyright, rights in designs, database rights, and all other intellectual property rights, in each case whether registered or unregistered and including all applications and rights to apply for and be granted, renewals or extensions of and rights to claim priority from, such rights and all similar or equivalent rights or forms of protection which subsist or will subsist now or in the future in any part of the world.

“IPO” means an initial public offering of the Shares and includes a Qualifying IPO as defined below.

“Jeffrey Huang” or “Jeffrey”  means Li-Tchen Huang (Passport number:                       , of the Republic of China) of 14F., No.3, Ln. 66, Sec. 4, Heping E. Rd., Wenshan Dist., Taipei City 11655, Taiwan (R.O.C.).

“Joseph” means Phua Jiexian, Joseph (Singapore NRIC Number                       ), of 143 Cove Drive Singapore 098027.

“Key Employee”  means [insert].

“Long Stop Date” means [31 May 2017].

“Material Default” has the meaning ascribed to it in Clause 12.1(b).

“Merger Agreement” has the meaning ascribed to it in Recital (A).

“Offer Notice” has the meaning ascribed to it in Clause 12.3.

“Offered Price” has the meaning ascribed to it in Clause 12.3.

“Ordinary Shares” means the ordinary shares in the capital of the Company.

“Paktor Convertible Notes” means the convertible notes in the principal amount of US$7,643,560.40 issued by Paktor to the Paktor Noteholders pursuant to the agreement dated 20 October 2016.

“Paktor Noteholders” means collectively, VAF, MNC, GSC, GGL, Joseph, Michael, Majuven and K2 Global.

“Paktor Shareholders” means the Shareholders identified at 1-26 of Schedule 1.

“Prescribed Period” has the meaning ascribed to it in Clause 10.4.

43-5

“Parties” means the parties to this Agreement including their successors-in-title and permitted assigns and any new Shareholder who shall have executed a deed of ratification and accession pursuant to Clause 10.11, and “Party” means any of them.

“person” includes any individual, partnership, joint venture, corporation, limited liability company, trust, association, government, governmental agency or department or any other entity.

“Paktor Series B Plus Preference Share” means the Series B Plus Preference Shares of Paktor that were issued pursuant to the subscription agreement dated [date].

“Prescribed Period” has the meaning ascribed to it in Clause 10.4.

“Prescribed Price” has the meaning ascribed to it in Clause 10.3.

“Purchasing Shareholder” has the meaning ascribed to it in Clauses 10.5(d).

“Qualifying IPO” means the listing and quotation of the shares of the Company on a Recognised Stock Exchange.

“Recognised Stock Exchange” means the Singapore Exchange Securities Trading Limited or such other stock exchange, over the counter market, or organised market place in any countries.

“Related Party” means, with respect to a person, any other person who is: (a) an affiliate of such person; (b) a controlling shareholder or a director of either such person or an affiliate of such person; (c) the parent, spouse, child (whether by birth, marriage or adoption) of such person or any natural person in (a) or (b); or (d) any trust in which such person or any person in (a), (b) or (c) is a trustee or beneficiary.

“Relevant Capacity” means for its own account or for that of any person, firm or company and whether through a holding company, subsidiary or sister company or as a principal, partner, director, consultant or agent.

“Remaining Sale Shares” has the meaning ascribed to it in Clauses 10.5(d).

“Sale Shares” has the meaning ascribed to it in Clause 10.3.

“Secretary” means the company secretary for the time being of the Company.

“Series A Preference Shares” means the Series A redeemable convertible participating preference shares in the capital of the Company having all the rights, privileges and benefits as set out in the Constitution.

“Series A Preference Shareholders” means the holders of Series A Preference Shares.

“Shares” means all classes of shares in the capital of the Company.

“Shareholders” means persons who are for the time being registered as holders of the Shares and shall include any other person who becomes a shareholder of the Company, provided that any person who shall have executed a deed of ratification and accession pursuant to a transfer/purchase of Shares in accordance with this Agreement and the Constitution shall be a Shareholder, and any Party hereto who shall have transferred all (and not some only) of its Shares in the Company in accordance with this Agreement and the Constitution shall cease to be a Shareholder, and this Agreement shall be construed accordingly.

“Shareholding Proportion” means the respective proportion in which Shares are held from time to time by each of the Shareholders, save that if the expression Shareholding Proportion

43-6

is used in the context of some (but not all) of the Shareholders, it shall mean the respective proportion in which Shares are held by each of those particular Shareholders.

“Singapore Dollars” and the symbol “S$” mean the lawful currency of Singapore.

“subsidiary” means in relation to a company wherever established (in this case, the holding company), any other company in which the holding company (or a person acting on its behalf) directly or indirectly holds or controls either:

(a)                                 a majority of the voting rights exercisable at general meetings of the company; or

(b)                                 the right to appoint or remove directors having a majority of the voting rights exercisable at meetings of the board of directors of the company,

and any company which is a subsidiary of another company is also a subsidiary of that company’s holding company.  Unless the context otherwise requires, the application of the definition of subsidiary to any company at any time shall apply to the company as it is at that time.

“Termination Event” has the meaning ascribed to it in Clause 12.1.

“Territory” has the meaning ascribed to it in Clause 13.2.

“Trade Sale” means at any date, (i) a sale or acquisition of all of the Shares; or (ii) a sale or acquisition which results in the Shareholders immediately prior to such transaction(s) owning in aggregate 50% or less of the issued Shares after the transaction(s), or (iii) a sale or transfer of all or substantially all of the Company’s assets, business or undertaking, whether carried out through a single transaction or a series of related transactions, by way of a share sale, an asset sale or a combination of both, including a sale of one or more subsidiaries (whether by way of merger, consolidation, recapitalization, reclassification, reorganization, or sale of all or substantially all of the assets and securities) which constitute all or substantially all of the consolidated assets or business of the Company.

“Transfer Notice” has the meaning ascribed to it in Clause 10.3.

“Transferee” has the meaning ascribed to it in Clause 10.11.

“Transferor” has the meaning ascribed to it in Clause 10.3.

“US Dollars” and the symbol “US$” mean the lawful currency of the United States of America.

“Vertex” means collectively, Vertex Asia Fund (Singapore) Pte. Ltd. and Vertex Technology Fund (III) Ltd.

“Works” means works of authorship, processes, platforms, interfaces, methods, technologies, designs, creations, techniques, software, programs, content, data, databases, documentation, visual images, graphics, artwork, drawings, photographs, logos, marks, designs, animation, video or sound recordings and/or any other materials, in whatever form or medium (including software or applications facilitating the use of any of the above and object code, source code or digital equivalents of all the aforementioned subject matter) and in any language.

1.2                               The expression “this Agreement” or any similar expression shall mean this present and any supplemental written agreement as may be in force from time to time or at any time.  Any reference in this Agreement to “Recitals”, “Schedules” and “Clauses” are to the recitals, and schedules to, and clauses of, this Agreement.

1.3                               Unless the context otherwise requires, references to the singular number shall include references to the plural number and vice versa and references to natural persons shall include bodies corporate and the use of any gender shall include all genders.

43-7

1.4                               The headings to the Clauses in this Agreement are inserted for convenience only and shall not affect the interpretation of this Agreement.

2.                                      SHARE CAPITAL

The Parties acknowledge and agree that on the Effective Date, the shareholding structure of the Company is set out as follows:

[insert]

3.                                      BUSINESS OF THE COMPANY

The Parties agree that the Company shall carry on the business of investment holding and other investment related activities and all such activities as may be incidental thereto or as may be mutually agreed amongst the Shareholders.

4.                                      BOARD OF DIRECTORS

4.1                               Unless otherwise unanimously agreed upon by the Parties in writing, the Board shall consist of not more than six (6) Directors, of whom:

(a)                                 Joseph Phua and Jeffrey Huang shall be entitled to jointly appoint up to two (2) persons as Directors and to jointly remove any person so appointed;

(b)                                 Joseph Phua shall be entitled to appoint up to one (1) person as Director and to remove any person so appointed;

(c)                                  Jeffrey Huang shall be entitled to appoint up to one (1) person as Director and to remove any person so appointed;

(d)                                 IVP shall be entitled to appoint up to one (1) person as Director and to remove any person so appointed; and

(e)                                  Vertex shall be entitled to appoint up to one (1) person as Director and to remove any person so appointed,

for so long as each shall remain a shareholder of the Company. Each Director shall be entitled to appoint one (1) alternate. Directors appointed by Shareholders shall, in performing any of its duties or exercising any power, right or discretion as a Director, be entitled to have regard to and represent the interests of his appointing Shareholder.

4.2                               Each of [insert shareholders] shall have the right to appoint an individual to attend and speak at all meetings of the Board and all committees thereof in a non-voting, observer capacity (each an “Observer”), who shall be any person appointed by any of them in its sole and absolute discretion for so long as each shall remain a shareholder of the Company and continues to hold not less than all of the Shares it initially holds at the date of this Agreement. The Shareholders agree as follows:

(a)                                 subject to Clause 4.2(b), the Observers shall have the right: (i) to attend and speak at all meetings of the Board and all committees thereof (whether in person, by telephonic or other means) in a non-voting, observer capacity; and (ii) to receive (and shall be provided concurrently with its delivery to the members of the Board) all notices of meetings of Board and meetings of committees thereof, and all other information

43-8

distributed to the members of the Board in connection with such meetings, provided always that sufficient notice of appointment of such Observers shall be given by [insert appointing shareholders] (as the case may be) to the Board and the Secretary of the Company in order for such notice and relevant information to be delivered to the Observers. Any failure to deliver notice to an Observer in connection with the Observers’ right to attend any meeting of the Board or any committee thereof shall not impair the validity of any action by the Board or committee, as applicable, at such meeting;

(b)                                 subject to Clause 14, the Observer shall be entitled to report all matters concerning the Group Entities, including but not limited to, matters discussed at any meeting of the Board or committee (as the case may be), to the directors, shareholders and fund manager of [insert appointing shareholders] (as the case may be), and take advice and obtain instructions from the directors, shareholders and fund manager of [insert appointing shareholders] (as the case may be). Each Party hereby agrees that the Observers are authorized make such disclosures to such persons as provided for in this Clause;

(c)                                  the Observers shall not have any voting rights that the Directors have and shall not be subject to any fiduciary duties applicable to Directors, and shall owe its duties solely to its respective appointer. The respective appointers shall be liable to the Directors as principal for the acts and omissions of the Observers, which shall be deemed to be the agent of the respective appointers;

(d)                                 The provisions set out in Schedule 2 will apply to the Observers and to the extent that there is any inconsistency between the provisions in this Clause and Schedule 2, the provisions in Schedule 2 shall prevail with respect to the Observers.

4.3                               The Chairman of the Board shall be one (1) Director appointed by Jeffrey Huang. The Chairman of the Board shall not have a second or casting vote. If no Chairman is elected, or if at any Board meeting the Chairman is not present within ten (10) minutes after the time appointed for holding the meeting, the Directors present may choose one of their members to be the Chairman of the meeting.

4.4                               Each Party is entitled at any time and from time to time to remove any of the Directors it has appointed (save for the Directors appointed jointly by Joseph and Jeffrey, who shall be removed jointly by Joseph and Jeffrey), with or without cause, and to replace him with another person, provided always that:

(a)                                 Joseph shall remove or procure the resignation of the Director appointed by him  pursuant to Clause 4.1(b) if he (together with his holding company, if applicable) ceases for any reason to hold less than 50% of the Shares he initially holds at the date of this Agreement;

(b)                                 Jeffrey shall remove or procure the resignation of the Director appointed by him  pursuant to Clause 4.1(c) if he (together with his holding company, if applicable) ceases for any reason to hold less than 50% of the Shares he initially holds at the date of this Agreement;

(c)                                  other than in respect of the Directors jointly appointed by Joseph and Jeffrey pursuant to Clause 4.1(a), Joseph pursuant to Clause 4.1(b) and Jeffrey pursuant to Clause 4.1(c), each Party shall remove, or procure the resignation of, all Directors appointed by it if it ceases for any reason to own less than all of the Shares it initially holds at the date of this Agreement, such removal or resignation to be effective on the date of change in shareholding.

Save as provided herein, no Director shall be removed by the Board.  Each Party shall indemnify the Company and the other Party from and against any actions, claims, liabilities,

43-9

losses, damages, costs and expenses which they may suffer or incur as a result of or in connection with the removal of any Directors appointed by it.

4.5                               The quorum for all meetings of the Directors shall be four (4) of the existing Directors, with at least two (2) Directors nominated by each of Jeffrey Huang and Joseph Phua present throughout the meeting provided where either of the Directors cannot be counted in the quorum due to a conflict of interests as set forth in Clause 4.13(c), then such presence shall be waived.  Directors may (and the Company shall make it available for the Director to) participate in a meeting of the Board through the use of a conference telephone, audio-visual conferencing or other telecommunications equipment and such Directors shall be considered present in person so long as all Directors participating in such meeting can hear one another, without the need for a Director to be in the physical presence of the other Directors and participation in the meeting in this manner shall be deemed to constitute presence in person at such meeting. Such a meeting shall be deemed to take place where the largest group of those participating is assembled, of if there is no such group, where the Chairman of the meeting then is situated. Discussion at all meetings of the Board shall be duly recorded by such person as the Board may direct and minutes of such meetings shall be drawn up and circulated to all the Directors at least fourteen (14) days prior to the next meeting of the Board.

4.6                               In the event that a meeting of the Directors duly convened cannot be held for lack of a quorum, the meeting shall be adjourned to the same time and day of the week following or as otherwise agreed by the Board and at the same place and at least seven (7) days’ notice need to be given to all Directors in relation to such adjourned meeting (“First Adjourned Meeting”). [The quorum at such adjourned meeting shall be any two (2) Directors which shall include the Directors appointed by each of Jeffrey Huang and Joseph Phua (unless no such Director is appointed). In the event that a First Adjourned Meeting of the Directors duly convened cannot be held for lack of a quorum, such meeting shall be adjourned to the same time and day of the week following or as otherwise agreed by the Board and at the same place and at least seven (7) days’ notice need to be given to all Directors in relation to such adjourned meeting (“Second Adjourned Meeting”). The quorum at such Second Adjourned Meeting shall be any two (2) Directors.

4.7                               Subject to Clause 6, all resolutions of the Directors shall be passed by a simple majority of votes of the Directors present and voting. For the avoidance of doubt, the vote of an alternate Director not being counted if his appointer be present at such meeting.  Each Director present personally or, in his absence, an alternate of such Director, shall have one (1) vote at all meetings of the Board and committees thereof and one (1) vote for every Director for whom such Director acts as an alternate.

4.8                               Subject to Clause 6, a resolution in writing of the Directors shall be as valid and effectual as if it had been a resolution passed at a meeting of the Board duly convened and held if the resolution is signed in support thereof by a majority of the Directors for the time being. Any such resolution may consist of several documents in the like form each signed by one or more of the Directors and any resolution bearing the signature of any Director dispatched by facsimile transmission or electronic mail shall constitute a document for this purpose.

4.9                               Notices and agendas of Board meetings as well as copies of all Board papers shall be sent to each Director (unless waived by any such Director) at least seven (7) Business Days prior to the relevant meeting of the Board, which notice shall specify the date, time and place of the meeting (which shall be held in Taiwan unless otherwise agreed by the Board) and the agenda shall specify the matters to be considered and nature of business to be transacted at the meeting. Subject to any applicable laws, and save unless a decision is ratified by a subsequent resolution of the Board, no decision shall be taken on any matter at a meeting of the Board unless notice of such matter shall have been given in the manner aforesaid. In the event the Board is required to discuss an urgent business, the right to receive notice may be waived by all Directors by way of mail, courier, facsimile, and electronic mail, and other written means.

4.10                        Meetings of the Board shall be held at such times as the Board shall determine but a meeting of the Board shall be held at least once in every three (3) months to report on the business and

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financial status (including the profit and cash flow position) of the Company.

4.11                        The Company shall maintain customary directors’ and officers’ liability insurance for all the Directors of the Board.

4.12                        The board of directors of each of the subsidiaries of the Company (now or hereafter formed or acquired), to the extent legally and commercially feasible, shall include at least one (1) director appointed or nominated by the Company. The Company shall also procure that it has majority voting control on the board of directors (and other equivalent bodies under the respective local laws) of each of the subsidiaries of the Company (now or hereafter formed or acquired).

4.13                        Disclosure of Director’s Interest

(a)                                 A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest in accordance with any applicable laws.

(b)                                 Notwithstanding any applicable laws, a Director shall be deemed to be interested or to have been at any time interested in any transaction or proposed transaction by reason:

(i)                                      in a case where the transaction or proposed transaction relates to any loan to the company, that he has guaranteed or joined in guaranteeing the repayment of the loan or any part of the loan; or

(ii)                                   in a case where the transaction or proposed transaction has been or will be made with or for the benefit of or on behalf of a corporation which is deemed to be related to the Company, that he is a director of that corporation.

(c)                           A Director shall not vote in respect of any contract or arrangement in which he is or is deemed interested (and if he shall do so his vote shall not be counted), nor shall he be counted, for purpose of any resolution regarding the same, in the quorum present at the meeting.

(d)                          The Company acknowledges that [insert portfolio investor shareholders] will likely have, from time to time, information that may be of interest to the Company or any of its subsidiaries (“Specified Information”) regarding a wide variety of matters including, by way of example only, (1) [insert portfolio investor shareholders]’s technologies, plans and services, and plans and strategies relating thereto, (2) current and future investments [insert relevant shareholders] has made, may make, may consider or may become aware of with respect to other companies and other technologies, products and services, including, without limitation, technologies, products and services that may be competitive with those of the Company or its any of subsidiaries, and (3) developments with respect to the technologies, products and services, and plans and strategies relating thereto, of other companies, including, without limitation, companies that may be competitive with the Company or any of its subsidiaries. The Company recognizes that a portion of such Specified Information may be of interest to the Company or any of its subsidiaries. Such Specified Information may or may not be known by the [insert portfolio investor shareholders] Director or [insert portfolio investor shareholders] Observer, as applicable. The Company, as a material part of the consideration for this Agreement, agrees that the [insert portfolio investor shareholders] Director or [insert portfolio investor shareholders] Observer, as applicable, shall not have any duty to (i) disclose

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any Specified Information to the Company or any of its subsidiaries, or (ii) offer the Company or any of its subsidiaries the right to participate in any projects or investments based on any Specified Information or otherwise take advantage of any opportunity that may be of interest to the Company or any of its subsidiaries if it were aware of such Specified Information. The Company hereby waives, to the extent permitted by law, any claim based on the corporate opportunity doctrine or otherwise that could limit the ability of [insert portfolio investor shareholders] to pursue opportunities based on such Specified Information or that would require [insert portfolio investor shareholders], the [insert portfolio investor shareholders] Director, or the [insert portfolio investor shareholders] Observer, as applicable, to disclose any such Specified Information to the Company or any of its subsidiaries or offer any opportunity relating thereto to the Company or any of its subsidiaries. The Company may make use of any Specified Information that is independently acquired by the Company notwithstanding this information may be known by [insert portfolio investor shareholders], the [insert portfolio investor shareholders] Director, or the [insert portfolio investor shareholders] Observer, as applicable.

(e)                           The Company and the Shareholders hereby irrevocably agree that:

(i)                                   as the [insert portfolio investor shareholders] Director is the designee of [insert portfolio investor shareholders], such Director shall be entitled to, and [insert portfolio investor shareholders] can require their respective designees to, report all matters concerning the Company and its subsidiaries, including but not limited to, matters discussed at any meeting of the Board, to them and such persons to whom they may disclose information pursuant to Clause 14 and in the case where any such matter is of a confidential nature, so long as [insert portfolio investor shareholders] and the other person(s) to whom such matter is reported shall be apprised of the confidential nature of such matter and be subject to confidentiality obligations thereto in accordance with Clause 14; and

(ii)                                the [insert portfolio investor shareholders] Director may take advice and obtain instructions from [insert portfolio investor shareholders].

4.14                        Compensation Committee

The Board shall implement salary and equity guidelines for the Company and approve compensation packages, severance agreements employee’s stock options plan and employment agreements of Key Employees.

5.                                      MEETINGS OF SHAREHOLDERS

5.1                               The Board may convene any extraordinary general meeting whenever it may deem fit. All general meetings shall be held at the principal place of business of the Company or at such other place as the Board may determine from time to time. Subject to the provisions of the applicable laws and regulations, at least fourteen (14) days’ notice in writing of every general meeting or such shorter period of notice in respect of any particular general meeting as may be agreed by all the Shareholders shall be given in English to the Shareholders. Each notice of meeting shall contain an agenda of the business to be discussed at such meeting (including details of the agenda and all supporting papers or documents to be discussed at such Shareholders’ meeting) and unless agreed by all the Shareholders, no meeting shall vote on or resolve any matter not specified or referred to in the agenda.

5.2                               The quorum for all meetings of Shareholders (including adjourned meetings) shall be any three (3) Series A Preference Shareholders who on date of the general meeting represent in aggregate at least fifty-one per cent (51%) of the Series A Preference Shares (so long as there are any Series A Preference Shares in issue), Joseph and Jeffrey, each personally present or represented by proxy, attorney or representative duly appointed. If within half an hour of the time appointed for the meeting, a quorum is not present, the meeting shall be adjourned to the

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same day one (1) week later at the same time and place or to such other day and time or to a different place as the Directors may, by not less than five (5) days’ notice in writing to all Shareholders, determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, any three (3) Shareholders collectively holding more than 50% of the total issued share capital of the Company (on a Fully Diluted basis) then present shall be a quorum. At least fourteen (14) days’ (or such longer period as may be required by the Constitution) notice in writing of all general meetings of the Company (including details of the agenda and any materials relevant for the meeting) shall be given to each Shareholder.

5.3                               Shareholders may participate in a general meeting through the use of a conference telephone, audio-visual conferencing or other telecommunications equipment and such Shareholders shall be considered present in person so long as all Shareholders participating in such meeting can hear one another, without the need for a Shareholder to be in the physical presence of the other Shareholders and participation in the meeting in this manner shall be deemed to constitute presence in person at such meeting.

5.4                               Subject to any applicable laws, and save as provided in Clause 6, questions arising at any meeting of the Shareholders shall be decided, resolutions of the Shareholders (except where such resolutions are in writing) shall be adopted and other action shall be taken only by a simple majority of affirmative votes of the holders of Ordinary Shares and holders of Series A Preference Shares, on an as-if converted basis, present at a meeting at which there is a quorum and voting together as a single class, and not as separate classes. Unless otherwise agreed by the Parties, each Share shall be entitled to one (1) vote.

5.5                               Subject to any applicable laws and save as provided in Clause 6, a resolution in writing shall be signed by Shareholders holding at least fifty per cent. (50%) of the total issued share capital of the Company (on an as-if converted basis) voting as a single class who are entitled to vote or being a corporation by its duly authorized representative shall have the same effect and validity as a resolution of the Company passed at a general meeting of the Company duly convened, held and constituted. Such a resolution in writing may consist of several documents in the like form, each signed by one or more of such Shareholders.

6.                                      RESERVED MATTERS

6.1                               Subject to any additional requirements specified by any applicable laws, the Parties agree that the matters set out in Schedule 3 shall require the affirmative vote of the Directors appointed by [insert] and the majority of the Board, but without detracting from the individual Directors’ statutory and fiduciary duties as such directors.

6.2                               Subject to any additional requirements specified by any applicable laws, the Parties agree that none of the matters specified in Schedule 4 shall be undertaken or approved by the Company, any Shareholder or any Director unless approved by [insert] or [its][their] representatives, attorneys or proxies.

6.3                               The provisions of Clause 6.1 shall apply mutatis mutandis to each subsidiary of the Company and any other company, business, partnership or other entity in which the Company has a shareholding or ownership interest.

7.                                      DEADLOCK

7.1                               For the purposes of this Clause, a deadlock is deemed to have arisen where the Board of Directors of the Company or the Company in general meeting has, at three (3) consecutive Board meetings or general meetings (including adjourned meetings) (as the case may be) duly

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convened and (save for adjourned meetings) held not less than twenty-one (21) days apart, failed to obtain the necessary approval for the same matter appearing on the agenda for the said three (3) meetings (a “Deadlock”).

7.2                               Upon the occurrence of a Deadlock any of the Directors may refer the matter to the Shareholders by issue of a notice to the Shareholders and the Company (a “Deadlock Notice”) within ten (10) Business Days after the third consecutive Board meeting referred to at Clause 7.1 in respect of such matter.

7.3                               Upon receipt of a Deadlock Notice the Company shall not be entitled to transact the matter in question and the remaining provisions of this Clause 7 shall apply.

7.4                               The Shareholders shall act in good faith and use all reasonable endeavours to resolve the matter expeditiously and to the satisfaction of themselves and the Directors within thirty (30) Business Days after the matter is referred to them in accordance with Clause 7.2 (the “Dispute Resolution Period”).

8.                                      UNDERTAKINGS BY COMPANY

8.1                               Subject to the Shareholders’ compliance with Clause 14, the Company shall provide each of the Shareholders full access to the records, financial statements and information of the Company for so long as it/he shall hold any Shares.  The Company further undertakes to the Shareholders that:

(a)                                 the Company shall at all times maintain accurate and complete accounting and other financial records relating to its business, undertakings and affairs and prepare annual accounts in respect of each financial year, in each case in accordance with generally accepted accounting principles in Singapore and in compliance with all applicable legislation in respect of each accounting reference period, and shall procure that such accounts are audited as soon as practicable and shall supply copies of the same both in draft, and final form, to each of the Shareholders immediately upon their issue and in any event not later than the expiration of four (4) months from the end of each such financial year;

(b)                                 not later than twenty (20) days after each month end, the Company shall prepare and provide to each of the Shareholders monthly management accounts and operating statistics including explanations of budget variances and such other financial information in such form as the Shareholders may request to keep each of the Shareholders properly informed about the business of the Company and generally to protect their interest;

(c)                                  produce and deliver to the Shareholders quarterly business summaries of the Company within thirty (30) days after the end of the relevant quarter;

(d)                                 produce and deliver to the Shareholders the annual budget and business plan of the Company for the following financial year no later than six (6) weeks before the end of each financial year and the management reports of the Company when requested by a Shareholder; and

(e)                                  the Company shall do all that the Company’s auditors may reasonably require by way of keeping records and accounts and provide such auditors with all such information and explanations as they may reasonably require and otherwise assist such auditors in all reasonable ways.

8.2                               The Company shall at all times comply with any applicable legislation or regulation and any condition of any authority or consent relating to this Agreement and/or its business and operations, and will notify the Shareholders in writing immediately in the event of any breach or non-compliance.

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9.                                      FURTHER ISSUES OF SHARES

9.1                               Offer

(a)                                 Unless otherwise agreed to by the Shareholders, each of the Shareholders shall exercise its voting rights for the time being in the Company and take such steps as for the time being lie within its powers to procure that the issue of any Shares or any other securities (including but not limited to debt securities), or rights or options to subscribe for new Shares or any other securities (including but not limited to debt securities) in the capital of the Company (the “New Shares”) shall, before such issuance or grant, be offered in the first instance to [the Series A Preference Shareholders in their respective Shareholding Proportion], provided that New Shares shall not include:

(i)                                     the Shares (and/or options or warrants therefor) issued to employees, officers, directors, contractors, advisors or consultants of the Company pursuant to any duly approved share option, share award or share incentive scheme of the Company;

(ii)                                  any Conversion Shares;

(iii)                               any securities issued in connection with any share split, share dividend or other similar event which shall have been approved by the Board;

(iv)                              any securities issued upon the exercise, conversion or exchange of any issued security if such latter mentioned issued security constituted a New Share provided that the initial issuance of such New Share shall have complied with the terms of this Clause;

(v)                                 any securities issued pursuant to a Trade Sale; and

(vi)                              any securities offered in a Qualifying IPO.

(b)                                 Insofar as the Series A Preference Shareholders are concerned, the pro rata share of their pre-emptive right under Clause 9.1 shall be based on the ratio of the number of preferred shares held by such holder (on an as-converted basis) “(x)” to the Company’s outstanding shares (on an as-converted and as-exercised basis) “(y)”. The right of the Series A Preference Shareholders under this Clause shall terminate immediately prior to a Qualifying IPO.

(c)                                  Such offer shall be made by notice specifying the number and class of New Shares offered, the proportionate entitlement of each Series A Preference Shareholder, the price per New Share and limiting a period (not being less than 30 days) within which the offer, if not accepted, will be deemed to be declined.

(d)                                 Upon the expiration of such period, the Directors shall, by a written notice, offer the New Shares so declined by the Shareholders, to all other Shareholders who have notified their willingness to take all or any of such New Shares in accordance with the terms of the offer and in case of competition, pro rata (as nearly as possible) between the Shareholders in their respective Shareholding Proportion (the “Offer to Shareholders”).

(e)                                  The Offer to Shareholders shall be valid for a period of 30 days within which the Offer to Shareholders, if not accepted, will be deemed to be declined.

(f)                                   Upon the expiration of the Offer to Shareholders, the Directors shall offer the New Shares so declined by the Shareholders to any party who is not a Shareholder.

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(g)                                  Any fractional entitlements of the Shareholders under this Clause shall be rounded down to the nearest whole number.

9.2                               Condition Precedent

It shall be a condition precedent to the issue of any New Shares (other than an issue of Shares pursuant to any duly approved share option, share award or share incentive scheme of the Company) to any person who is not already a party to this Agreement that such person executes a deed of ratification and accession under which such person shall agree to be bound by and shall be entitled to the benefit of this Agreement as if an original party hereto.

10.                               TRANSFER OF SHARES

10.1                        No Shareholder shall, without the prior consent in writing of all the other Shareholders, transfer any Shares held by it or otherwise sell, dispose of or deal with all or any part of its interest in such Shares, otherwise than as hereinafter provided in this Agreement.

10.2                        Any Shareholder may Transfer all (and not some only) of its Shares to any Related Party of such Shareholder (a “Related Transferee”), provided that: (a) such Related Transferee executes a deed of ratification and accession in accordance with Clause 10.11; and (b) before a Related Transferee ceases to be a Related Party of such Shareholder, the Related Transferee shall transfer all the Shares held by the Related Transferee to such Shareholder or another Related Party of such Shareholder.

10.3                        Subject to the other provisions of this Agreement, any Shareholder who desires to transfer any Shares held by it (such Shareholder for the purpose of this Clause 10 only, referred to as the “Transferor”) shall give to the Company notice in writing of such desire (the “Transfer Notice”).  Subject as hereinafter mentioned, a Transfer Notice shall constitute the Company as the Transferor’s agent for the sale of the Shares specified therein (the “Sale Shares”) in one or more lots to the Shareholders other than the Transferor at the prescribed price specified in the Transfer Notice (the “Prescribed Price”).  If at the time of the Transfer Notice the Transferor has received a bona fide offer for the purchase of the Sale Shares from any person, the Transferor shall disclose the terms of such offer, and the identity of such person, in the Transfer Notice.

10.4                        Subject to Clause 10.5(d), a Transfer Notice shall not be revocable except with the approval of the Board.  Upon receipt of a Transfer Notice pursuant to Clause 10.3, the Company shall by notice in writing (the “Company’s Notice”) notify the Shareholders (other than the Transferor) of the number and price of the Sale Shares, the terms of the third party’s offer (if any, and including the identity of such third party) and the Company’s Notice shall specify the period (the “Prescribed Period”) being not less than twenty-one (21) days from the date of the Company’s Notice within which the offer must be accepted or (in default) will lapse.

10.5                        The following procedures shall apply to any sale and/or transfer of any Shares by any Shareholder:

(a)                                 the Company shall invite the other Shareholders to apply in writing to the Company within the Prescribed Period in the Company’s Notice for such maximum number of the Sale Shares (calculated with reference to the proportion that the other Shareholders’ respective shareholdings in the Company bear to one another) as it shall specify in such application;

(b)                                 if the other Shareholders shall within the Prescribed Period apply for all or any of the Sale Shares, the Company shall allocate the Sale Shares (or so many of them as shall be applied for as aforesaid) to or amongst the applicant Shareholders and in the case of competition pro rata (as nearly as possible) in accordance with the proportion that the applicant Shareholders’ respective shareholdings in the Company bear to one

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another, provided that no applicant shall be obliged to take more than the maximum number of Sale Shares specified by it;

(c)                                  after the Prescribed Period, the Company shall forthwith give notice of such allocations made by it pursuant to Clause 10.5(b) (an “Allocation Notice”) to the Transferor and the Shareholders to whom the Sale Shares have been allocated pursuant to Clause 10.5(b) and shall specify in such Allocation Notice the place and time (being not earlier than twenty-one (21) days and not later than twenty-eight (28) days after the date of the Allocation Notice) at which the sale of the Sale Shares so allocated shall be completed; and

(d)                                 if it is a condition specified in the Transfer Notice that all and not some only of the Sale Shares shall be purchased and if the Shareholders do not, on a collective basis, apply to purchase all the Sale Shares pursuant to Clause 10.5(b), the Transferor shall by notice in writing invite each of the Shareholders which have been allocated Sale Shares pursuant to the Allocation Notice referred to in Clause 10.5(c) (collectively, “Purchasing Shareholders” and each a “Purchasing Shareholder”) to apply in writing to the Transferor within seven (7) days of the date of the Allocation Notice for all or any of the Sale Shares not allocated under Clause 10.5(c) (the “Remaining Sale Shares”) and in the case of competition the Company shall allocate the Remaining Sale Shares pro rata as nearly as possible in accordance with the proportion that the applicant Shareholders’ respective shareholdings in the Company bear to one another.  If, upon the expiry of the said period of seven (7) days, the Purchasing Shareholders do not, on a collective basis, apply to purchase all the Remaining Sale Shares, the Transferor shall be entitled (but not obliged) to revoke the Transfer Notice by written notice to the Company and to sell all (but not some only) of the Sale Shares, at a price not less than the Prescribed Price and on terms no more favourable than as had been offered to the shareholders, to any person or persons as the Transferor may choose, provided that such sale takes place within the 3-month period referred to in Clause 10.7.

10.6                        If the Sale Shares offered pursuant to Clause 10.5 are taken up by any of the Shareholders (other than the Transferor), the Transferor shall be bound, upon payment of the Prescribed Price, to transfer such Sale Shares to the purchasing Shareholder(s).  If, after becoming so bound, the Transferor makes default in transferring the Sale Shares, the Company shall be entitled to receive the purchase money and the Transferor shall be deemed to have appointed the Chairman of the Board or, where the Chairman is a Director appointed by the Transferor, any Director (other than a Director appointed by the Transferor) or corporate secretary of the Company, as its agent and lawful attorney to execute, complete and deliver a transfer of the Sale Shares to the purchasing Shareholder(s) and, upon execution of such transfer, the Company shall hold the purchase money on trust for the Transferor.  The receipt by the Company of the purchase money shall be a good discharge to each purchasing Shareholder and, after such purchasing Shareholder’s name has been registered as the holder of the Sale Shares in exercise of the aforesaid power, the validity of the proceedings shall not be questioned by any person.

10.7                        During the three (3) months following either:

(a)                                 the expiry of the Prescribed Period referred to in Clause 10.4, the Transferor shall be at liberty to transfer to any person at a price not less than the Prescribed Price and on terms no more favourable than as had been offered to the Shareholders of the Company, any of the Sale Shares not allocated by the Company in the Allocation Notice issued pursuant to Clause 10.5(c); or

(b)                                 if it is a condition of the Transfer Notice that all and not some of the Sale Shares specified in such Transfer Notice shall be purchased, the expiry of the said period of seven (7) days referred to in Clause 10.5(d), the Transferor shall be at liberty to transfer to any person at a price not less than the Prescribed Price and on terms no more favourable than as had been offered to the shareholders of the Company, all (and not

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some only) of the Remaining Sale Shares or, in the case where the Transferor has revoked its Transfer Notice pursuant to Clause 10.5(d), all (and not some only) of the Sale Shares.

10.8                       Tag Along Right: In the event that the Sale Shares amount to more than [fifty per cent (50%)] of the issued share capital of the Company, the Transferor shall not sell, transfer or otherwise dispose of its Shares to a third party unless it procures that the third party also purchases (at the request of the other Shareholders) all the Shares of the other Shareholders on at least the same terms and price as that applicable to the Shares of the Transferor. If the other Shareholders wish to exercise their co-sale rights under this Clause 10.8, they must so inform the Transferor in writing before the expiry of ninety (90) days, and accordingly, the Transferor and each of the other Shareholders shall be deemed to have waived its rights of pre-emption in respect of the Shares which are transferred in accordance with this Clause. If the Transferor fails to procure the third party purchaser to purchase relevant Shares of the other Shareholders in accordance with this Clause 10.8, the Transferor shall not be entitled to transfer the Sale Shares to the third party purchaser.

10.9                       Drag Along Right: If at any time any one or more Shareholder(s) holding [fifty per cent. (50%)] or more of the Company’s issued share capital] (the “Drag Majority”) shall desire to sell, transfer or otherwise dispose of all its Shares to a third party, such transfer being a bona fide transfer on commercial arms-length terms and the third party purchaser wishes to purchase all of the Company’s issued share capital, the Drag Majority may (but shall not be required to), prior to completing any sale or transfer of its Shares to the third party purchaser, give written notice (a “Drag-Along Notice”) to the other Shareholders informing them of such intention and the terms and price of such sale and transfer, and that they require the other Shareholders to also sell all their Shares to the third party purchaser on the same terms and at the same price as that applicable to the Shares of the Drag Majority. Accordingly, the Drag Majority shall be deemed to have waived its rights of pre-emption in respect of the Shares of the other Shareholders.

10.10                Upon receipt of a Drag-Along Notice, each of the other Shareholders shall be deemed to have waived their rights of pre-emption (if any) in respect of the Shares to be transferred pursuant to the Drag-Along Notice, and shall be bound to transfer all of its Shares (“Drag-Along Shares”) to the third party purchaser on such date and upon payment of the sale price, in accordance with the Drag-Along Notice. If any of the other Shareholders after having become bound as aforesaid makes default in transferring the Drag-Along Shares, the Company may receive the purchase money and the relevant Shareholder in default shall be deemed to have appointed any Director (other than a Director appointed by the Shareholder in default), as its agent to execute a transfer of the Drag-Along Shares to the third party purchaser, and upon the execution of such transfer(s) the Company shall hold the purchase money in trust for the Shareholder in default.  The receipt by the Company of the purchase money shall be a good discharge to the third party purchaser, and after the name of the third party purchaser has been registered as the holder of the Drag-Along Shares in exercise of the aforesaid power, the validity of the proceedings shall not be questioned by any person.

10.11                 It shall be a condition precedent to the right of any Shareholder to transfer Shares that the transferee of the relevant Shares, (the “Transferee”), if not already bound by the provisions of this Agreement, executes in such form as may be reasonably required by and agreed between the other Shareholder(s) a deed of ratification and accession under which the Transferee shall agree to be bound by and shall be entitled to the benefit of this Agreement as if an original party hereto. The Shareholders shall procure that the Company shall not register any Transferee as the holder of any Shares in the capital of the Company unless such a deed of ratification and accession has been executed by such Transferee.

10.12                 Compulsory Transfers: A Shareholder shall be deemed to have constituted the Company as its agent for the sale of all the Shares held by such Shareholder (the “Defaulting Shareholder”) in any of the following events:

(a)                                 a creditor attaches, seizes or takes possession of or a liquidator, receiver or similar

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officer is appointed in respect of or a distress, execution or other process is effected against any of the Shares held by the Defaulting Shareholder or any other assets of the Defaulting Shareholder which are significant in relation to the ability of the Defaulting Shareholder to observe its obligations under this Agreement and such attachment, seizure, possession, appointment, distress, execution or process is not discharged or discontinued within fourteen (14) days; or;

(b)                                 the Defaulting Shareholder is unable to pay its debts as they fall due or begins negotiations with one or more of its creditors with a view to a reconstruction, readjustment or rescheduling of all or a material part of its debts or proposes or enters into any compromise, composition or other arrangement for the benefit of its creditors generally or any proceedings are commenced in relation to the Defaulting Shareholder under any law relating to reconstruction, readjustment or rescheduling of debts;

(c)                                  the Defaulting Shareholder or any other person takes any action or any legal proceedings are started or other steps taken for (i) the Defaulting Shareholder to be adjudicated bankrupt or insolvent or (ii) the winding-up, liquidation or dissolution of the Defaulting Shareholder; or

(d)                                 the Defaulting Shareholder or any controlling ultimate beneficial owner of such Defaulting Shareholder shall have been convicted of any offence (other than a traffic offence) or had judgment given against such person in any civil proceedings in Singapore or elsewhere involving fraud, misrepresentation or dishonesty and which materially and adversely affects or is likely to adversely affect the financial position, prospects, condition, business operations or general affairs of the Company.

10.13                 Within seven (7) days of the occurrence of any event listed in Clause 10.12, the Company shall, on behalf of the Defaulting Shareholder, offer all the Shares held by the Defaulting Shareholder (the “Default Sale Shares”) to the other Shareholders and the provisions of Clauses 10.1 to 10.7 shall apply as if the Defaulting Shareholder was the Offering Shareholder and the Default Sale Shares were the Sale Shares except that:

(a)                                 in the Transfer Notice, the Defaulting Shareholder shall be identified in lieu of the Third Party and the Transfer Price shall be equivalent to fifty per cent (50%) of the Net Asset Value of the Default Sale Shares as determined based on the most recent Audited Accounts or, if such accounts are not available, the management accounts of the Company (the “Default Sale Price”);

(b)                                 the Transfer Acceptance Date shall be a date falling thirty (30) days after the date on which the Default Sale Price is determined and all other dates shall be adjusted accordingly;

(c)                                  if any of the Default Sale Shares are not purchased by the other Shareholders, the balance may within the following twenty-one (21) days be:

(i)                           subject to any applicable laws, repurchased by the Company at a price that is not lower than the Default Sale Price; or

(ii)                        transferred only to a person approved in writing by the Board at a price that is not lower than the Default Sale Price.

10.14                 Notwithstanding any other provisions in this Agreement, the Company and the other Shareholders shall be entitled (without prejudice to any other rights or remedies available to it under this Agreement or otherwise):

(a)                                 to require that all existing indebtedness owed by the Company to the Defaulting Shareholder is subordinated to all indebtedness from time to time of the Company to all other persons (including any other Shareholders);

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(b)                                 at any time during which any event in Clause 10.12 affecting the Defaulting Shareholder is continuing, to give notice to the Defaulting Shareholder that, for the duration of such event, the Defaulting Shareholder shall not be entitled:

(i)                                     to receive notice of, attend or vote at any meeting of the Company and where the presence of such Defaulting Shareholder is required as part of the quorum requirements in Clause 4.2, such presence shall be waived;

(ii)                                  to receive, participate or share in any distribution or dividend made, declared or proposed to be made by the Company;

(iii)                               to transfer its Shares to any person;

(iv)                              to have any Director appointed by it receive notice of, attend or vote at any meeting of the Directors or to act as Director and where the presence of such Director is required as part of the quorum requirements in Clause 4.9, such presence shall be waived; and/or

(v)                                 to require the Defaulting Shareholder to assign or transfer to the other Shareholders or any third party as they may direct, any other shares, loans or debentures to or in the Company held by such Defaulting Shareholder at the Default Sale Price.

10.15                 Restrictions. Prior to a Qualifying IPO, save only for the transfer of any Shares pursuant to this Clause:

(a)                                 no Shareholder shall be entitled to sell, transfer or otherwise dispose of all or any of their Shares, or create or permit to subsist any mortgage, charge, pledge, lien or other Encumbrance over their Shares or any part thereof; and

(b)                                 no Shareholder shall sell, transfer or otherwise dispose of any of its Shares and/or securities in the Company to a Competitor except in the event of a Trade Sale.

10.16                 If (pursuant to any of the provisions of this Agreement) a transfer of Shares is required to be effected, then (unless otherwise expressly provided):

(a)                                 the seller of the relevant Shares shall deliver to the purchaser (i) the certificate(s) in respect of those Shares together with a duly executed transfer form in respect thereof (either in favour of the purchaser or its nominee) and, if applicable, (ii) the written resignation of any Director(s) appointed by the seller selling, transferring, or otherwise disposing of all of its Shares;

(b)                                 the purchaser shall deliver to the seller a bank draft or cashier’s order in respect of the price therefor or otherwise procure payment of that sum by means acceptable to both the seller and the purchaser; and

(c)                                  the seller and the purchaser shall do all such acts and execute such other documents as may be required to complete the transfer of the Shares.

10.17                 The Company shall not register any purchaser as the holder of any Sale Shares unless the provisions of this Clause 10 have been complied with by the Transferor and the purchaser.

11.                               SHARE TRANSFER EXCEPTIONS

11.1                        Notwithstanding any other provision of this Agreement, each Shareholder may transfer all or any part of its Shares to any of its Affiliates which is not a Competitor, provided that:

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(a)                                 such Affiliate shall agree in writing upon such transfer to be bound by and to perform all of the provisions of this Agreement that are applicable to the transferring Shareholder by executing a deed of ratification and accession;

(b)                                 such Affiliate shall agree to transfer such Shares back to such Shareholder and such Shareholder shall cause the Affiliate to do so if such Affiliate ceases at any time to be an Affiliate of such Shareholder or is affected by any of the events specified in Clause 12.1;

(c)                                  the transferring Shareholder shall not be released from its duties and obligations but shall remain fully liable for the performance thereof by such Affiliate, and shall accordingly cause the Affiliate to:

(i)                                   vote its Shares or take such actions as directed by the transferring Shareholder;

(ii)                                act identically in accordance with the transferring Shareholder’s decision in connection with the exercise of any rights contained in this Agreement;

(iii)                             and comply with all applicable corporate governance disclosures requirements.

11.2                        Notwithstanding any other provision of this Agreement, Jeffrey and/or Universal Standard Ventures Ltd. (Seychelles) may transfer all or any part of its Shares to any third party(ies) in the aggregate, amount to no more than 4,382,353 shares of the Ordinary Shares (excluding the shares transferred in accordance with Clause 10), provided that such third party transferee(s) is not a Competitor of the Company.  For the avoidance of doubt, Clauses 10.1 to 10.7 shall not apply to a transfer made in accordance with this Clause.

12.                               EVENTS TRIGGERING AN OPTION TO PURCHASE

12.1                        The provisions of this Clause 12 shall apply when a Termination Event occurs. It is a Termination Event in relation to a Shareholder if:

(a)                                the Shareholder becomes voluntarily or involuntarily the subject of proceedings under any bankruptcy or insolvency law, or other law or procedure for the relief of financially distressed debtors; or

(b)                                the Shareholder commits a material breach of this Agreement (“Material Default”) which is not remedied within thirty (30) days of notice from the other party requiring the breach to be remedied.

12.2                        If a Termination Event occurs in relation to a Shareholder (the “Affected Party”), the Affected Party shall be obliged to notify the other Parties (the “Continuing Party”) promptly of the Termination Event.  After a Termination Event, any Continuing Party may jointly make an offer for all the Shares (the “Affected Party’s Shares”) held by the Affected Party provided that:

(a)                                the offer is made within a period of sixty (60) days after the date that the relevant Termination Event has occurred; or

(b)                                in the case of a Material Default, within a period of thirty (30) days after the expiry of the notice given under Clause 12.1(b),

provided that in the event that more than one Continuing Party makes an offer for the Affected Party’s Shares, the Affected Party’s Shares shall be apportioned amongst such Parties in

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accordance with their Shareholding Proportion vis-à-vis themselves.

12.3                        The offer for the Affected Party’s Shares referred to in Clause 12.2 shall take the form of a notice to the Affected Party (the “Offer Notice”).  The Offer Notice shall include the price offered (the “Offered Price”) and a statement that the offer may be accepted within thirty (30) days of the Affected Party receiving the Offer Notice.  If the Affected Party fails to respond within the thirty (30) day period referred to in this Clause, he shall be deemed to have accepted the Offered Price.

12.4                        If the Affected Party notifies the Continuing Party within the thirty (30) day period that he does not accept the Offered Price, a reputable, independent firm of accountants (the “Expert”), shall be elected by the Affected Party and appointed by the Company, at the expense of the Affected Party, to determine the Fair Price.  The Fair Price shall be ascertained on a going concern basis (or break-up if the Company has ceased trading) on accounting principles and practices consistent with those used in the preparation of the accounts of the Company, and in so determining and certifying the said Fair Price, the Expert shall be considered as acting as an expert and not as an arbitrator.  If the Expert is not elected by the Affected Party within seven (7) days of the Affected Party’s notice that he does not accept the Offered Price, the Company shall be entitled to elect and appoint the Expert, at the expense of the Affected Party, to determine the Fair Price.  If an Expert is appointed under this Clause, the Continuing Party shall have the right to purchase the Affected Party’s Shares from the Affected Party at the Fair Price.  The Continuing Party shall exercise the right to purchase by giving notice to the Affected Party within thirty (30) days of the Expert’s determination of the Fair Price and shall have the right to set-off the costs and expenses of appointing the Expert from the purchase money if the Affected Party fails to pay the same.

12.5                        The Affected Party shall be bound to sell and the Continuing Party shall be bound to purchase the Affected Party’s Shares:

(a)                                at the Offered Price, if the Affected Party notifies acceptance of the Offered Price under Clause 12.3, or if the Affected Party fails to request the Expert to determine the Fair Price within the thirty (30) day period referred to in Clause 12.3; or

(b)                                at the Fair Price, if the Continuing Party notifies the Affected Party of the exercise of his rights to purchase under Clause 12.4.

12.6                        If, after becoming so bound, the Affected Party makes default in transferring the Affected Party’s Shares, the Company shall be entitled to receive the purchase money and the Affected Party shall be deemed to have appointed the Chairman of the Board or, where the Chairman is a Director appointed by the Affected Party , any Director (other than a Director appointed by the Affected Party) or corporate secretary of the Company, as its agent and lawful attorney to execute, complete and deliver a transfer of the Affected Party’s Shares to each Continuing Party and, upon execution of such transfer, the Company shall hold the purchase money on trust for the Affected Party.  The receipt by the Company of the purchase money shall be a good discharge to each Continuing Party and, after such Continuing Party’s name has been registered as the holder of the Affected Party’s Shares in exercise of the aforesaid power, the validity of the proceedings shall not be questioned by any person.

12.7                        Nothing in this Clause 12 shall affect any Party’s right to claim damages or other compensation under applicable law for a breach or, where appropriate, to seek an immediate remedy of an injunction, specific performance or similar court order to enforce the defaulting Shareholder’s obligations.

13.                               NON-COMPETITION

13.1                        So long as each Shareholder remains a shareholder of the Company and for a period of [twelve (12) months] thereafter, such Shareholder shall not in any Relevant Capacity directly or indirectly, without the approval by a majority of the Board (including the affirmative vote of the

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Directors appointed by each of Joseph and Jeffrey):

(a)                                carry on any business in competition with the Company or any of its subsidiaries in the field of dating software, websites or applications within Southeast Asia, Taiwan and/or Korea;

(b)                                carry on any business in competition with the Company or any of its subsidiaries in the field of live streaming software, websites or applications within Taiwan and/or Indonesia; or

(c)                                 invest or hold any interest in any company or business that carries on any business in competition with the Company or any of its subsidiaries in the fields (“Field) within the territories (“Territory”) as set forth in (a) or (b) above.

Nothing in this Clause 13.1 shall preclude any Shareholder from holding (directly or through nominees) investments listed on any recognised stock exchange as long as such Shareholder does not beneficially hold more than five per cent (5%) of the issued shares, debentures or other securities of any class of one company and provided that such shareholder does not or shall not participate in or is otherwise involved in the management of such company.

13.2                        None of the Shareholders shall, whilst it remains a shareholder of the Company and for a period of [twelve (12) months] thereafter, in any Relevant Capacity directly or indirectly do or permit any of the following to be done within the Territory without the prior consent of the other Shareholder(s), save as otherwise specified in this Agreement:

(a)                                 solicit or entice away or attempt to solicit or entice away from the Company the custom of any person, firm or company or organisation who shall at any time within twelve (12) months prior thereto has been a customer, supplier, client or agent of the Company or in the habit of dealing with the Company or any of its subsidiaries;

(b)                                 solicit or entice away or attempt to solicit or entice away from the Company any person who is a Director (other than a Director appointed by that Shareholder), officer, manager or employee of the Company or any of its subsidiaries whether or not such person would commit a breach of his contract of employment by reason of leaving such employer;

(c)                                  either solely or jointly with or in partnership or be concerned as a director in any company or on behalf of any other person directly or indirectly in the Territory carry on or be engaged or interested in any business in competition with the Company in the Field or assist with technical advice in relation to any such business in the Field within the Territory; and

(d)                                 cause or permit or suffer any of its subsidiaries or any other person directly or indirectly controlled by it to do any of the acts specified in Clauses 13.1 or 13.2.

13.3                        While the restrictions aforesaid are considered by the Parties to be reasonable in all the circumstances it is agreed that if any one or more of such restrictions shall either taken by itself or themselves together be adjudged to go beyond what is reasonable in the circumstances for the protection of the Company’s and the Shareholders’ legitimate interests but would be adjudged reasonable if any particular restriction or restrictions were deleted or if any part or parts of the wording thereof were deleted, restricted or limited in a particular manner then the restrictions shall apply with such deletions, restrictions or limitations, as the case may be.

13.4                        Each undertaking in Clauses 13.1 and 13.2 shall be treated as independent of the other undertakings, so that, if any one or more is held to be invalid as an unreasonable restraint of trade or for any other reason, the remaining undertakings shall be valid to the extent that they are not so affected.

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14.                               CONFIDENTIALITY

14.1                        All Confidential Information shall be kept in the strictest confidence by the recipient unless or until compelled to disclose by judicial or administrative procedures or in the opinion of his counsel, by other requirements of law, or the recipient can reasonably demonstrate that:

(a)                                 it is or part of it is, in the public domain (other than by virtue of its actions and/or omissions) or that the information has also been received from a third party which, to the actual knowledge of the recipient is not subject to any confidentiality obligations with respect to such information whereupon, to the extent that it is public, this obligation shall cease; or

(b)                                 it is required to be furnished to the bankers or investors or potential investors of any of the Parties or to any regulatory agencies as part of a public flotation exercise or a fund-raising exercise, involving any of the Shareholders or the Company, and in such cases, this obligation shall cease only to the extent required under the respective circumstances;

(c)                                  provided that nothing herein shall prohibit any Party from disclosing any information referred to in this Clause to its auditors or other professional advisers or where such disclosure is required by law, any regulatory body or the rules and regulations of any recognised stock exchange.

14.2                        Nothing in this Clause shall prohibit the disclosure of any information by the [insert portfolio investor shareholders] Director or the [insert portfolio investor shareholders] Observer to [insert portfolio investor shareholders].

15.                               INITIAL PUBLIC OFFERING

15.1                        In the event of an IPO of the Company, each of the Series A Preference shall be entitled to require the Company to place or offer for sale in such IPO its Shares by providing written notice to the Company no later than six (6) months prior to the anticipated closing of such IPO. Subject always to applicable stock exchange rules and regulations and complete underwriter cutback(s), the maximum percentage of the IPO that the Shares of each of the Series A Preference Shareholders shall represent shall be computed by taking the number of issued Series A  Preference Shares then held by such Series A Preference Shareholder immediately prior to such IPO on an as-if converted basis and dividing it by the total number of issued Series A Preference Shares then held by all of the holders of Series A Preference Shares on an as-if-converted basis and such Shares shall be placed on terms and conditions no less favourable to such Series A Preference Shareholders than to any other selling Shareholder.

15.2                        To the extent permitted by applicable law and the rules and regulations of the stock exchange on which the Company intends to list and subject to consent of the underwriters, each of the Company and the other Shareholders covenants to and undertakes with each of the Series A Preference Shareholders that, in the event of an IPO of the Company, all the Shares held by each of the Series A Preference Shareholders (“Registrable Shares”) shall be listed, quoted and freely traded on a Recognised Stock Exchange.

15.3                        In the event of an IPO of the Company in the United States, the Company shall grant to each of the Series A Preference Shareholders the registration and other rights set out in the Constitution and any analogous or equivalent rights with respect to an IPO of the Company in any other jurisdiction if such rights exist under such other jurisdiction.

15.4                        Save for the registration rights granted to each of the Series A Preference Shareholders under the Constitution, the Company shall not grant any registration rights without the prior consent of the Series A Preference Shareholders.

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15.5                        All reasonable expenses incurred in respect of the aforesaid IPO of the Company (including but not limited to the registration of the Registrable Shares) shall be borne by the Company.

16.                               FUNDRAISING

16.1                        The Parties agree and acknowledge that Company intends to close an equity fundraising round prior to the Long Stop Date (“Phase 2 Fundraising”), pursuant to which the new investors (“New Investors”) will be issued Series A Preference Shares (or such other class of securities in the Holding Company as may be agreed between the relevant parties).

16.2                        At the date of this Agreement, the Shareholders have already approved a Phase 2 Fundraising of up to US$5 million at a share issue price of not less than US$1.0975 per Series A Preference Share (“Qualified Funding”). The Parties further agree and undertake to do all that may be necessary to support the Qualified Funding, including exercising their voting rights attaching to their respective Shares in favour of such Qualified Funding.

16.3                        Any Phase 2 Fundraising that is not a Qualified Funding shall be subject to usual Board and Shareholder approvals. Any Phase 2 Fundraising that will result in a Share issue price to New Investors of less than US$1.0975 per Share shall additionally be subject to Jeffrey Huang’s prior approval.

16.4                        Parties further agree and acknowledge that if the closing of Phase 2 Fundraising will have resulted in the conversion price under the Paktor Convertible Notes being more than an assumed conversion price of US$1.2337 per Paktor Series B Plus Preference Share (had the Paktor Convertible Notes not been converted at US$1.2337 per Series B Plus Preference Share at the closing of the Merger Agreement), such number of Series A Preference Shares (at a price per Share equivalent to the amount paid by the New Investor) corresponding to the difference in the conversion prices shall be transferred from the Paktor Noteholders to the other Paktor Shareholders (including the Paktor Noteholders), pro rata in accordance with their respective shareholdings.

17.                               REPRESENTATIONS & WARRANTIES

Each of the Parties represents and warrants to and for the benefit of the other as follows:

(a)                                 it has full power and authority to enter into, exercise its rights and perform and comply with its obligations under this Agreement;

(b)                                 all actions, conditions and things required to be taken, fulfilled and done including, without limitation (i) the obtaining of any necessary consents or license or the making of any filing or registration in order to enable it/him to lawfully enter into, exercise its/his rights and perform and comply with its respective obligations under this Agreement and all other documents and/or agreements executed in connection therein to which it is a party, and to ensure that those obligations are legally binding and enforceable, have been taken, fulfilled and done;

(c)                                  its entry into, exercise of its/his rights and/or performance of or compliance with its obligations under this Agreement and all other documents and/or agreements executed in connection therein to which it is a party, do not and will not violate, or exceed any power or restriction granted or imposed by (i) any law, regulation, authorization, directive or order (whether or not having the force of law) to which it/he is subject; (ii) its constitutive documents, where applicable; or (iii) any agreement or arrangement to which it is a party or which is binding on it or its or his assets; and

(d)                                 its obligations under this Agreement and all other documents and/or agreements executed in connection therein to which it/he is a party, are valid, binding and

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enforceable against it/him in accordance with their terms and it/he unconditionally waives and will not at any time plead any immunity (whether of a diplomatic, governmental, quasi-governmental or any other nature whatsoever) from proceedings, actions, suits or claims arising from or in connection with the terms and conditions of this Agreement.

18.                               DURATION AND TERMINATION

18.1                        This Agreement shall take effect from the date of this Agreement without limit in time for so long as there are at least two (2) Shareholders and shall cease and determine:

(a)                                 upon the dissolution or liquidation of the Company (other than to effect a scheme of reconstruction or amalgamation); or

(b)                                 by the unanimous agreement of all the Shareholders in writing,

whichever is the earliest.

18.2                        If any Party shall transfer or sell the entirety of his/its Shares in accordance with the provisions of this Agreement, he/it shall (save, however, for Clauses 10.11, 13 and 14) be released from its rights and obligations under this Agreement but if at that time there are two or more Parties bound by the provisions of this Agreement, this Agreement shall continue in full force and effect as between such continuing Parties until terminated in accordance with Clause 18.1.

18.3                        Such termination shall not:

(a)                                 prejudice the rights and remedies of the Parties arising out of or in connection with this Agreement up to and including the termination date; and

(b)                                 relieve any Party from any liability or obligation for any matter, undertaking or condition which has not been done, observed or performed by that Party before termination, or which is required to be done, observed or performed by any Party after termination.

19.                               MISCELLANEOUS

19.1                        This Agreement (together with any documents referred to herein or executed contemporaneously by the Parties in connection herewith) embodies all the terms and conditions agreed upon between the Parties as to the subject matter of this Agreement and supersedes and cancels in all respects all previous agreements and undertakings, if any, between the Parties with respect to the subject matter hereof, whether such be written or oral.  None of the provisions herein may be varied or amended except by the written agreement of  (i) the Company, (ii) the holders of a majority of the issued and outstanding Ordinary Shares, (iii) the holders of seventy per cent (70%) of the issued and outstanding Series A Preference Shares, (iv) Joseph, and (v) Jeffrey.

19.2                        In the event of any inconsistency or conflict between the provisions of this Agreement and the Constitution, the provisions of this Agreement shall prevail and the Shareholders shall, where possible, forthwith cause such necessary alterations to be made to the Constitution as are required so as to remove such conflict.

19.3                        Nothing in this Agreement shall constitute or be deemed to constitute a partnership or agency between the Parties or qualify or be deemed to qualify any Party as an agent of the other Party or any of its affiliates, for any purpose whatsoever.  No Party shall have the authority or power to bind the other Party or any of its affiliates, or to contract in the name of, or create a liability against, the other Party or any of its affiliates.  Except as otherwise expressly provided herein, each Party shall be solely responsible for its expenses incurred in the performance of its obligations under this Agreement.

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19.4                        The provisions of Clauses 12.7, 13, 14 and 19, and such other provisions in this Agreement which of their nature are intended to continue past termination, shall survive the termination of this Agreement.

19.5                        No failure to exercise, nor any delay in exercising, on the part of any Party, any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy.

19.6                        This Agreement shall be binding on and shall enure for the benefit of the Parties and their respective successors and assigns. Any reference in this Agreement to any Party shall be construed accordingly.  No Party may assign and/or transfer its rights, benefits and obligations under this Agreement to any person without the prior written consent of the other Parties.

19.7                        Unless otherwise agreed, each Party shall bear its own legal, professional and other costs and expenses incurred by it in connection with the negotiation, preparation and execution of this Agreement.

19.8                        All notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered by hand, by courier or prepaid registered post with recorded delivery, or by facsimile transmission (including e-mail) addressed to the intended recipient thereof at its address or at its facsimile number or e-mail address, and marked for the attention of such person (if any), designated by it to the other Party for the purposes of this Agreement or to such other address or facsimile number, and marked for the attention of such person, as a Party may from time to time duly notify the other in writing. The initial address, telephone number, fax number, e-mail address and person (if any) so designated by the Parties are set out below.

EXISTING SHAREHOLDERS

Address	:	As set out in Schedule 1

Fax No.	:	As set out in Schedule 1

E-mail address	:	As set out in Schedule 1

Attention	:	As set out in Schedule 1

The Company

Address	:	[address]

Fax No.	:	[fax number]

E-mail address	:	[e-mail address]

Attention	:	[name and designation of contact]

Address	:	[address]

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Any notice, demand or communication so served by hand, courier with recorded delivery, fax, e-mail or post shall be deemed to have been duly given (i) in the case of delivery by hand or by courier, when delivered; (ii) in the case of fax or e-mail, at the time of transmission provided that the sender does not receive any indication that the message has not been successfully transmitted to the intended recipient; (iii) in the case of post, on the second Business Day after the date of posting (if sent by local mail) and on the seventh Business Day after the date of posting (if sent by air mail), provided that in each case where delivery by hand, by courier or by fax occurs on a day which is not a Business Day or after 6pm on a Business Day, service shall be deemed to occur at 9am on the next following Business Day.  References to time in this Clause are to local time in the country of the addressee.

19.9                        If any provision of this Agreement is held to be illegal, invalid or unenforceable in whole or in part in any jurisdiction, this Agreement shall, as to such jurisdiction, continue to be valid as to its other provisions and the remainder of the affected provision, and the legality, validity and enforceability of such provision in any other jurisdiction shall be unaffected.

19.10                 This Agreement may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument.  Any Party may enter into this Agreement by signing any such counterpart (which may include counterparts delivered by facsimile and/or electronic transmission) and each counterpart shall be as valid and effectual as if executed as an original.

19.11                 A person who is not a party to this Agreement shall have no rights under the Contracts (Rights of Third Parties) Act (Cap. 53B of the Singapore Statutes) to enforce any term of this Agreement.

19.12                 This Agreement shall be governed by, and construed in accordance with, the laws of Singapore.

19.13                 Without prejudice to any right of the parties to apply to any competent court for injunctive relief, any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in Singapore in accordance with the Arbitration Rules of the Singapore International Arbitration Centre (“SIAC”) for the time being in force, which rules are deemed to be incorporated by reference in this Clause 19.13. The tribunal shall consist of one arbitrator to be appointed by the chairman of the SIAC. The language of the arbitration shall be English.

19.14                 Notwithstanding anything in this Agreement, the parties acknowledge and agree that the parties shall have the right at any time to apply to any competent court for interim injunctive relief in relation to any dispute arising out of or in connection with this Agreement.

[Remainder of page intentionally left blank]

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EXISTING SHAREHOLDERS

PART 1

Paktor Shareholders

No.	Shareholder	Details
1.	Vertex Asia Fund (Singapore) Pte. Ltd	Address:	250 North Bridge Road #05-01 Raffles City Tower Singapore 179101
		Attention:	Mr. Chua Joo Hock
		Email address:	jhchua@vertexmgt.com

2.	Majuven Fund 1 Ltd	Address:	175 Telok Ayer Street, Singapore 068623
		Attention:	Mr. Lim Ho Kee / Mr. Rohit Singh
		Email address:	hokee@majuven.com rohit@majuven.com

3.	Convergence Capital 1 Holding Ltd	Address:	Room 905-909, 9th Floor, Yu To Sang Building 37 Queen’s Road Central, Hong Kong
		Attention:	Mr. Adrian Li
		Email address:	adrian@convergencevc.com

4.	PT Senjaya Tunggal Sakti	Address:	Da Vinci Tower, 26th Floor, J1. Jenderal Sudirman Kav. 12 RT/RW 009/011 Karet Tengsin, Tanah abang, Jakarta Pusat, Indonesia
		Attention:	Lo Hengky Senjaya
		Email address:	hengky@senjaya.co.id

5.	Lim Ho Kee	Address:	15 St Thomas Walk #28-15 Grange Heights Singapore 238143
		Attention:	Lim Ho Kee
		Email address:	hokee@majuven.com

6.	Barnabas Chung	Address:	483 Yio Chu Kang Road, #11-13, Singapore 787057
		Attention:	Barnabas Chung
		Email address:	barnabaschung@yahoo.com

7.	Zhiyuan William Ho	Address:	Flat 3B, 6A Fuk Kwan Avenue, Tai Hang, Hong Kong
		Attention:	Zhiyuan William Ho
		Email address:	ho.will@gmail.com

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8.	Phua Angela	Address:	143 Cove Drive Singapore 098027
		Attention:	Angela Phua
		Email address:	phuaangela@gmail.com

9.	Lee Ching Yen Stephen	Address:	12 Bin Tong Park, Singapore 269794
		Attention:	Lee Ching Yen Stephen
		Email address:	slee@gmt.com.sg

10.	Foo Mao Ching	Address:	2 Guan Soon Avenue, Singapore 489574
		Attention:	Foo Mao Ching
		Email address:	maoching@gmail.com

11.	YJ2 Investment Partnership	Address:	Midtown Tower, 9-7-1 Akasaka, Minato-ku, Tokyo 107-6211, Japan
		Attention:	Haruku Horiuchi
		Email address:	hhoriuch@yahoo-corp.jp

12.	PT Media Nusantara Citra Tbk	Address:	MNC Tower 27th Floor. Jl Kebon Sirih 17- 19. Jakarta 10340, Indonesia
		Attention:	Faisal Dharma Setiawan / Ella Kartika / David Fernando Audy
		Email address:	faisal.setiawan@mncgroup.com; ella.kartika@mncgroup.com; david.audy@mncgroup.com

13.	Global Grand Leisure Pte. Ltd	Address:	7030 Ang Mo Kio Avenue 5 #09-90 Northstar @ AMK Singapore 569880
		Attention:	Savva Pavlov
		Email address:	savvap@gmail.com

14.	Sebrina Holdings Venture Capital Pte. Ltd	Address:	38 Beach Road #16-12 South Beach Tower Singapore 189767
		Attention:	Raouf Kizilbash / Alice Mak
		Email address:	raouf@sebrinaholdings.com alice@sebrinaholdings.com

15.	MCN Investments Ltd	Address:	One Marina Boulevard #25-06 Singapore 018989
		Attention:	Tan Tye-Renn Daren (Chen Dairen Daren)
		Email address:	daren.tan@goldenequatorcapital.com

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16.	Pav Investments Pte. Ltd	Address:	60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891
		Attention:	Jason Ho/Koh Wai Kit
		Email address:	ops@pavcap.com.sg;
legal@pavcap.com.sg;
jasonho@pavcap.com.sg waikit@pavcap.com.sg

17.	Phua Jiexian, Joseph	Address:	143 Cove Drive Singapore 098027
		Attention:	Joseph Phua
		Email address:	joseph@gopaktor.com

18.	Ng Jing Shen	Address:	19 Queen Astrid Park, Singapore 266822
		Attention:	Ng Jing Shen
		Email address:	jingshen@gopaktor.com

19.	Koh Ying Ying Charlene	Address:	115 University Road, Capitol Park, Singapore 297911
		Attention:	Koh Ying Ying Charlene
		Email address:	char@gopaktor.com

20.	PT MNC Media Investasi	Address	MNC Tower 27th Floor. Jl Kebon Sirih 17-19. Jakarta 10340, Indonesia
		Attention:	Faisal Dharma Setiawan / Ella Kartika / David Fernando Audy
		Email address:	faisal.setiawan@mncgroup.com;
ella.kartika@mncgroup.com;
david.audy@mncgroup.com

21.	Golden Summit International Ltd	Address:	One Raffles Quay, North Tower, Level 25 Singapore 048583
		Attention:	Thomas Chan
		Email address:	thomas.chan@goldensummitcapital.com

22.	K2 Global, L.P.	Address:	190 Elgin Avenue, George Town, Grand Cayman, KY1-9005
		Attention:	Ozi Amanat
		Email address:	ozi@k2globalvc.com

23.	Michael Darwin Zee	Address:	75 View Street, Los Altos California 94022, USA
		Attention:	Michael Zee
		Email address:	michael.zee@gmail.com

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24.	Richard Liu刘芹	Address:	No.380, Wu Yuan Road, Xu Hui District, Shanghai, China
		Attention:	Richard Liu
		Email address:	richardliu@morningsidevc.com

25.	Down Holdings LLC	Address:	8 The Green, Site A, dover, De 19901.
	C/O A Registered Agent, Inc.	Attention:	Colin Hodge
		Email address:	colin@gopaktor.com

26.	AL BWF Fund	Address:	16192 Coastal Highway, Lewes DE 19958
	C/O Havard Business Services, Inc.	Attention:	Colin Hodge
		Email address:	colin@gopaktor.com

Paktor Noteholders

No.	Noteholder	Details
1.	Vertex Asia Fund (Singapore) Pte. Ltd	Address:	250 North Bridge Road #05-01 Raffles City Tower Singapore 179101
		Attention:	Chua Joo Hock
		Email address:	jhchua@vertexmgt.com

2.	PT MNC Media Investasi	Address	MNC Tower 27th Floor. Jl Kebon Sirih 17-19. Jakarta 10340, Indonesia
		Attention	Faisal Dharma Setiawan / Ella Kartika / David Fernando Audy
		Email address:	faisal.setiawan@mncgroup.com;
ella.kartika@mncgroup.com;
david.audy@mncgroup.com

3.	Golden Summit International Ltd	Address:	One Raffles Quay, North Tower, Level 25 Singapore 048583
		Attention:	Thomas Chan
		Email address:	thomas.chan@goldensummitcapital.com

4.	Global Grand Leisure Pte. Ltd	Address:	7030 Ang Mo Kio Avenue 5 #09-90 Northstar @ AMK Singapore 569880
		Attention:	Savva Pavlov
		Email address:	savvap@gmail.com

5.	Phua Jiexian, Joseph	Address:	143 Cove Drive Singapore 098027
		Attention:	Joseph Phua
		Email address:	joseph@gopaktor.com

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6.	Michael Darwin Zee	Address:	75 View Street, Los Altos California 94022, USA
		Attention:	Michael Zee
		Email address:	michael.zee@gmail.com

7.	Majuven Fund 1 Ltd.	Address:	36 Armenian Street #04-05 Singapore 179934.
		Attention:	Lim Ho Kee / Rohit Singh
		Email address:	hokee@majuven.com; rohit@majuven.com

8.	K2 Global, L.P.	Address:	190 Elgin Avenue, George Town, Grand Cayman, KY1-9005
		Attention:	Ozi Amanat
		Email address:	ozi@k2globalvc.com

9.	MCN Investments Ltd	Address:	One Marina Boulevard #25-06 Singapore 018989
		Attention:	Tan Tye-Renn Daren (Chen Dairen Daren)
		Email address:	daren.tan@goldenequatorcapital.com

10.	Lim Ho Kee	Address:	15 St Thomas Walk #28-15 Grange Heights Singapore 238143
		Attention:	Lim Ho Kee
		Email address:	hokee@majuven.com

PART 2

Machipopo Shareholders

No.	Shareholder	Details
1.	Universal Standard Ventures Ltd	Address:	Suite 1, Commercial House One, Eden Island, Republic of Seychelles
		Attention:	黃立成
		Email address:	jeff@17.media

2.	High Level Ltd	Address:	北京市朝阳区东三环中路 39 号建外 SOHO 东区 B 座 905
		Attention:	王懿
		Email address:	wangyi@nihao.com

3.	Prometheus Capital (International) Co., Ltd	Address:	1605 A Block, Wanda Plaza, 93 Jianguo Road, Chaoyang District Beijing, PRC
		Attention:	张垚菲
		Email address:	zhangyaofei@pusicapital.com

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4.	Leadway Asia Pacific Limited	Address:	Flat B 22/F Blk 8, The Hermitage, Kln, Hong Kong
		Attention:	Wong, Ta Wei
		Email address:	david@17.media

5.	Mr. Liu, Po-Yuan	Address:	10F., No96, Yongzhen Rd., Yonghe Dist., New Taipei City 234, Taiwan (ROC)
		Attention:	Liu, Po-Yuan
		Email address:	elaineli@gamania.com

6.	Mr. Wong, Ta Wei	Address:	Flat B 22/F Blk 8, The Hermitage, Kln, Hong Kong
		Attention:	Wong, Ta Wei
		Email address:	david@17.media

7.	Ms. Lin, Chih-Chen	Address:	110 台北市信義區基隆路一段178號 6 樓
		Attention:	Gaga Liu/ Lin, Chih-Chen
		Email address:	gaga@appworks.tw

8.	NG Lawrence Chun Hung	Address:	5F., No.8, Sec. 5, Nanjing E. Rd., Songshan Dist., Taipei City 10597, Taiwan(R.O.C.)
		Attention:	NG Lawrence Chun Hung
		Email address:	lawrence@lngmgmt.com

9.	Paktor Pte. Ltd	Address:	10 Anson Road, #26-04, International Plaza, Singapore 079903
		Attention:	Joseph Phua
		Email address:	joseph@gopaktor.com

10.	Tong, Aika	Address:	12F., No.58, Tianyu St., Shilin Dist., Taipei City 111, Taiwan (R.O.C.)
		Attention:	Joseph Huang
		Email address:	joe@infinityventures.com

11.	Infinity e.ventures Asia III, L.P.	Address:	Maples Corporate Service Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands
		Attention:	Akio Tanaka
		Email address:	akio@17.media;
akio@infinityventures.com

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12.	Prince Bernhard of Baden	Address:	S.K.H. Prinz Bernhard von Baden, Schloss Salem, DE-88682 Salem
		Attention:	Prince Bernhard of Baden
		Email address:	peter.nuenlist@peternuenlist.ch

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OBSERVER RIGHTS

Board Observer:  The Company will permit the Observers to attend all meetings of the Board and all committees thereof (whether in person, telephonic or other) in a non-voting, observer capacity and shall provide to the Observer, concurrently with the members of the Board, and in the same manner, notice of such meeting and a copy of all materials provided to such members, including but not limited to copies of all meeting notices, agendas, board materials, information, draft resolutions, proposed actions by written consent, and other communications so distributed.

Limitations on the Observers’ Authority:  The Observers have the authority to act only as a non-voting observer, and without an express written proxy, power of attorney or other express written instrument, the Observers shall not have the power or authority, as agent, attorney-in-fact, or otherwise, to vote shares, to grant waivers, approvals, or consents, to enter into or amend agreements, to accept notices or legal process, or otherwise to represent or act on behalf of [insert appointing shareholder] (as the case may be) in any legally binding manner.  The Company shall not be justified in relying on any action of the Observers on behalf of [insert appointing shareholder] (as the case may be), or on any assurance of the Observers relating to any future action or decision of [insert appointing shareholder] (as the case may be) unless and until such action or assurance is expressly acknowledged or ratified in writing by an authorized signatory of [insert appointing shareholder] (as the case may be).

Recordkeeping:  The Observers shall not be recorded or represented to be a member of the Board or to have voted at any Board meetings or on any Board resolutions, nor be counted towards the quorum for any Board meeting or proceeding.  All minutes and other records of proceedings of the Board shall clearly distinguish between the differing capacities of attendees or participants and, in the case of individual attendees at Board meetings, between attendance at the meeting and voting on any resolutions or other proceedings. Without limiting any other rights provided elsewhere in this Agreement, the Company agrees promptly on request to provide [insert appointing shareholders] with true and complete copies of all meeting notices, agendas, Board materials, attendance records, minutes, and other records relating to any Board meetings or proceedings and to make any revisions to minutes or other records requested by [insert appointing shareholder] to clarify their respective Observer’s role (as the case may be).

Waiver:  The Company acknowledges that the [insert appointing shareholders] may likely have, from time to time, information that may be of interest to the Company and/or its subsidiaries and Affiliates (“Information”) regarding a wide variety of matters including, by way of example only, (i) on [insert portfolio investor shareholder]’s technologies, plans and services, and plans and strategies relating thereto, (ii) current and future investments that [insert appointing shareholders] has made, may make, may consider or may become aware of with respect to other companies and other technologies, products and services, including, without limitation, technologies, products and services that may be competitive with those of the Company or its subsidiaries (if any), and (iii) developments with respect to the technologies, products and services, and plans and strategies relating thereto, of other companies, including, without limitation, companies that may be competitive with the Company or any Group Entity.  The Company recognizes that a portion of such Information may be of interest to a Group Entity.  Such Information may or may not be known by the [insert appointing shareholders] Observer.  The Company, as a material part of the consideration for this Agreement, agrees that the [insert appointing shareholders] Observer and [insert appointing shareholders] shall have no duty to disclose any Information to any Group Entity, or permit the Company or any Group Entity to participate in any projects or investments based on any Information, or to otherwise take advantage of any opportunity that may be of interest to the Company or any Group Entity if it were aware of such Information, and hereby waives, to the extent permitted by law, any claim based on the corporate opportunity doctrine or otherwise that could limit the ability of [insert appointing shareholders] to pursue opportunities based on such Information or that would require [insert appointing shareholders] or any [insert appointing shareholders] Observer to disclose any such Information to the Company or any other Group Entity or offer any opportunity relating thereto to the Company or any other Group Entity.

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Travel, Lodging and Meal Expenses: All costs and expenses, including travel, lodging and meal expenses, incurred by the Observers in attending Board meetings shall be borne by their respective appointees.

Termination of Observers’ Rights:  The rights conferred on [insert appointing shareholders] under Clause 4.2 of this Agreement shall terminate on the closing of a Qualifying IPO.

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BOARD RESERVED MATTERS

Without prejudice to the above and in addition to any rights conferred under applicable laws, the approval by a majority of the Board (including the affirmative vote of the Directors appointed by [•]) would be required for any of the following in relation to the Company or a Group Entity:

(a)                                 the adoption, material amendment to, or termination of any employee equity incentive plan for employees, directors, external advisors and consultants of the Company;

(b)                                 the authorization or issuance of any shares or securities convertible into or exchangeable for shares of any class or series in the Company, save for any issue or grant of the same pursuant to a duly approved share option, share award or share incentive scheme of the Company;

(c)                                  the grant of Encumbrance over any of the Company’s rights, assets or properties, tangible or intangible, excepting any quasi-security interests in relation to suppliers of the Company arising in the ordinary course of business;

(d)                                 any guarantee or agreement by the Company to indemnify any other person against any loss or liability, other than commercially reasonable warranties or indemnification granted to suppliers and customers in the ordinary course of business;

(e)                                  any purchase, lease, sale, or other transaction by the Company involving real property, except for a lease or termination of a lease of reasonable commercial office space for use by the Company;

(f)                                   the purchase of or subscription for any shares or other equity or debt securities of any person except for a wholly-owned subsidiary;

(g)                                  any material change to the Company’s fundamental business character, plan or strategy;

(h)                                 any borrowing or other incurrence of indebtedness by the Company (including indebtedness in the form of assumption or guaranty of borrowing or indebtedness of any other person) which: (aa) is not in the ordinary course of business or in the most recent business plan approved by the holders of the Series A Preference Shares, or (bb) cumulatively with all other borrowing, indebtedness or repayment obligation of the Company, exceeds US$[insert] in the aggregate at any time;

(i)                                     the grant of any loan, advance, or credit granted or extended by the Company which is: (aa) not in the ordinary course of business or in the most recent business plan approved by the holders of the Series A Preference Shares, or (bb) which cumulatively with all other loans and credit granted or extended by the Company, exceeds US$[insert] in the aggregate at any time;

(j)                                    any transaction or series of related transactions involving the Company and any director, officer, employee, or consultant of the Company: (aa) which involves a loan or advance of any kind (other than reasonable advances for travel, accommodation or meal expenses); or (bb) which is not in the ordinary course of business or in the most recent business plan approved by the holders of the Series A Preference Shares; or (cc) in which the aggregate value given or received exceeds US$[insert]  (individually) or US$[insert] (in the aggregate) during any twelve (12) month period;

(k)                                 the appointment or removal of the Key Employees of the Company, or any increase in compensation of any of the five (5) most highly compensated employees of the Company by more than 20% in any twelve (12) month period;

(l)                                     any material change in the terms of employment of the Founders or the Key Employees; or any transaction between the Company with any director, officer, Founders or the Key Employees, with any family member of any such director, officer, Founders or the Key Employees, or with any entity owned or controlled by any such director, officer, Founders or the Key Employees or

43-38

any of their family members;

(m)                            any change of the auditors of the Company or any material change in the Company’s accounting practices, methods, or policies;

(n)                                the approval of the Budget;

(o)                                the incurrence by the Company of any expense included in the Budget (“Budgeted Expense”) if at the time of incurrence of such Budgeted Expense, the Budgeted Expense exceeds the provision in the Budget by the lower of US$[insert] or fifteen per cent (15%) (net of inflationary adjustments and fluctuations in currency);

(p)                                the reclassification of any outstanding Shares of the Company;

(q)                                the initiation, conduct, or termination (by way of settlement or otherwise) of any litigation by the Founders or the Company;

(r)                                   the establishment of any new Group Entity;

(s)                                  the participation in any joint venture, partnership, or investment by the Company;

(t)                                   any other matters not in the ordinary course of business of the Company;

(u)                                Any adoption or change in the pre-agreed dividend policy or paying any dividend or making any distribution in contravention of the dividend policy of the Company;

(v)                                Any sale, assignment, disposal or transfer by the Company (whether in a single transaction or series of transactions) of all or substantially all of the assets, undertaking or business of the Company; and

(w)                              Winding up, dissolution, liquidation or similar bankruptcy action, or any reorganisation, restructuring, merger or amalgamation of the Company, or the taking of any step by the Company or its shareholders for the appointment of a receiver, judicial manager or like officer.

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SHAREHOLDERS RESERVED MATTERS

(a)                                 Any adoption or change to the constitutive documents of the Company.

(b)                                 Any adoption or change in the pre-agreed dividend policy or paying any dividend or making any distribution in contravention of the dividend policy of the Company.

(c)                                  Any change of nature or scope of the Business or the principal activities of the Company or commencement of any new business undertaking, transaction or activity, not being ancillary or incidental to the Business or principal activities or cessation permanently in carrying on the Business or principal activities.

(d)                                 The entry by the Company into any joint ventures, partnerships or any other form of investment or participation by way of equity which is not budgeted for in the annual operating plan approved by the Board.

(e)                                  Any change of the issued share capital of the Company (including, without prejudice to the generality of the foregoing, the alteration, increase, allotment, purchase, redemption, cancellation, consolidation, sub-division, conversion or reduction of all or any part of the share capital of the Company, or the creation or issue of any other interest or rights in the capital of the Company or the variation of any rights attaching to any shares (whether voting or non-voting) of the Company) or any grant of any option over the unissued share capital of the Company.

(f)                                   The issue or allotment of or agreement to issue or allot any shares (whether voting or non-voting) or debenture or other securities convertible into shares (whether voting or non-voting) or other debenture or other securities or capital of the Company in whatever form and upon whatever terms.

(g)                                  Adoption or amendment by the Company of the terms of any bonus or profit sharing scheme or of any share option, share award or share incentive scheme.

(h)                                 Any decision on making an initial public offering or listing of the Company and/or any withdrawal therefrom.

(i)                                     Any sale, assignment, disposal or transfer by the Company (whether in a single transaction or series of transactions) of all or substantially all of the assets, undertaking or business of the Company.

(j)                                    Entry by the Company into, and the modification of the terms of, any agreement, contract, arrangement or transaction in which a Director or Shareholder or an affiliate of either has a direct or indirect pecuniary or beneficial interest.

(k)                                 Winding up, dissolution, liquidation or similar bankruptcy action, or any reorganisation, restructuring, merger or amalgamation of the Company, or the taking of any step by the Company or its shareholders for the appointment of a receiver, judicial manager or like officer.

(l)                                     Entry by the Company into any transaction of a financial nature including incurrence of any borrowing under any existing or future banking and credit facilities and granting of any debenture, note, loan stock, guarantee, indemnity, performance bond, lien, pledge, charge (including fixed and floating charge), mortgage or other security and the incurrence of any other form of indebtedness.

(m)                             Entry by the Company into of any contract, finance lease, or operating lease (that is not in the business plan) with a value in excess of US$[insert] or more per financial year whether relating to services or otherwise.

(n)                                 Incurrence of any capital expenditure (including the acquisition of any undertaking or asset whether under lease or hire purchase or otherwise) in excess of US$[insert] in respect of any

43-40

one transaction or in excess of US$[insert] in any financial year, except as provided for in the approved business plan.

(o)                                 Any commitment or agreement to do any of the foregoing.

(p)                                 Any commitment of agreement to do any of the above matters in relation to any subsidiary of the Company.

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IN WITNESS WHEREOF the Parties hereto have entered into this Agreement on the day and year first above-written.

For Corporate Entity:

Signed by
Name:
Title:
for and on behalf of	Signature
[insert name]
in the presence of:

Signature of witness

Name:

Address:

For Individual:

Signed by
Name:
in the presence of:
Signature

Signature of witness

Name:

Address:

Execution page to Shareholders’ Agreement

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SCHEDULE 9

REPRESENTATIONS AND WARRANTIES OF PAKTOR AND JOSEPH

44

Pursuant to Clause 7.1(f) of the Merger Agreement entered into by and between Paktor and Machipopo, among others (the “Agreement”), Paktor and Joseph hereby jointly and severally represent and warrant to Machipopo and Machipopo Shareholders that except as set forth in the Disclosure Letter, the statements in this Schedule are all true and correct as of the Closing.  For the purposes of these representations and warranties, the term “Group Company” or “Group Companies” shall refer to each company in the Paktor Group or the Paktor Group companies, as applicable. Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Agreement.

1.                                      Organization, Good Standing and Qualification.  Each of the Group Companies is a company duly organized, validly existing and in good standing under the laws of its place of incorporation and has all requisite corporate power and authority to carry on its business as presently conducted. Each of the Group Companies has all licenses, permits, consents or approvals from or by, and has made all necessary filings with, and has given all notices to, all governmental authorities having jurisdiction, to the extent required for such ownership, operation and conduct.

2.                                      Valid Issuance of Shares. The outstanding shares of each of the Group Companies are duly and validly issued, credited as fully paid and non-assessable.

3.                                      Authorization of the Agreement by the Directors and Paktor. Each of the directors of Paktor has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder on behalf of Paktor. The execution, delivery and performance of this Agreement by Paktor has been duly authorized and approved with all required corporate actions of Paktor. This Agreement has been duly executed and delivered by one director of Paktor, and, assuming the due execution of this Agreement by the other Party hereto, is a legal, valid and binding obligation of Paktor, enforceable against Paktor in accordance with its terms, except as such enforceability may be limited or affected by applicable bankruptcy law, corporate reorganization law, compulsory composition law and other similar laws which generally affect the enforcement of creditors’ rights.

4.                                      Subsidiaries. An accurate and complete list of all subsidiaries of Paktor is disclosed in Disclosure Letter attached hereto. Each of Paktor’s subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under its jurisdiction of organization and has all requisite corporate power and authority to carry on its business as presently conducted and is 100% wholly owned by Paktor.

5.                                      No Conflict. Neither the execution, delivery or performance by Paktor of this Agreement, nor compliance by Paktor with the terms and provisions thereof, (a) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any limitation, (b) will conflict with or be inconsistent with or result in any breach of any material terms, covenants, conditions or

44-1

provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon the property and assets of Paktor pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or any other material contract to which Paktor is a party or by which it or any of its property or assets is bound or to which it may be subject, or (c) will violate any provision of the memorandum and articles (as amended from time to time) or analogous constitutional document of Paktor or any of its subsidiaries.

6.                                      Government Approvals. Paktor and each of its subsidiaries has all necessary permits, licenses, and any other approvals, and has made all necessary filings, and has given all necessary notices, required to operate its current business and has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now being conducted. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or any subdivision thereof is required in connection with the execution, delivery and performance of this Agreement

7.                                      No Material Adverse Change. Since the date of this Agreement, there has been no material adverse change in the assets or liabilities (including contingent liabilities), or in the business or financial condition or in the results of operations, of Paktor or any of its subsidiaries, whether as a result of revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or any governmental authority, except in the ordinary course of business or normal wear and tear, and to the best of knowledge of Paktor, no fact, or condition exists or is contemplated or threatened which might cause such a change.

8.                                      Environmental Matters. (a) To the best knowledge of Paktor, all real property owned, leased, or otherwise operated by Paktor or its subsidiaries (each, a “Facility”) have not been contaminated by dangerous substances in such a way or to such an extent as to cause a material health, safety or environmental hazard to any person or property; (b) Paktor and its subsidiaries have obtained, or have applied for, and are in full compliance with and in good standing under all permits required under applicable environmental laws and regulations; and (c) there are no investigations, proceedings or litigation pending or, threatened affecting or against Paktor, any of its subsidiaries or the Facilities under applicable environmental laws and regulations.

9.                                      Recent Financial Information. Other than the information disclosed in the Disclosure Letter prior to the Closing of this Agreement, neither Paktor nor any subsidiaries has any other debt, indebtedness, pledge, lien, or any other encumbrance.

10.                               Books and Records. All accounts, books, ledgers and other records of whatsoever kind material to the business of Paktor and those of each respective subsidiaries have been fully, properly kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind

44-2

contained or reflected therein, and, collectively, they fairly present the financial position of Paktor or the respective subsidiaries. The minute books of Paktor and each of its subsidiaries contain complete and accurate records of all meetings of and corporate actions or written consents by the shareholders and the boards of such companies.

11.                               Title to Properties. Except as otherwise disclosed to Machipopo in Disclosure Letter, Paktor and each of its subsidiaries has good and marketable title to all its properties and assets (real and personal, tangible and intangible) free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except such as they do not, individually, or in the aggregate, materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by Paktor or any of its subsidiaries.

12.                               Leases. Except as otherwise disclosed to Machipopo in the Disclosure Letter, all leases material to the business of Paktor and each subsidiaries are in full force and effect, and Paktor does not have any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of Paktor and/or any of its subsidiaries under any of such leases or affecting or questioning the rights of Paktor or any of its subsidiaries to the continued possession and quiet enjoyment of the leased premises under any such lease or sublease.

13.                               Material Contracts.

(a)                                For the purpose of this provision, “Material Contracts” shall mean all contracts and agreements to which Paktor and/or its subsidiaries is a party or by which it is bound that involve (i) obligations of, or payment to, Paktor and/or its subsidiaries in excess of US$310,000, (ii) the license of any material patent, copy right, trade secret or other proprietary right to or from Paktor and/or its subsidiaries, or (iii) provisions restricting or affecting the development, manufacture or distribution of any material product or service of Paktor and/or its subsidiaries.

(b)                                With respect to each Material Contract, obligation, commitment, tender and bid involving Paktor or any of its subsidiaries, (i) Paktor or any of its subsidiaries has duly performed and complied in all material respects with each of its obligations thereunder; (ii) neither Paktor nor any of its subsidiaries is under any material obligation which cannot readily be fulfilled, performed or discharged by it on time and without undue or unusual expenditure or effort or loss; (iii) there are no grounds for rescission, avoidance, repudiation or termination and neither Paktor nor any of its subsidiaries has received any notice of rescission or termination due to the execution of this Agreement; and (iv) none of the other parties thereto is in default thereunder, except where such default would not have a material adverse effect on the business or operation of Paktor or any of its subsidiaries.

44-3

(c)                                 Except as otherwise disclosed to Machipopo in the Disclosure Letter, no practices in which Paktor or any of its subsidiaries is engaged, which contravene any fair trading or anti-trust legislation or regulations, nor has Paktor nor any of its subsidiaries received any threat or complaint from any governmental agency or request for information or investigation in relation to or in connection with any such legislation or regulations.

(d)                                Paktor and each of its subsidiaries have at all times carried on its business in compliance with all material respects with all applicable laws and regulations. Neither Paktor, nor any of its directors, officers, employees or agents nor any of the subsidiaries of Paktor, their directors, officers, employees or agents in relation to Paktor or any of the subsidiaries has committed any criminal or any material breach of the requirements or conditions of any statute, treaty, regulation, articles of incorporation or other obligation relating to Paktor or any of its subsidiaries in carrying out its business

14.                               Restrictive Documents. Neither Paktor nor any of its subsidiaries is subject to, or a party to, any charter, by-law, lien, lease, license, permit, contract, law, rule, ordinance, regulation, order, or decree, or any other restriction of any kind or character, (a) which materially adversely affects the current business practices, operations or condition of Paktor or any of its subsidiaries or any of their material assets or property, or (b) which would prevent consummation of the transactions contemplated by this Agreement, or compliance with the terms, conditions and provisions hereof.

15.                               Taxes

(a)                                Paktor and each of its subsidiaries, except as disclosed in the Disclosure Letter, has filed or caused to be filed with the appropriate taxing authorities all material returns, statements, forms and reports for taxes that are required to be filed by, or with respect to, Paktor or its subsidiaries on or prior to the date of the Closing. As used herein, “Tax” or “Taxes” shall mean all taxes, assessments, charges, duties, fees, levies or other governmental charges, including, without limitation, all income, franchise, profits, capital gains, capital share, transfer, sales, use, value added, property, excise, severance, stamp, license, payroll social security, withholding and other taxes, or other governmental assessments, duties, fees, levies or charges.

(b)                                All material tax liabilities of Paktor and each of its subsidiaries for which Paktor and/or the respective subsidiaries may be liable for all taxable years or other taxable periods (including portions thereof being due on or prior to the date of the Closing) have been paid when due, except for any such Taxes for which adequate accruals or reserves have been made on the books and records of Paktor. Neither Paktor nor any of its subsidiaries is currently under any Tax audit nor are they subject to any notice from the tax authorities regarding the commencement of a Tax audit or the asserting of Tax liability on Paktor and/or subsidiaries.

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16.                               Intellectual Property. Paktor and its subsidiaries owns, or has sufficient rights to use, all material copyright, trade secrets and other confidential proprietary information and intellectual properties, that are owned or used by Paktor and any of its subsidiaries in the operation of its respective business (collectively, the “Intellectual Property”). To the best knowledge of Paktor, (a) there are no pending or threatened proceedings or litigation or other adverse claims affecting the Intellectual Property owned by Paktor or its subsidiaries, and (b) there is no reasonable basis upon which a claim may be asserted against Paktor or any of its subsidiaries for infringement of any third party’s intellectual property rights.

17.                               Employment Relations. (a) Paktor and each of its subsidiaries is in substantial compliance with all applicable laws in respect of its practices, terms and conditions of employment, pension reserves, insurance (including but not limited to applicable health insurance and labor insurance), wages and hours, and has not and is not engaged in any unfair labor practice; (b) no material unfair labor practice complaint against Paktor or any of its subsidiaries is pending; (c) there is no labor strike, dispute, slow-down or stoppage actually occurring or threatened against or involving Paktor or any of its subsidiaries; (d) no grievance which might have an material adverse effect upon Paktor or any of its subsidiaries or the conduct of its business exists, no material arbitration or similar proceeding arising out of or under any collective bargaining agreement is pending and no claim therefor has been asserted; and (e) other than negotiations in the ordinary course of business with respect to annual and other periodic agreements, no collective bargaining agreement is currently being negotiated by Paktor or any of its subsidiaries. There has not been, and to the best knowledge of Paktor, there will not be, any material adverse change in relations with its employees as a result of any announcement of the transactions contemplated by this Agreement.

18.                               Litigation. There is no action, suit, proceeding at law or in equity by any person, or any arbitration or any administrative or other proceeding by or before any governmental or other instrumentality or agency pending, or threatened, against or affecting Paktor, any of its subsidiaries, or any of their properties or rights which could materially and adversely affect the business of Paktor or any of its subsidiaries. To the knowledge of Paktor, neither Paktor nor any of its subsidiaries is subject to any judgment, order or decree entered in any lawsuit or proceeding which may have a material adverse effect on any of its operations, business practices or on its ability to acquire any property or conduct business in any geographical area.

19.                               Voting Agreements. Neither Paktor nor any of its subsidiaries is a party or subject to any agreement or understanding which affects or relates to the voting or giving of written consents by any director or security holder of Paktor or its subsidiaries with respect to any security of Paktor or its subsidiaries, unless otherwise expected under the terms of this Agreement.

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20.                               No Material Breaches; Compliance. To the best knowledge of Paktor, neither Paktor nor any of its subsidiaries has violated or failed to comply with any forei gn or local statute, law or ordinance, its respective constitutional documents or by-laws or any regulation, rule or order of any governmental authority, or any judgment, decree or order of any court, which materially adversely affects the current business practices, operations or condition of Paktor or any of its subsidiaries or any of their material assets or property, nor are they in violation of any Material Contract to which they are bound by, except where any such violation or failure to comply did not, individually or in the aggregate, have a material adverse effect on the business of Paktor or any of its subsidiaries, results of operations, or financial condition of Paktor or any of its subsidiaries.

21.                               True and Complete Copies of Documents; Material Misstatements or Omissions.

(a)                                No statement contained in any exhibits and schedules hereto or in any certificate, list or other writing furnished to Machipopo by Paktor pursuant to any provision of this Agreement contains any untrue or misleading statement or omits to state a material fact.

(b)                                All information contained in this Agreement in respect of Paktor (including the Recitals) is true and accurate in all material respects and not misleading in any material respect.

(c)                                 The replies given by Paktor to any inquiries raised by Machipopo during the exercise of its due diligence on the Group Companies are true and accurate in all material respects when given.

22.                               No Encumbrances. The Paktor Sale Shares have been duly authorized by all necessary corporate action on the part of Paktor and when transferred and delivered on the Closing will have been validly issued and fully paid and non-assessable, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

- Remainder of Page Intentionally Left Blank-

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SCHEDULE 10

PAKTOR-HIGHLEVEL SPA

45

SALE AND PURCHASE AGREEMENT

BETWEEN

PAKTOR PTE. LTD.

AND

HIGH LEVEL LTD.

DATED THE 30TH DAY OF DECEMBER 2016

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TABLE OF CONTENTS

CLAUSE		PAGE

1.	DEFINITIONS AND INTERPRETATION	45-3

2.	SALE OF THE SALE SHARES	45-5

3.	CONSIDERATION	45-5

4.	CONDITIONS	45-5

5.	COMPLETION	45-6

6.	REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS	45-7

7.	CONFIDENTIALITY	45-7

8.	MISCELLANEOUS	45-8

SCHEDULE 1	PARTICULARS OF THE COMPANY	45-12

SCHEDULE 2	CONDITIONS PRECEDENT	45-13

SCHEDULE 3	COMPLETION OBLIGATIONS	45-14

SCHEDULE 4	VENDOR WARRANTIES	45-15

SCHEDULE 5	PURCHASER WARRANTIES	45-16

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SALE AND PURCHASE AGREEMENT

THIS AGREEMENT is made on the 30th day of December 2016

BETWEEN:

(1)                                 HIGH LEVEL LTD. (Company Registration No. 149706), a company incorporated in Belize and having its registered office at 1 ½ Miles Northern Highway, Belize City, Belize (the “Vendor”); and

(2)                                 PAKTOR PTE. LTD. (Company Registration No. 201312076Z), a company incorporated in Singapore and having its registered office at 10 Anson Road #26-04 International Plaza, Singapore 079903 (together with its successors and permitted assigns, the “Purchaser”),

(the Vendor and the Purchaser are hereinafter collectively referred to as the “Parties” and each, a “Party”).

WHEREAS:

(A)                               The Company (as hereinafter defined) is a private limited company incorporated in the British Virgin Islands.

(B)                               The Purchaser has agreed to purchase, and the Vendor has agreed to sell, the Sale Shares (as hereinafter defined) upon the terms and subject to the conditions set out in this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.                                      DEFINITIONS AND INTERPRETATION

1.1                               Definitions

In this Agreement, unless the context otherwise requires:

“Acquisition” means the acquisition by the Purchaser of the Sale Shares upon the terms and subject to the conditions set out in this Agreement.

“Affiliates” in relation to any person, means any other person that directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with, that first-mentioned person and where such person is an individual, the expression “Affiliate” shall include the spouse, children, siblings and parents of such individual.

“Approvals” has the meaning ascribed to it in Schedule 2.

“Authorised Persons” has the meaning ascribed to it in Clause 7.1(a).

“Business Day” means a day (other than a Saturday, Sunday or public holiday in Singapore on which commercial banks are generally open for business.

“Companies Act” means the Companies Act (Chapter 50) of Singapore.

“Company” means Machipopo, Inc (Company Registration Number 1882842), a company incorporated in the British Virgin Islands, and having its registered office at Clarence Thomas Building, P.O. Box 4649, Road Town, Tortola, British Virgin Islands, further details of which are set out in Part 1 of Schedule 1.

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“Company Contracts” has the meaning ascribed to it in paragraph of Schedule 4.

“Completion” means the completion of the sale and purchase of the Sale Shares by performance by the Parties of the obligations assumed by them, respectively, under Clause 5.

“Completion Date” means the date falling 45 calendar days from the date of this Agreement, (or such other date as may be agreed in writing between the Vendor and the Purchaser).

“Consideration” has the meaning ascribed to it in Clause 3.1.

“control” (including its correlative meanings “controlling”, “controlled by” and “under common control with”) means, with respect to a person, the right to exercise, directly or indirectly, more than 50% of the voting rights or participation interests of such person, or the power to direct or cause the direction of the management or policies of such person.

“Encumbrances” means any claim, charge, mortgage, lien, option, equity, power of sale, hypothecation, retention of title, right of pre-emption, right of first refusal or other third party right or security interest of any kind or an agreement, arrangement or obligation to create any of the foregoing”.

“Nominated Account” means [•]

“Purchaser Warranties” means the representations and warranties on the part of the Purchaser specified in Schedule 5.

“Sale Shares” means the [10,562,035] issued and fully-paid ordinary shares in the capital of the Company owned by the Vendor, representing as at the date hereof [8.99]% of the total number of issued shares in the Company.

“Shares” means the ordinary share in the capital of the Company.

“Surviving Provisions” means Clauses 7 (Confidentiality) and 8 (Miscellaneous).

“Vendor Warranties” means the representations and warranties on the part of the Vendor under or pursuant to this Agreement (including Schedule 4) and “Vendor Warranty” shall be construed accordingly.

1.2                               Currencies

“USD” or “US$” means the lawful currency for the time being of the United States of America.

1.3                               Miscellaneous

In this Agreement, unless the context otherwise requires:

(a)                                 words importing the singular include the plural and vice versa, words importing any gender include every gender and references to time shall mean Singapore time;

(b)                                 references to a “person” include any company, limited liability partnership, partnership, business trust or unincorporated association (whether or not having separate legal personality) and references to a “company” include any company, corporation or other body corporate, wherever and however incorporated or established;

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(c)                                  clause headings are for convenience of reference only and shall not affect the interpretation of this Agreement;

(d)                                 the words “written” and “in writing” include any means of visible reproduction;

(e)                                  any reference to a document being in the “agreed form” shall mean that document in or substantially in the form agreed as at the date of this Agreement between the Parties hereto and signed or initialed by them or on their behalf for the purposes of identification; and

(f)                                   any reference to “procure” shall mean an absolute obligation (and not a reasonable obligation) to cause or bring about.

2.                                      SALE OF THE SALE SHARES

2.1                               Sale of the Sale Shares

The Vendor shall, in accordance with the terms and conditions of this Agreement, on Completion sell to the Purchaser the Sale Shares (and not part thereof only), and the Purchaser shall purchase the Sale Shares free from all encumbrances and with the benefit of all rights, benefits and entitlements attaching thereto as at the Completion Date and thereafter (including the right to any dividends or other distributions declared and payable thereon on or after that date).

2.2                               No Sale and Purchase of Part Only

The Purchaser shall not be obliged to complete the purchase of any of the Sale Shares unless the purchase of all the Sale Shares is completed simultaneously.

3.                                      CONSIDERATION

3.1                               Purchase Consideration

The aggregate consideration for the sale of the Sale Shares to the Purchaser shall be the aggregate sum of US$3,140,000 (the “Consideration”), comprising:

(a)                                 a deposit (the “Deposit”) of US$500,000 to be paid by the Purchaser into the Nominated Account on the date of this Agreement; and

(b)                                 the balance of US$2,640,000 (the “Purchase Consideration Balance”) which shall be paid by the Purchaser to the Vendor into the Nominated Account on Completion pursuant to paragraph 2 of Schedule 3.

3.2                               Manner of Payment

All payments to be made by the Purchaser to the Vendor under this Agreement shall be by way of bank transfer to the Nominated Account or in such other manner as may be agreed in writing between the Vendor and the Purchaser.

4.                                      CONDITIONS

4.1                               Conditions Precedent

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Completion of the sale and purchase of the Sale Shares is conditional upon the conditions set out in Schedule 2 being satisfied or waived in accordance with Clause 4.2.

4.2                               Waiver of Conditions Precedent

Subject to applicable laws and regulations, the each Party may in its sole and absolute discretion waive (in whole or in part) any or all of the conditions referred to in Schedule 2.

4.3                               Satisfaction of Conditions Precedent

The Parties shall use each of their best endeavours to procure the expeditious fulfillment of the conditions referred to in Schedule 2 and shall keep each other fully informed of any development relating to the conditions and shall forthwith notify each other (as the case may be) upon the fulfillment of all such conditions.

4.4                               Vendor to Do All Acts and Things Necessary or Expedient

Without prejudice to Clause 4.3, the Vendor shall do all acts and things including executing such documents and providing such information as is necessary to enable the relevant party to obtain the necessary consents and approvals referred to in Schedule 2 and shall ensure that the information so provided is true, accurate and complete in all respects.

5.                                      COMPLETION

5.1                               Date and Place

Subject to the satisfaction or waiver (as the case may be) of the conditions in Schedule 2 Completion shall take place at [the office of Rajah & Tann Singapore LLP at 2p.m. on the Completion Date] or at such other venue, time and/or date as the Vendor and the Purchaser may mutually agree in writing.

5.2                               Vendor’s and Purchaser’s Obligations on Completion

On Completion, the Vendor and the Purchaser shall procure that their respective obligations specified in Schedule 3 are fulfilled.

5.3                               Breach of Completion Obligations

If any of the documents required to be delivered to any Party on Completion is not forthcoming for any reason or if in any other respect the provisions of Clause 5.2 and Schedule 3 are not fully complied with by the Vendor or the Purchaser, the Party that is not in default shall be entitled (in addition to and without prejudice to all other rights and remedies available to it, including the right to claim damages):

(a)                                 to elect to terminate this Agreement (other than the Surviving Provisions) as against the other Party, without liability on the part of the terminating Party and Clause 8.4(b) shall apply;

(b)                                 to effect Completion so far as practicable having regard to the defaults which have occurred;

(c)                                  to specific performance of this Agreement; or

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(d)                                 to fix a new date for Completion (not being more than 14 days after the Completion Date) in which case the foregoing provisions of this Clause 5 shall apply to Completion as so deferred.

5.4                               Forfeiture of Deposit on Failure to Transfer Purchase Consideration Balance

If the Purchaser fails to transfer the Purchase Consideration Balance in accordance with paragraph 2 of Schedule 3, the Deposit shall be forfeited to the Vendor.

6.                                      REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

6.1                               The Vendor Warranties

The Vendor represents and warrants to the Purchaser that each of the Vendor Warranties is as of the date of this Agreement, true, accurate and not misleading and will be true, accurate and not misleading as though repeated on each day hereafter, down to Completion with reference to the facts and circumstances existing on each such date.

6.2                               The Purchaser Warranties

The Purchaser represents and warrants to the Vendor that each of the Purchaser Warranties is as of the date of this Agreement, true, accurate and not misleading and will be true, accurate and not misleading as though repeated on each day hereafter, down to Completion with reference to the facts and circumstances existing on each such date.

7.                                      CONFIDENTIALITY

7.1                               Confidential Information to be Kept Confidential

Subject to Clause 7.2:

(a)                                 each Party agrees that it shall and shall procure that its advisers and other authorised persons (“Authorised Persons”) shall treat as strictly confidential and not disclose or use any information received or obtained as a result of entering into this Agreement (or any agreement entered into pursuant to this Agreement) which relates to:

(i)                                     the existence of and the provisions of this Agreement and of any agreement entered into pursuant to this Agreement; and

(ii)                                  the negotiations relating to this Agreement (and any such other agreements);

(b)                                 the Vendor shall treat as strictly confidential and not disclose or use any information which relates to:

(i)                                     following Completion; and

(ii)                                  the business, financial or other affairs (including future plans and targets) of the Purchaser.

7.2                               Clause 7.1 shall not apply in respect of any information which:

(a)                                 is now or shall hereafter come into the public domain (otherwise than as a consequence of any unauthorised disclosure by the relevant Party or any of its Authorised Persons);

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(b)                                 was lawfully in the possession of the relevant Party receiving the same prior to disclosure to the relevant Party in connection with this Agreement;

(c)                                  was lawfully furnished to the relevant Party receiving the same by a third party;

(d)                                 is required to be disclosed by law or regulations or by a court of competent jurisdiction or by any governmental or regulatory authority or the rules of any relevant securities exchange(s) applicable to itself or (in the case of a Party which is a corporation) its parent company or pursuant to any litigation Provided that the Party with an obligation to make the disclosure shall consult with the other Party insofar as is reasonably practicable before complying with such an obligation;

(e)                                  is disclosed to professional advisers of the disclosing Party on terms that such professional advisers accept such information under a duty of confidentiality; or

(f)                                   is required to be disclosed in connection with the satisfaction of any of the conditions set out in Schedule 2.

8.                                      MISCELLANEOUS

8.1                               Entire Agreement

This Agreement (together with any documents referred to herein or executed contemporaneously by the parties in connection herewith) embodies all the terms and conditions agreed upon between the Parties as to the subject matter of this Agreement and supersedes and cancels in all respects all previous agreements, letters, representations, warranties and undertakings, if any, between the Parties with respect to the subject matter hereof, whether such be written or oral.

8.2                               Releases

Any liability to any Party under this Agreement may in whole or in part be released, compounded or compromised, or time or indulgence given, by such Party in its absolute discretion without in any way prejudicing or affecting its rights against the other Party in respect of the same.

8.3                               No Implied Waivers

The failure by any Party to exercise any right (including the right of rescission) or to require performance by the other Party or to claim a breach of any term of this Agreement shall not be deemed to be a waiver of such or any other rights or remedies available to it.  Completion shall not constitute a waiver by the Purchaser or the Vendor (as the case may be) of their rights in relation to any breach of any provision of this Agreement whether or not known to them at the Completion Date, and no single or partial exercise of any right or remedy shall preclude any further or other exercise.

8.4                               Continuing Effects of this Agreement

(a)                                 The Vendor Warranties and all other provisions of this Agreement which have not been fully performed at Completion, shall remain in full force and effect notwithstanding Completion.

(b)                                 This Clause and all the Surviving Provisions shall remain binding on the Parties notwithstanding Completion and/or any rescission or termination of this Agreement by any Party and any rights or obligations of the Parties in respect of any breach of this

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Agreement accruing prior to, on or as a result of such termination or rescission shall continue to subsist notwithstanding such termination or rescission.

8.5                               Successors and Assigns

(a)                                 This Agreement shall be binding on and shall enure for the benefit of each Party’s successors and assigns. Any reference in this Agreement to any of the Parties shall be construed accordingly.

(b)                                 The Vendor may not assign or transfer all or part of its rights or obligations under this Agreement without the prior written consent of the other Party. The Purchaser shall be entitled at any time and from time to time to transfer and assign the benefit of this Agreement to a third party to be notified to the Vendor in writing by the Purchaser without the prior written consent of the Vendor.

8.6                               Third Party Rights

Save as expressly provided in this Agreement, no provision of this Agreement is enforceable by virtue of the Contracts (Rights of Third Parties) Act (Chapter 53B) of Singapore by any person who is not a Party to this Agreement.

8.7                               Time of Essence

Any time, date or period mentioned in any provision of this Agreement may be extended by mutual agreement between the Parties in accordance with this Agreement or by agreement in writing but as regards any time, date or period originally fixed or any time, date or period so extended as aforesaid time shall be of the essence.

8.8                               Further assurance

The Vendor shall at its own cost do or procure the doing of all such acts and things, and execute and procure the execution of all such documents, as the Purchaser may from time to time reasonably require, whether on or after Completion, for the purpose of giving full effect to this Agreement and securing to the Purchaser the full benefit of all of the rights, powers and remedies conferred upon the Purchaser in this Agreement.

8.9                               Remedies

No remedy conferred by any of the provisions of this Agreement is intended to be exclusive of any other remedy which is otherwise available at law, in equity, by statute or otherwise, and each and every other remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute or otherwise. The election of any one or more of such remedies by any Party shall not constitute a waiver by such Party of the right to pursue any other available remedies.

8.10                        Costs and Expenses

(a)                                 Save as otherwise provided herein, each Party shall bear and be responsible for its professional and other costs and expenses incurred in the preparation, negotiation and execution of this Agreement and all other documents in connection with this Agreement, including all other professional and other costs and expenses incurred in relation to the performance of its obligations under this Agreement.

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8.11                        Invalidity

(a)                                 If any provision in this Agreement shall be held to be illegal, invalid or unenforceable, in whole or in part, the provision shall apply with whatever deletion or modification is necessary so that the provision is legal, valid and enforceable and gives effect to the commercial intention of the Parties.

(b)                                 To the extent it is not possible to delete or modify the provision, in whole or in part, under Clause 8.11(a), then such provision or part of it shall, to the extent that it is illegal, invalid or unenforceable, be deemed not to form part of this Agreement and the legality, validity and enforceability of the remainder of this Agreement shall, subject to any deletion or modification made under Clause 8.11(a), not be affected.

8.12                        No Purported Variation

No purported variation of this Agreement shall be effective unless made in writing, refers specifically to this Agreement and is duly executed by all the Parties.

8.13                        Construction

As the Parties have participated in the drafting of this Agreement, the Parties agree that any applicable rule requiring the construction of this Agreement or any provision hereof against the Party drafting this Agreement shall not apply.

8.14                        Communications

(a)                                 Notices To Be In Writing

All notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered by hand, by courier or prepaid registered post with recorded delivery, or by facsimile transmission addressed to the intended recipient thereof at its address or at its facsimile number, and marked for the attention of such person (if any), designated by it to the other Party for the purposes of this Agreement or to such other address or facsimile number, and marked for the attention of such person, as a Party may from time to time duly notify the other in writing.

(b)                                 Contact Addresses and Numbers

The initial addresses and facsimile numbers of the Parties for the purpose of this Agreement are specified below:

The Vendor

HIGH LEVEL LTD.

Address	:	[•]
Attention	:	[•]
Email	:	[•]
Fax	:	[•]

The Purchaser

PAKTOR PTE. LTD.

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Address	:	10 Anson Road, #26-04 International Plaza, Singapore 079903
Attention	:	Phua Jiexian, Joseph
Email	:	joseph@gopaktor.com
Fax	:	-

(c)                                  Deemed Delivery Date

Any such notice, demand or communication shall be deemed to have been duly served:

(i)                                     in the case of delivery by hand or by courier, when delivered;

(ii)                                  in the case of facsimile, at the time of transmission if transmitted error-free; and

(iii)                               in the case of post, on the second Business Day after the date of posting (if sent by local mail) and on the seventh Business Day after the date of posting (if sent by air mail),

Provided that in each case where delivery by hand, by courier or by fax occurs on a day which is not a Business Day or after 6.00 p.m. on a Business Day, service shall be deemed to occur at 9.00 a.m. on the next following Business Day and in proving service, it shall be sufficient to show that personal delivery was made or that the envelope containing such notice was properly addressed, and duly stamped and posted or that the facsimile transmission was properly addressed and despatched.

8.15                        Counterparts

This Agreement may be executed and delivered in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Any Party may enter into this Agreement by signing any such counterpart (which may include counterparts delivered by facsimile and/or electronic transmission, with originals to follow) and each counterpart shall be as valid and effectual as if executed as an original.

8.16                        Governing Law; Disputes Resolution

This Agreement shall be governed by, and construed in accordance with, the laws of Singapore. Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in Singapore in accordance with the arbitration rules of the Singapore International Arbitration Centre (“SIAC”) for the time being in force which rules are deemed to be incorporated by reference to this Clause 8.16.  The language of the arbitration shall be English. The physical venue of the arbitration shall be Singapore.  Costs shall be borne as determined by the arbitration panel.

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SCHEDULE 1

PARTICULARS OF THE COMPANY

PART 1

The Company

1.                                      MACHIPOPO, INC

(1)	Registered Office	:	Clarence Thomas Building, P.O Box 4649, Road Town, Tortola, British Virgin Islands
(2)	Place of Incorporation	:	British Virgin Islands
(3)	Issued and Fully Paid-up Share Capital	:	US$[•] comprising [•] ordinary shares and [•] Preference A shares
(4)	Registered Shareholder(s) and Number of Shares (Percentage shareholding)	:	[•]
(5)	Directors	:	[•]
(6)	Secretary	:	[•]

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SCHEDULE 2

CONDITIONS PRECEDENT

Completion of the sale and purchase of the Sale Shares is conditional upon the following conditions being satisfied or waived in accordance with Clause 4.2.

(a)                                all the Vendor Warranties being true, accurate and not misleading as at the Completion Date;

(b)                                all covenants and undertakings of the Vendor under this Agreement having been complied with as at the Completion Date;

(c)                                 the purchase and transfer of the Sale Shares upon the terms and conditions of this Agreement not being prohibited or restricted by any statute, order, rule, regulation, directive, guideline or request (whether or not having the force of law) promulgated by any legislative, executive or regulatory body or other authority of Singapore and any other relevant jurisdictions;

(d)                                all approvals, consents, licenses, permits, waivers and exemptions (collectively, “Approvals”) for the sale and purchase of the Sale Shares and its Completion and the transactions contemplated under this Agreement being granted by third parties including all legislative, executive, regulatory, judicial or other authorities in Singapore, or any other jurisdiction to the Purchaser and where any such Approval is subject to conditions, such conditions being acceptable to the Purchaser, and if such conditions are required to be fulfilled before Completion, such conditions being fulfilled before Completion, and such Approvals remaining in full force and effect;

(e)                                 the Sale Shares being fully paid up or credited as fully paid;

(f)                                  the passing of board resolutions of the Company approving the transfer of the Sale Shares to the Purchaser or its nominee.

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SCHEDULE 3

COMPLETION OBLIGATIONS

1.                                      Vendor’s Obligations on Completion

1.1                               If all the conditions precedents set out in Schedule 2 have been fulfilled or waived, on Completion, the Vendor shall transfer the Sale Shares to the Purchaser and shall deliver, and shall procure that there be delivered, to the Purchaser in such form and upon such terms satisfactory to the Purchaser:

(a)                                duly executed transfer forms in respect of the Sale Shares in favor of the Purchaser (or as it may direct) accompanied by the relevant original share certificates for the Sale Shares;

(b)                                all documents required to effect the stamping of the transfer forms (including such statutory declarations, letters, worksheets and valuation as the tax authorities may require), if necessary;

(c)                                 such waivers or consents as the Purchaser may require to enable the Purchaser or its nominees to be registered as holders of the Sale Shares;

(d)                                copies of the board resolutions of the Company approving the transfer of the Sale Shares to the Purchaser or its nominee;

1.2                               If all the conditions precedents set out in Schedule 2 save for paragraph (f)  (the fulfillment of which has been waived by each Party), on Completion, the Vendor shall deliver, and shall procure that there be delivered, to the Purchaser in such form and upon such terms satisfactory to the Purchaser:

(a)                                duly executed blank transfer forms in respect of the Sale Shares accompanied by the relevant original share certificates for the Sale Shares;

(b)                                a duly executed letter of undertaking substantially in the form set out in Appendix A;

(c)                                 a duly executed power of attorney in favor of the Purchaser appointing the Purchaser as the Vendor’s attorney for the purposes of dealing with the Sale Shares substantially in the form set out in Appendix B;

(d)                                such other documents as may be required by the Purchaser for the purposes of establishing the Vendor as the Purchaser’s nominee for the purpose of holding the Sale Shares.

2.                                      Purchaser’s Obligations on Completion

Against compliance by the Vendor with the provisions of paragraph 1.1 or paragraph 1.2 above (as the case may be), the Purchaser shall pay the Purchase Consideration Balance referred to in Clause 3.1 to the Vendor.

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SCHEDULE 4

VENDOR WARRANTIES

1.                                      Accuracy and Adequacy of Information

1.1                               All information disclosed and/or provided by the Vendor or any of its directors, auditors, advisers, employees, representatives or agents of any of them to the Purchaser or its officers, professional advisers, employees or agents when given, and is and remains, true, complete and accurate and not misleading and the Vendor is not aware of any fact or matter or circumstances not disclosed to the Purchaser which renders any such information untrue, inaccurate or misleading.

2.                                      Capacity and Authority of the Vendor

2.1                               The Vendor is a company duly incorporated and existing under the laws of [•].

2.2                               The Vendor has the capacity to enter into, perform and deliver this Agreement and has taken all necessary action to authorise its entry into, performance and delivery of this Agreement.

2.3                               This Agreement when executed by the Vendor will constitute legal, valid and binding obligations of the Vendor enforceable in accordance with its terms.

2.4                               The execution, delivery and performance of this Agreement by the Vendor will not result in a breach of:

(a)                                any agreement, instrument or document to which it is a party or by which any of its assets are bound; or

(b)                                any order, judgment or decree of any court, governmental agency or regulatory body having jurisdiction over the Vendor.

3.                                      Corporate Information

3.1                               The Sale Shares

(a)                                The Vendor is, and will on Completion be, the legal and beneficial owner of the Sale Shares and shall on Completion be entitled to transfer the legal and beneficial ownership of such Sale Shares on the terms of this Agreement.

(b)                                The Sale Shares constitute 8.99% of the properly and validly allotted and issued Shares in the capital of the Company and are fully paid up or credited as fully paid.

(c)                                 The Sale Shares are or will on Completion be free from any Encumbrances whatsoever.

(d)                                No person has the right (whether exercisable now or in the future and whether contingent or not) to call for the allotment, conversion, issue, registration, sale or transfer, amortisation or repayment of any share or loan capital or any other security giving rise to a right over, or an interest in, the capital of the Company under any option, agreement or other arrangement (including conversion rights and rights of pre-emption).

(e)                                 All consents for the transfer of the Sale Shares have been obtained or will be obtained by Completion.

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SCHEDULE 5

PURCHASER WARRANTIES

1.                                      Capacity and Authority of the Purchaser

1.1                               The Purchaser has the capacity to enter into, perform and deliver this Agreement and has taken all necessary action to authorise its entry into, performance and delivery of this Agreement.

1.2                               This Agreement when executed by the Purchaser will constitute legal, valid and binding obligations of the Purchaser enforceable in accordance with its terms.

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APPENDIX A

LETTER OF UNDERTAKING

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APPENDIX B

POWER OF ATTORNEY

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IN WITNESS WHEREOF this Agreement has been entered into by the Parties on the date stated at the beginning.

THE VENDOR

SIGNED by Xu Le	/s/ Xu Le
for and on behalf of
HIGH LEVEL LTD. in the presence of:

/s/ Liu Jia

Witness’s signature
Name: Liu Jia
Address:

THE PURCHASER

SIGNED by Phua Jiexian Joseph	/s/ Phua Jiexian Joseph
for and on behalf of
PAKTOR PTE. LTD. in the presence of:

/s/ Tay Wenxian Joseph

Witness’s signature
Name: Tay Wenxian Joseph
Address:

Execution page to Sale and Purchase Agreement

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SCHEDULE 11

PROMETHEUS-MACHIPOPO SPA

46

SALE AND PURCHASE AGREEMENT

BETWEEN

PROMETHEUS CAPITAL (INTERNATIONAL) CO, LTD

AND

MACHIPOPO, INC.

DATED THE 26 DAY OF JANUARY 2017

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TABLE OF CONTENTS

CLAUSE		PAGE

1.	DEFINITIONS AND INTERPRETATION	46-3

2.	SALE OF THE SALE SHARES	46-5

3.	CONSIDERATION	46-5

4.	CONDITIONS	46-5

5.	COMPLETION	46-6

6.	REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS	46-7

7.	CONFIDENTIALITY	46-7

8.	MISCELLANEOUS	46-8

SCHEDULE 1	CONDITIONS PRECEDENT	46-13

SCHEDULE 2	VENDOR WARRANTIES	46-14

SCHEDULE 3	PURCHASER WARRANTIES	46-15

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SALE AND PURCHASE AGREEMENT

THIS AGREEMENT is made on the 26 day of January 2017

BETWEEN:

(1)                                 PROMETHEUS CAPITAL (INTERNATIONAL) CO, LTD (Company Registration No. 1758941), a company incorporated in the British Virgin Islands and having its registered office at Start Chambers, Wickham’s Cay II, P.O. Box 2221, Road Town, Tortola, British Virgin Islands (the “Vendor”); and

(2)                                 MACHIPOPO, INC., (Company Registration No. 1882842), a company incorporated in the British Virgin Islands and having its registered office at Clarence Thomas Building, P.O. Box 4649, Road Town, Tortola, British Virgin Islands (together with its successors and permitted assigns, the “Purchaser”),

(the Vendor and the Purchaser are hereinafter collectively referred to as the “Parties” and each, a “Party”).

WHEREAS:

(A)                               The Purchaser is a private limited company incorporated in the British Virgin Islands.

(B)                               The Purchaser has agreed to purchase, and the Vendor has agreed to sell, the Sale Shares (as hereinafter defined) upon the terms and subject to the conditions set out in this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.                                      DEFINITIONS AND INTERPRETATION

1.1                               Definitions

In this Agreement, unless the context otherwise requires:

“Acquisition” means the acquisition by the Purchaser of the Sale Shares upon the terms and subject to the conditions set out in this Agreement.

“Affiliates” in relation to any person, means any other person that directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with, that first-mentioned person and where such person is an individual, the expression “Affiliate” shall include the spouse, children, siblings and parents of such individual.

“Approvals” has the meaning ascribed to it in Schedule 1.

“Authorised Persons” has the meaning ascribed to it in Clause 7.1(a).

“Business Day” means a day (other than a Saturday, Sunday or public holiday in Singapore) on which commercial banks in Singapore are generally open for business.

“Companies Act” means the Companies Act (Chapter 50) of Singapore.

“Completion” means the completion of the sale and purchase of the Sale Shares by performance by the Parties of the obligations assumed by them, respectively, under Clause 5.

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“Completion Date” means 22 February 2017, (or such other date as may be agreed in writing between the Vendor and the Purchaser).

“Consideration” has the meaning ascribed to it in Clause 3.1.

“control” (including its correlative meanings “controlling”, “controlled by” and “under common control with”) means, with respect to a person, the right to exercise, directly or indirectly, more than 50% of the voting rights or participation interests of such person, or the power to direct or cause the direction of the management or policies of such person.

“Encumbrances” means any claim, charge, mortgage, lien, option, equity, power of sale, hypothecation, retention of title, right of pre-emption, right of first refusal or other third party right or security interest of any kind or an agreement, arrangement or obligation to create any of the foregoing”.

“Nominated Account” means

PROMETHEUS CAPITAL (INTERNATIONAL) CO, LTD

44707979997 USD current account

Beneficiary Bank: Standard Chartered Bank (Hong Kong) Limited

Beneficiary Bank Address : Payment Centre, 15/F Standard Chartered Tower, 388 Kwun Tong Road, Hong Kong.

Swift code: SCBLHKHHXXX

“Purchaser Warranties” means the representations and warranties on the part of the Purchaser under or pursuant to this Agreement (including Schedule 3).

“Sale Shares” means the 4,500,000 issued and fully-paid Shares owned by the Vendor, representing as at the date hereof 3.82% of the total number of issued shares in the Company.

“Shares” means the ordinary share in the capital of the Purchaser.

“Surviving Provisions” means Clauses 7 (Confidentiality) and 8 (Miscellaneous).

“Vendor Warranties” means the representations and warranties on the part of the Vendor under or pursuant to this Agreement (including Schedule 2) and “Vendor Warranty” shall be construed accordingly.

1.2                               Currencies

“USD” or “US$” means the lawful currency for the time being of the United States of America.

1.3                               Miscellaneous

In this Agreement, unless the context otherwise requires:

(a)                                 words importing the singular include the plural and vice versa, words importing any gender include every gender and references to time shall mean Singapore time;

(b)                                 references to a “person” include any company, limited liability partnership, partnership, business trust or unincorporated association (whether or not having separate legal personality) and references to a “company” include any company, corporation or other body corporate, wherever and however incorporated or established;

(c)                                  clause headings are for convenience of reference only and shall not affect the interpretation of this Agreement;

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(d)                                 the words “written” and “in writing” include any means of visible reproduction;

(e)                                  any reference to a document being in the “agreed form” shall mean that document in or substantially in the form agreed as at the date of this Agreement between the Parties hereto and signed or initialed by them or on their behalf for the purposes of identification; and

(f)                                   any reference to “procure” shall mean an absolute obligation (and not a reasonable obligation) to cause or bring about.

2.                                      SALE OF THE SALE SHARES

2.1                               Sale of the Sale Shares

The Vendor shall, in accordance with the terms and conditions of this Agreement, on Completion sell to the Purchaser the Sale Shares (and not part thereof only), and the Purchaser shall purchase the Sale Shares free from all Encumbrances and with the benefit of all rights, benefits and entitlements attaching thereto as at the Completion Date and thereafter (including the right to any dividends or other distributions declared and payable thereon on or after that date).

2.2                               No Sale and Purchase of Part Only

The Purchaser shall not be obliged to complete the purchase of any of the Sale Shares unless the purchase of all the Sale Shares is completed simultaneously.

3.                                      CONSIDERATION

3.1                               Purchase Consideration

The aggregate consideration for the sale of the Sale Shares to the Purchaser shall be the aggregate sum of US$1,147,500.00 (the “Consideration”), comprising:

(a)                                 a deposit (the “Deposit”) of US$500,000 to be paid (in immediate available fund) by the Purchaser into the Nominated Account on the date of this Agreement; and

(b)                                 the balance of US$647,500.00 (the “Purchase Consideration Balance”) which shall be paid (in immediate available fund) by the Purchaser to the Vendor into the Nominated Account on Completion pursuant to Clause 5.2 at or before 2:00 pm (Singapore time) on the Completion Date.

3.2                               Manner of Payment

All payments to be made by the Purchaser to the Vendor under this Agreement shall be by way of bank transfer to the Nominated Account or in such other manner as may be agreed in writing between the Vendor and the Purchaser.

4.                                      CONDITIONS

4.1                               Conditions Precedent

Completion of the sale and purchase of the Sale Shares is conditional upon the conditions set out in Schedule 1 being satisfied or waived in accordance with Clause 4.2.

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4.2                               Waiver of Conditions Precedent

Subject to applicable laws and regulations, each Party may in its sole and absolute discretion waive (in whole or in part) any or all of the conditions referred to in Schedule 1.

4.3                               Satisfaction of Conditions Precedent

The Parties shall use each of their best endeavours to procure the expeditious fulfillment of the conditions referred to in Schedule 1 and shall keep each other fully informed of any development relating to the conditions and shall forthwith notify each other (as the case may be) upon the fulfillment of all such conditions.

4.4                               Vendor to Do All Acts and Things Necessary or Expedient

Without prejudice to Clause 4.3, the Vendor shall use its best commercial efforts to do all acts and things including executing such documents and providing such information as is reasonably necessary to enable the relevant party to obtain the necessary consents and approvals referred to in Schedule 1 and shall ensure that the information so provided is true, accurate and complete in all material respects.

5.                                      COMPLETION

5.1                               Date and Place

Subject to the satisfaction or waiver (as the case may be) of the conditions in Schedule 1,  Completion shall take place at the office of Rajah & Tann Singapore LLP at 2.00 p.m. on the Completion Date or at such other venue, time and/or date as the Vendor and the Purchaser may mutually agree in writing.

5.2                               Vendor’s and Purchaser’s Obligations on Completion

If all the conditions precedents set out in Schedule 1 have been fulfilled or waived, on Completion:

(a)                                the Vendor shall transfer the Sale Shares to the Purchaser and shall deliver, and shall procure that there be delivered, to the Purchaser in such form and upon such terms satisfactory to the Purchaser:

(i)                                              duly executed transfer forms in respect of the Sale Shares in favor of the Purchaser (or as it may direct) accompanied by the relevant original share certificates for the Sale Shares;

(ii)                                           all documents required to effect the stamping of the transfer forms (including such statutory declarations, letters, worksheets and valuation as the tax authorities may require), if necessary;

(iii)                                        such waivers or consents as the Purchaser may require to enable the Purchaser or its nominees to be registered as holders of the Sale Shares; and

(b)                                the Purchaser shall pay the Purchase Consideration Balance in full as referred to in Clause 3.1 to the Vendor at or before 2:00 pm (Singapore time) on the Completion Date, and shall provide copies of the board and shareholder’s resolutions of the Purchaser approving the purchase and transfer of the Sale Shares by and to the Purchaser or its nominee.

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5.3                               Breach of Completion Obligations

If any of the documents required to be delivered to any Party on Completion is not forthcoming for any reason or if in any other respect the provisions of Clause 5.2 are not fully complied with by the Vendor or the Purchaser, the Party that is not in default shall be entitled (in addition to and without prejudice to all other rights and remedies available to it, including the right to claim damages):

(a)                                 to elect to terminate this Agreement (other than the Surviving Provisions) as against the other Party, without liability on the part of the terminating Party and Clause 8.4(b) shall apply;

(b)                                 to effect Completion so far as practicable having regard to the defaults which have occurred;

(c)                                  to specific performance of this Agreement; or

(d)                                 to fix a new date for Completion (not being more than 14 days after the Completion Date) in which case the foregoing provisions of this Clause 5 shall apply to Completion as so deferred.

5.4                               Forfeiture of Deposit on Failure to Transfer Purchase Consideration Balance

If the Purchaser fails to pay or transfer the Purchase Consideration Balance in full in accordance with Clause 3.1 at or before 2:00 pm (Singapore time) on the Completion Date, the Deposit shall be forfeited to the Vendor, without prejudice to or affecting any other rights or remedies available to the Vendor.

6.                                      REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

6.1                               The Vendor Warranties

The Vendor represents and warrants to the Purchaser that each of the Vendor Warranties is as of the date of this Agreement, true, accurate and not misleading in all material respects, and will be true, accurate and not misleading in all material respects as though repeated on each day hereafter, down to Completion with reference to the facts and circumstances existing on each such date.

6.2                               The Purchaser Warranties

The Purchaser represents and warrants to the Vendor that each of the Purchaser Warranties is as of the date of this Agreement, true, accurate and not misleading and will be true, accurate and not misleading as though repeated on each day hereafter, down to Completion with reference to the facts and circumstances existing on each such date.

7.                                      CONFIDENTIALITY

7.1                               Confidential Information to be Kept Confidential

Subject to Clause 7.2:

(a)                                 each Party agrees that it shall and shall procure that its advisers and other authorised persons (“Authorised Persons”) shall treat as strictly confidential and not disclose or use any information received or obtained as a result of entering into this Agreement (or any agreement entered into pursuant to this Agreement) which relates to:

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(i)                                     the existence of and the provisions of this Agreement and of any agreement entered into pursuant to this Agreement; and

(ii)                                  the negotiations relating to this Agreement (and any such other agreements);

(b)                                 the Vendor shall treat as strictly confidential and not disclose or use any information which relates to:

(i)                                     following Completion; and

(ii)                                  the business, financial or other affairs (including future plans and targets) of the Purchaser.

7.2                               Clause 7.1 shall not apply in respect of any information which:

(a)                                 is now or shall hereafter come into the public domain (otherwise than as a consequence of any unauthorised disclosure by the relevant Party or any of its Authorised Persons);

(b)                                 was lawfully in the possession of the relevant Party receiving the same prior to disclosure to the relevant Party in connection with this Agreement;

(c)                                  was lawfully furnished to the relevant Party receiving the same by a third party;

(d)                                 is required to be disclosed by law or regulations or by a court of competent jurisdiction or by any governmental or regulatory authority or the rules of any relevant securities exchange(s) applicable to itself or (in the case of a Party which is a corporation) its parent company or pursuant to any litigation Provided that the Party with an obligation to make the disclosure shall consult with the other Party insofar as is reasonably practicable before complying with such an obligation;

(e)                                  is disclosed to professional advisers of the disclosing Party on terms that such professional advisers accept such information under a duty of confidentiality; or

(f)                                   is required to be disclosed in connection with the satisfaction of any of the conditions set out in Schedule 1.

8.                                      MISCELLANEOUS

8.1                               Entire Agreement

This Agreement (together with any documents referred to herein or executed contemporaneously by the parties in connection herewith) embodies all the terms and conditions agreed upon between the Parties as to the subject matter of this Agreement and supersedes and cancels in all respects all previous agreements, letters, representations, warranties and undertakings, if any, between the Parties with respect to the subject matter hereof, whether such be written or oral.

8.2                               Releases

Any liability to any Party under this Agreement may in whole or in part be released, compounded or compromised, or time or indulgence given, by such Party in its absolute discretion without in any way prejudicing or affecting its rights against the other Party in respect of the same.

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8.3                               No Implied Waivers

The failure by any Party to exercise any right (including the right of rescission) or to require performance by the other Party or to claim a breach of any term of this Agreement shall not be deemed to be a waiver of such or any other rights or remedies available to it.  Completion shall not constitute a waiver by the Purchaser or the Vendor (as the case may be) of their rights in relation to any breach of any provision of this Agreement whether or not known to them at the Completion Date, and no single or partial exercise of any right or remedy shall preclude any further or other exercise.

8.4                               Continuing Effects of this Agreement

(a)                                 The Vendor Warranties and all other provisions of this Agreement which have not been fully performed at Completion, shall remain in full force and effect notwithstanding Completion.

(b)                                 This Clause and all the Surviving Provisions shall remain binding on the Parties notwithstanding Completion and/or any rescission or termination of this Agreement by any Party and any rights or obligations of the Parties in respect of any breach of this Agreement accruing prior to, on or as a result of such termination or rescission shall continue to subsist notwithstanding such termination or rescission.

8.5                               Successors and Assigns

(a)                                 This Agreement shall be binding on and shall enure for the benefit of each Party’s successors and assigns. Any reference in this Agreement to any of the Parties shall be construed accordingly.

(b)                                 No Party may assign or transfer all or part of its rights or obligations under this Agreement without the prior written consent of the other Party.

8.6                               Third Party Rights

Save as expressly provided in this Agreement, no provision of this Agreement is enforceable by virtue of the Contracts (Rights of Third Parties) Act (Chapter 53B) of Singapore by any person who is not a Party to this Agreement.

8.7                               Time of Essence

Any time, date or period mentioned in any provision of this Agreement may be extended by mutual agreement between the Parties in accordance with this Agreement or by agreement in writing but as regards any time, date or period originally fixed or any time, date or period so extended as aforesaid time shall be of the essence.

8.8                               Further assurance

The Vendor shall at its own cost do or procure the doing of all such acts and things, and execute and procure the execution of all such documents, as the Purchaser may from time to time reasonably require, whether on or after Completion, for the purpose of giving full effect to this Agreement and securing to the Purchaser the full benefit of all of the rights, powers and remedies conferred upon the Purchaser in this Agreement.

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8.9                               Remedies

No remedy conferred by any of the provisions of this Agreement is intended to be exclusive of any other remedy which is otherwise available at law, in equity, by statute or otherwise, and each and every other remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute or otherwise. The election of any one or more of such remedies by any Party shall not constitute a waiver by such Party of the right to pursue any other available remedies.

8.10                        Costs and Expenses

(a)                                 Save as otherwise provided herein, each Party shall bear and be responsible for its professional and other costs and expenses incurred in the preparation, negotiation and execution of this Agreement and all other documents in connection with this Agreement, including all other professional and other costs and expenses incurred in relation to the performance of its obligations under this Agreement.

8.11                        Invalidity

(a)                                 If any provision in this Agreement shall be held to be illegal, invalid or unenforceable, in whole or in part, the provision shall apply with whatever deletion or modification is necessary so that the provision is legal, valid and enforceable and gives effect to the commercial intention of the Parties.

(b)                                 To the extent it is not possible to delete or modify the provision, in whole or in part, under Clause 8.11(a), then such provision or part of it shall, to the extent that it is illegal, invalid or unenforceable, be deemed not to form part of this Agreement and the legality, validity and enforceability of the remainder of this Agreement shall, subject to any deletion or modification made under Clause 8.11(a), not be affected.

8.12                        No Purported Variation

No purported variation of this Agreement shall be effective unless made in writing, refers specifically to this Agreement and is duly executed by all the Parties.

8.13                        Construction

As the Parties have participated in the drafting of this Agreement, the Parties agree that any applicable rule requiring the construction of this Agreement or any provision hereof against the Party drafting this Agreement shall not apply.

8.14                        Communications

(a)                                 Notices To Be In Writing

All notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered by hand, by courier or prepaid registered post with recorded delivery, or by facsimile transmission addressed to the intended recipient thereof at its address or at its facsimile number, and marked for the attention of such person (if any), designated by it to the other Party for the purposes of this Agreement or to such other address or facsimile number, and marked for the attention of such person, as a Party may from time to time duly notify the other in writing.

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(b)                                 Contact Addresses and Numbers

The initial addresses and facsimile numbers of the Parties for the purpose of this Agreement are specified below:

The Vendor

PROMETHEUS CAPITAL (INTERNATIONAL) CO, LTD

Address	:	1605 A Block, Wanda Plaza, 93 Jianguo Road, Chaoyang District, Beijing, PRC
Attention	:	Mr. Simon He
Email	:	hezj@pusicapital.com
Fax	:	N/A

The Purchaser

MACHIPOPO, INC.,

Address	:	Clarence Thomas Building P.O. Box 4649 Road Town Tortola British Virgin Islands
Attention	:	Phua Jiexian, Joseph
Email	:	joseph@17.media
Fax	:	N/A

(c)                                  Deemed Delivery Date

Any such notice, demand or communication shall be deemed to have been duly served:

(i)                                     in the case of delivery by hand or by courier, when delivered;

(ii)                                  in the case of facsimile, at the time of transmission if transmitted error-free; and

(iii)                               in the case of post, on the second Business Day after the date of posting (if sent by local mail) and on the seventh Business Day after the date of posting (if sent by air mail),

Provided that in each case where delivery by hand, by courier or by fax occurs on a day which is not a Business Day or after 6.00 p.m. on a Business Day, service shall be deemed to occur at 9.00 a.m. on the next following Business Day and in proving service, it shall be sufficient to show that personal delivery was made or that the envelope containing such notice was properly addressed, and duly stamped and posted or that the facsimile transmission was properly addressed and despatched.

8.15                        Counterparts

This Agreement may be executed and delivered in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Any Party may enter into this Agreement by signing any such counterpart (which may include counterparts delivered by facsimile and/or electronic transmission, with originals to follow) and each counterpart shall be as valid and effectual as if executed as an original.

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8.16                        Governing Law; Disputes Resolution

This Agreement shall be governed by, and construed in accordance with, the laws of Singapore. Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in Singapore in accordance with the arbitration rules of the Singapore International Arbitration Centre (“SIAC”) for the time being in force which rules are deemed to be incorporated by reference to this Clause 8.16.  The language of the arbitration shall be English. The physical venue of the arbitration shall be Singapore.  Costs shall be borne as determined by the arbitration panel.

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SCHEDULE 1

CONDITIONS PRECEDENT

Completion of the sale and purchase of the Sale Shares is conditional upon the following conditions being satisfied or waived in accordance with Clause 4.2.

(a)                                all the Vendor Warranties and the Purchaser Warranties being true, accurate and not misleading in all material respect as at the Completion Date;

(b)                                all covenants and undertakings of the Vendor under this Agreement having been complied with as at the Completion Date;

(c)                                 the purchase and transfer of the Sale Shares upon the terms and conditions of this Agreement not being prohibited or restricted by any statute, order, rule, regulation, directive, guideline or request (whether or not having the force of law) promulgated by any legislative, executive or regulatory body or other authority of Singapore and any other relevant jurisdictions;

(d)                                all approvals, consents, licenses, permits, waivers and exemptions (collectively, “Approvals”) for the sale and purchase of the Sale Shares and its Completion and the transactions contemplated under this Agreement being granted by third parties including all legislative, executive, regulatory, judicial or other authorities in Singapore, or any other jurisdiction to the Purchaser and where any such Approval is subject to conditions, such conditions being acceptable to the Purchaser, and if such conditions are required to be fulfilled before Completion, such conditions being fulfilled before Completion, and such Approvals remaining in full force and effect;

(e)                                 the Sale Shares being fully paid up or credited as fully paid;

(f)                                  the passing of board and shareholders resolutions of the Purchaser approving the purchase and transfer of the Sale Shares by and to the Purchaser or its nominee.

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SCHEDULE 2

VENDOR WARRANTIES

1.                                      Accuracy and Adequacy of Information

1.1                               All information disclosed and/or provided by the Vendor or any of its directors, auditors, advisers, employees, representatives or agents of any of them to the Purchaser or its officers, professional advisers, employees or agents when given, and is and remains, true, complete and accurate and not misleading in all material respect and the Vendor is not aware of any fact or matter or circumstances not disclosed to the Purchaser which renders any such information untrue, inaccurate or misleading in a material respect.

2.                                      Capacity and Authority of the Vendor

2.1                               The Vendor is a company duly incorporated and existing under the laws of the British Virgin Islands.

2.2                               The Vendor has the capacity to enter into, perform and deliver this Agreement and has taken all necessary action to authorise its entry into, performance and delivery of this Agreement.

2.3                               This Agreement when executed by the Vendor will constitute legal, valid and binding obligations of the Vendor enforceable in accordance with its terms.

2.4                               The execution, delivery and performance of this Agreement by the Vendor will not result in a breach of:

(a)                                any agreement, instrument or document to which it is a party or by which any of its assets are bound; or

(b)                                any order, judgment or decree of any court, governmental agency or regulatory body having jurisdiction over the Vendor.

3.                                      Corporate Information

3.1                               The Sale Shares

(a)                                The Vendor is, and will on Completion be, the legal and beneficial owner of the Sale Shares and shall on Completion be entitled to transfer the legal and beneficial ownership of such Sale Shares on the terms of this Agreement.

(b)                                The Sale Shares constitute 3.82% of the properly and validly allotted and issued Shares in the capital of the Purchaser and are fully paid up or credited as fully paid.

(c)                                 The Sale Shares are or will on Completion be free from any Encumbrances whatsoever.

(d)                                All consents for the transfer of the Sale Shares on the part of the Vendor have been obtained or will be obtained by Completion.

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SCHEDULE 3

PURCHASER WARRANTIES

1.                                      Capacity and Authority of the Purchaser

1.1                               The Purchaser has the capacity to enter into, perform and deliver this Agreement and has taken all necessary action to authorise its entry into, performance and delivery of this Agreement.

1.2                               This Agreement when executed by the Purchaser will constitute legal, valid and binding obligations of the Purchaser enforceable in accordance with its terms.

1.3                               The execution, delivery and performance of this Agreement by the Purchaser will not result in a breach of:

(a)                                any agreement, instrument or document to which it is a party or by which it is bound; or

(b)                                any order, judgment or decree of any court, governmental agency or regulatory body having jurisdiction over the Vendor.

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IN WITNESS WHEREOF this Agreement has been entered into by the Parties on the date stated at the beginning.

THE VENDOR

SIGNED by Simon He	/s/ Simon He
for and on behalf of
PROMETHEUS CAPITAL (INTERNATIONAL) CO, LTD in the presence of:

/s/ Yuan Meng

Witness’s signature
Name: Yuan Meng
Address:	1605 A Block, Wanda Plaza,
93 Jianguo Road, Chaoyang District,
Beijing, PRC

THE PURCHASER

SIGNED by Phua Jiexian, Joseph	/s/ Phua Jiexian,,Joseph
for and on behalf of
MACHIPOPO, INC in the presence of:

/s/ Joseph Chang

Witness’s signature
Name: Joseph Chang
Address:	9F, No. 312, Secl. Tuanhua South Rd.
Taipei, Taiwan

Execution page to Sale and Purchase Agreement

46-16

SIGNATURE PAGES

IN WITNESS WHEREOF this Agreement has been entered into by the Parties on the date stated at the beginning.

Signed by Chua Joo Hock	)
Managing Director and Chief Investment Officer	)
For and on behalf of	)	/s/ Chua Joo Hock
VERTEX ASIA FUND (SINGAPORE) PTE. LTD.	)
in the presence of:- Low Junliang	)	/s/ Low Junliang

Execution page of Merger Agreement

Signed by Lim Ho Kee	)
Director	)
For and on behalf of	)	/s/ Lim Ho Kee
MAJUVEN FUND 1 LTD.	)
in the presence of:- Rohit Sing’h	)	/s/ Rohit Sing’h

47

Signed by Adrian Li	)
Director	)
For and on behalf of	)	/s/ Adrian Li
CONVERGENCE CAPITAL 1 HOLDING LTD	)
in the presence of:-)

48

Signed by Lo Hengky Senjaya	)
President Director	)
For and on behalf of	)	/s/ Lo Hengky Senjaya
PT SENJAYA TUNGGAL SAKTI	)
in the presence of:- Harry Njio	)	/s/ Harry Njio

49

Signed by Lim Ho Kee	)	/s/ Lim Ho Kee
NRIC Number	)
in the presence of:- Rohit Sing’h	)	/s/ Rohit Sing’h

50

Signed by Barnabas Chung	)
NRIC Number	)	/s/ Barnabas Chung
In the presence of:-)

51

Signed by Zhiyuan William Ho	)
Passport No.	)	/s/ Zhiyuan William Ho
In the presence of:-)

52

Signed by Phua Angela	)
NRIC No.	)	/s/ Phua Angela
In the presence of:-)

53

Signed by Lee Ching Yen Stephen	)	/s/ Lee Ching Yen Stephen
NRIC Number	)
In the presence of:- Rohit Sing’h	)	/s/ Rohit Sing’h

54

Signed by Foo Mao Ching	)
NRIC Number	)	/s/ Foo Mao Ching
In the presence of:-)

55

Signed by Shinichiro Hori	)
Chief Executive Officer of YJ Capital Inc.	)
General Partner of	)	/s/ Shinichiro Hori
YJ2 INVESTMENT PARTNERSHIP	)
in the presence of:-)

56

Signed by David Fernando Audy	)
President Director	)	/s/ David Fernando Audy
For and on behalf of	)
PT MEDIA NUSANTARA CITRA TBK	)
in the presence of:- Christophorus Taufik	)	/s/ Christophorus Taufik

57

Signed by Savva Pavlov	)
Chief Executive Officer	)
For and on behalf of	)	/s/ Savva Pavlov
GLOBAL GRAND LEISURE PTE. LTD.	)
in the presence of:- Phua Jiexian Joseph	)	/s/ Phua Jiexian Joseph

58

Signed by Tioh Suay Eng	)
Director	)
For and on behalf of	)	/s/ Tioh Suay Eng
SEBRINA HOLDINGS VENTURE CAPITAL PTE. LTD.	)
in the presence of:- Pamela Yap	)	/s/ Pamela Yap

59

Signed by Tan Tye-Renn Daren (Chen Dairen Daren))
Director	)
For and on behalf of	)	/s/ Tan Tye-Renn Daren
MCN INVESTMENTS LTD	)
in the presence of:- Bennett Lee	)	/s/ Bennett Lee

60

Signed by Phua Jiexian, Joseph	)
Singapore NRIC No.	)	/s/ Phua Jiexian, Joseph
In the presence of:- Joseph Chang	)	/s/ Joseph Chang

61

Signed by Ng Jing Shen	)
Singapore NRIC No.	)	/s/ Ng Jing Shen
In the presence of:-)

62

Signed by Koh Ying Ying Charlene	)
Singapore NRIC No.	)	/s/ Koh Ying Ying Charlene
In the presence of:-)

63

Signed by Phua Jiexian, Joseph	)
Chief Executive Officer	)
For and on behalf of	)	/s/ Phua Jiexian, Joseph
PAKTOR PTE. LTD.	)
in the presence of:- Joseph Chang	)	/s/ Joseph Chang

64

Signed by Ho Hui Jie (Jason))
)
For and on behalf of	)	/s/ Ho Hui Jie (Jason)
PAV INVESTMENTS PTE. LTD.	)
in the presence of:- Lim Tchuang Cheio	)	/s/ Lim Tchuang Cheio

65

Signed by Ozi Amanat	)
For and on behalf of	)	/s/ Ozi Amanat
K2 GLOBAL, L.P	)
in the presence of:-)

66

Signed by	)
Michael Darwin Zee	)	/s/ Michael Darwin Zee
in the presence of:- Vivian Zee	)	/s/ Vivian Zee

67

Signed by Thomas Chan	)
For and on behalf of	)
GOLDEN SUMMIT INTERNATIONAL LTD	)	/s/ Thomas Chan
in the presence of:-)

68

Signed by Faisal Dharma Setiawan	)	/s/ Faisal Dharma Setiawan
and Ella Kartika	)
For and on behalf of	)	/s/ Ella Kartika
PT MNC MEDIA INVESTASI	)
in the presence of:- Christophorus Taufik	)	/s/ Christophorus Taufik

69

Signed by	)
Richard Liu 刘芹	)	/s/ Richard Liu
in the presence of:- Shen Jun	)	/s/ Shen Jun

70

Signed by Colin Hodge	)
For and on behalf of	)	/s/ Colin Hodge
DOWN HOLDINGS LLC	)
in the presence of:-)

71

Signed by Colin Hodge	)
For and on behalf of	)	/s/ Colin Hodge
AL BWF FUND	)
in the presence of:-)

72

Signed by Jeffrey Huang	)	/s/ Jeffrey Huang
)
For and on behalf of	)
UNIVERSAL STANDARD VENTURES LTD.	)
in the presence of:- Joseph Chang	)	/s/ Joseph Chang

73

Signed by Lai Yu Wen	)	/s/ Lai Yu Wen
)
For and on behalf of	)
HIGH LEVEL LTD	)
in the presence of:- Lv Ya Ting	)	/s/ Lv Ya Ting

74

Signed by He Zhi Jian	)	/s/ He Zhi Jian
)
For and on behalf of	)
PROMETHEUS CAPITAL (INTERNATIONAL) CO, LTD	)
in the presence of:-)

75

Signed by Mona Hiu Kuan Chau	)	/s/ Mona Hiu Kuan Chau
)
For and on behalf of	)
LEADWAY ASIA PACIFIC LIMITED	)
in the presence of:-)

76

Signed by	)
Liu, Po-Yuan	)	/s/ Liu, Po-Yuan
in the presence of:- Chen Yi Ju	)	/s/ Chen Yi Ju

77

Signed by	)
Wong, Ta Wei	)	/s/ Wong, Ta Wei
in the presence of:-)

78

Signed by	)
Lin, Chih-Chen	)	/s/ Lin, Chih-Chen
in the presence of:-)

79

Signed by	)
NG Lawrence Chun Hung	)	/s/ NG Lawrence Chun Hung
in the presence of:-)

80

Signed by Akio Tanaka	)	/s/ Akio Tanaka
)
For and on behalf of	)
INFINITY E.VENTURES ASIA III, L.P.	)
in the presence of:- Joseph Huang	)	/s/ Joseph Huang

81

Signed by	)
Tong Aika	)	/s/ Tong Aika
in the presence of:- Joseph Huang	)	/s/ Joseph Huang

82

Signed by	)
Prince Bernhard of Baden	)	/s/ Prince Bernhard of Baden
in the presence of:- Peter Nünlist	)	/s/ Peter Nünlist

83

Signed by Huang, Li-Tchen	)	/s/ Huang, Li-Tchen
Chairman	)
For and on behalf of	)
Machipopo, Inc.	)
in the presence of:- Joseph Chang	)	/s/ Joseph Chang

84

EXECUTION

SUPPLEMENTAL AGREEMENT

March 20, 2017

THIS SUPPLEMENTAL AGREEMENT is entered into this                       day of                      2017 (“Supplemental Agreement”)

AMONGST:

(1)                                 THE PARTIES LISTED AT SCHEDULE 1 (collectively, the “Current Shareholders”);

(2)                                 MACHIPOPO, INC., (Company Registration No. 1882842), a company incorporated in the British Virgin Islands and having its registered office at Clarence Thomas Building, P.O. Box 4649, Road Town, Tortola, British Virgin Islands (together with its successors and permitted assigns, “Machipopo”);

(3)                                 PAKTOR PTE. LTD. (Company Registration No. 201312076Z), a company incorporated in Singapore and having its registered office at 10 Anson Road #26-04 International Plaza, Singapore 079903 (together with its successors and permitted assigns, “Paktor”); and

(4)                                 M17 ENTERTAINMENT LIMITED, (Company Registration No. 320106), an exempted company incorporated with limited liability in the Cayman Islands with its registered address at Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands (together with its successors and permitted assigns, “M17”);

(collectively referred to as the “Parties” and individually, a “Party”).

WHEREAS:

(A)                               The Parties, save for M17, KTB China Synergy Fund (“KTB”) and Danchelle Limited (“Danchelle”) (the “New Parties”) (all Parties other than the New Parties, the “Original Parties”), had on 3 February 2017 entered into a merger agreement (the “Merger Agreement”) pursuant to which Original Parties have agreed to, amongst other things, the merger of Paktor and Machipopo.

(B)                               The Parties have now agreed to enter into this Supplemental Agreement to amend and supplement the terms of the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, IT IS HEREBY AGREED as follows:

1.                                      DEFINITIONS

1.1                               Except as otherwise defined in this Supplemental Agreement, all words and expressions which are defined in the Merger Agreement shall have the same meaning and construction when used in this Supplemental Agreement.

1.2                               The headings in this Supplementary Agreement are for convenience only and shall not affect the interpretation hereof.

1.3                               Unless the context otherwise requires, references to the singular number shall include references to the plural number and vice versa, references to natural persons shall include bodies corporate, and the use of any gender shall include all genders.

2.                                      AMENDMENT OF MERGER AGREEMENT

2.1                               The Parties agree that the Merger Agreement shall be deemed to be amended with effect from the date of this Supplemental Agreement as follows:

(a)                                 by including each of the New Parties as a “Party” to the Merger Agreement;

(b)                                 by including each of KTB and Danchelle as a “Paktor Shareholder”, and by amending Schedule 1 Part 1 of the Merger Agreement by adding the following:

“

27.	KTB China Synergy Fund (“KTB”)	Address:	10F, Uspace 2A dong, 670 Daewangpangyo-ro, Bundang- gu, Seongnam-city, Gyeonggi-do 13494, Korea
		Attention:	Chi Hoon Hyun
		Email address:	jh.hyun@ktbchina.com

28.	Danchelle Limited (“Danchelle”)	Address:	P.O. Box 957 Offshore Incorporations Centre, Road Town, Tortola, BritishVirgin Islands.
		Attention:	Danny Yueng
		Email address:	yueng22@gmail.com

”

by deleting, respectively, each of Schedules 2, 3, 6 and 7 of the Merger Agreement in its entirety and substituting it with, respectively, the revised Schedules 2, 3, 6 and 7 in the form set out in schedules 2, 3, 4 and 5 to this Supplemental Agreement;

(c)                                  by deleting Clause 1.3 at Schedule 5 of the Merger Agreement in its entirety, and substituting it with the following:

“Joseph’s joint and several liability to Paktor’s breach of representations and warranties made pursuant to the Merger Agreement on or immediately after the Closing Date, shall be satisfied by the transfer of such number of his Ordinary Consideration Shares and Preferred Consideration Shares in the Holding Company as may be equivalent to the value of the claim (the “Claim Amount”), assuming a price per share equivalent to the price per share of each Ordinary Consideration Share and Preferred Consideration Share on Closing Date (assuming a valuation of the Holding Company of US$156.98 million and 73,610,098 Preference Consideration Shares and 65,231,773 Ordinary Consideration Shares) to Machipopo Shareholders (pro rata in accordance with their respective shareholding percentages on an as- converted basis vis-à-vis the entire shareholding percentages of all Machipopo Shareholders). If the number of Ordinary Consideration Shares and Preferred Consideration Shares (as the case may be) held by Joseph are insufficient to discharge the Claim Amount, Joseph shall be liable for the remainder amount in cash.”

(d)                                 by deleting Clause 8.2 of the Merger Agreement in its entirety, and substituting it with the following:

“8.2        Restructuring

The Parties agree and acknowledge that on Closing, the Holding Company will acquire the Paktor Machipopo Shares from Paktor for a consideration of US$1,828,095.44, which shall be satisfied by the issuance by Holding Company to Paktor of a promissory note (“Restructuring”).”

(e)                                  by deleting Clause 8.3 of the Merger Agreement in its entirety, and substituting it with the following:

“8.3        Highlevel Shares

Each Party acknowledges, agrees and undertakes that upon Closing, the number of Preference Consideration Shares and/or Ordinary Consideration Shares to be issued to the Paktor Shareholders will not take into account the Highlevel Shares that are acquired by the Holding Company and the amount of the promissory note issued by the Holding Company in exchange for the purchase of the Highlevel Shares pursuant to the Restructuring.”

(f)                                   by deleting all references to “Redistribution”, “Redistribution SPA”, “Promissory Note”;

(g)                                  by deleting Clause 8.6 of the Merger Agreement in its entirety, and substituting it with the following:

“8.6        Qualified Funding

Each Paktor Shareholder acknowledges, agrees and undertakes to its best endeavours to do all such acts and things as may reasonably be required (including exercising its voting rights as shareholders of Paktor) to complete the Qualified Funding on Closing.”

(h)                                 by deleting the following definitions from Clause 1.1 of the Merger Agreement and substituting them with the following:

“Base Issue Price means US$1.0200.

“Ordinary Consideration Shares” means the 53,011,528 Ordinary Shares to be issued to the Selling Shareholders on Closing Date in such proportion as set out in Schedule 3.

“Preference Consideration Shares” means the 73,610,098 Series A Preference Shares to be issued to the Selling Shareholders on Closing Date in such proportion as set out in Schedule 3.

“Qualified Funding” means the subscription by KTB of 2,472,799 Paktor Series B Plus Preference Shares at US$2.0220 per share on Closing, upon the terms set out in the KTB Subscription Agreement.”

“Holding Company” means M17 Entertainment Limited (“M17”), a Company

Registration No. 320106), an exempted company incorporated with limited liability in the Cayman Islands with its registered address at Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.

(i)                                     by adding the following definitions at Clause 1.1 of the Merger Agreement:

“KTB Subscription Agreement” means the Series B Plus Second Supplemental Agreement entered into by KTB, Paktor and the other parties named thereto on or before Closing Date setting out the terms of the Qualified Funding.

“Restructuring has the meaning ascribed to it at Clause 8.2.”

(j)                                    by deleting Clause 11.13 of the Merger Agreement in its entirety, and substituting it with the following:

“All notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered by hand, by courier or by prepaid registered post with recorded delivery, or by electronic mail sent to the intended recipient thereof at its electronic mail address, or by facsimile transmission addressed to the intended recipient thereof at its address or at its facsimile number, and marked for the attention of such person (if any), designated by it to the other Party for the purposes of this Agreement or to such other address or facsimile number, and marked for the attention of such person, as a Party may from time to time duly notify the others in writing.”Sections 8 and 19(3) of the Electronic Transactions Law (as amended) of the Cayman Islands shall not apply to this Agreement.”

(k)                                 by deleting Clause (f) of Schedule 4 of the Merger Agreement in its entirety, and substituting it with the following:

“the closing of the Restructuring on Closing Date, and the transfer of the Paktor Machipopo Shares to the Holding Company, in consideration for the issuance by the Holding Company to Paktor of a promissory note of an amount of US$1,828,095.44;”

(l)                                     by deleting Clause (g) of Schedule 4 of the Merger Agreement in its entirety, and substituting it with the following:

“the conversion of all the Paktor Convertible Notes at a price of US$1.6176 per Series B Plus Preference Share of Paktor and the corresponding issuance of the 4,883,806 Series B Plus Preference Shares to the Paktor Noteholders;”

(m)                             by deleting Clause (h) of Schedule 4 of the Merger Agreement in its entirety, and substituting it with the following:

“the exercise by the Paktor Noteholders of 793,312 Paktor Share Options and the corresponding issuance of 793,312 Series B Plus Preference Shares to the Paktor Noteholders and the cancellation and termination of any and all unexercised Paktor Share Options;”; and

(n)                                 by deleting Clause 1.1(b)(iii) of Schedule 5 of the Merger Agreement in its entirety, and substituting it with the following:

“approving the Restructuring;”.

(o)                                 by adding the following at Clause 7.2A of the Merger Agreement:

“7.2A Warranties by the Holding Company

M17 hereby represents and warrants to Paktor, Machipopo and Selling Shareholders that:

(a)                                as at the Closing, the respective Preference Consideration Shares and the Ordinary Consideration Shares shall be allotted and issued free from all encumbrances and the Preference Consideration Shares shall have the rights, benefits and privileges set out in Schedule 6 and the Shareholders’ Agreement;

(b)                                the respective Preference Consideration Shares when issued will be duly authorised fully paid and free from any encumbrances whatsoever;

(c)                                 it has the corporate power to enter into, exercise its rights and perform and comply with its obligations under the Merger Agreement (as amended by the terms of this Supplemental Agreement) and this Supplemental Agreement (collectively, the “Merger Documents”) to which it is a party and all third party approvals and consents necessary for the entry by M17 of the Merger Documents have been obtained and have not been revoked or withdrawn;

(d)                                all actions, conditions and things required to be taken, fulfilled and done including, without limitation the obtaining of any necessary consents or licence or the making of any filing or registration (i) in order to enable it to lawfully enter into, exercise its rights and perform and comply with its respective obligations under the Merger Documents to which it is a party, and to ensure that those obligations are legally binding and enforceable; and (ii) for the issue of the Preference Consideration Shares and the Ordinary Consideration Shares, have been taken, fulfilled and done;

(e)                                 its entry into, exercise of its rights and/or performance of or compliance with its obligations under the Merger Documents to which it is a party, do not and will not violate, or exceed any power or restriction granted or imposed by (i) any law, regulation, authorisation, directive or order (whether or not having the force of law) to which it is subject; (ii) its memorandum and articles of association; or (iii) any agreement or arrangement to which it is a party or which is binding on it or its assets; and

(f)                                   its obligations under the Merger Documents to which it is a party are valid, binding and enforceable against it in accordance with their terms.”

2.2                               The Parties hereby agree that the Merger Agreement (as amended by this Supplemental Agreement) shall mutatis mutandis apply to this Supplemental Agreement.

2.3                               Except to the extent expressly amended by the provisions of this Supplemental Agreement, the Parties confirm that the terms and conditions of the Merger Agreement (as amended by the terms of this Supplemental Agreement) shall remain in full force and effect and that the Merger Agreement (as amended by the terms of this

Supplemental Agreement) shall continue to remain in full force and effect and be binding on them.

2.4                               The Merger Agreement is to be read and construed together with this Supplemental Agreement and this Supplemental Agreement shall be considered to be part of the Merger Agreement and, without prejudice to the generality of the foregoing, where the context so allows, references in the Merger Agreement to “this Agreement”, howsoever expressed, shall be read and construed as references to the Merger Agreement as amended and supplemented by this Supplemental Agreement. Accordingly, this Supplemental Agreement functions as an amendment and supplement to the Merger Agreement.

3.                                      RATIFICATION AND ACCESSION BY NEW PARTIES

3.1                               Each New Party hereby covenants with all Parties hereto (whether original or by accession) to observe, perform and be bound by all the terms of the Merger Agreement to the intent and effect that the New Party shall be deemed with effect from the date of this Supplemental Agreement to be a party to the Merger Agreement.

3.2                               Each New Party represents and warrants to the Parties that (if it is incorporated) it is a corporation duly incorporated and validly existing under the laws of its country of incorporation or organization, and it has all requisite powers to own property and has the necessary power to bind itself in the manner contemplated by this Supplemental Agreement and to execute, deliver and perform this Supplemental Agreement and the Merger Agreement (as the case may be) and to become bound accordingly.

4.                                      AGREEMENT AS TO PAKTOR CONVERTIBLE NOTES AND PAKTOR SHARE OPTIONS

4.1                               The Paktor Noteholders agree and acknowledge that:

(a)                                 the Qualified Funding shall be deemed to be a Qualified Financing B as defined in the convertible note agreement entered into between the Paktor Noteholders and Paktor on 20 October 2016 (“Paktor Convertible Note Agreement”); and

(b)                                 at Closing, the Qualified Funding shall have occurred at a pre-money valuation of Paktor of less than US$84,000,000 and accordingly, the Conversion Price (as defined in the Paktor Convertible Note Agreement) shall be US$1.6176 per Series B Plus Preference Share, being 80% of the subscription price per Series B Plus Preference Share paid by KTB.

5.                                      CLOSING CERTIFICATION, DEFERMENT AND WAIVER OF CONDITIONS

5.1                               The Parties hereby agree that Closing Date (as defined in the Merger Agreement) shall take place on the date of this Supplemental Agreement and accordingly, the Parties agree, confirm and certify (to such extent that each party is responsible for the fulfilment of the respective condition precedent) in relation to the conditions set forth at Schedule 4 of the Merger Agreement (as amended by this Supplemental Agreement) (each a “Condition Precedent”) as follows:

(a)                                 all necessary governmental and regulatory consents, approvals and waivers, where required for the transactions contemplated under the Merger Agreement, have been obtained, and have not been amended or revoked on or before the date hereof;

(b)                                 the Shareholders Agreement has been duly executed and is now legally binding and will come into effect on Closing Date;

(c)                                  Paktor has effected full payment of the Treasury Shares Purchase Consideration Balance to Machipopo pursuant to the terms of the Paktor-Machipopo SPA and the Merger Agreement;

(d)                                 Paktor has duly completed the acquisition of the Highlevel Shares pursuant to the terms of the Paktor-Highlevel SPA dated 30 December  2016;

(e)                                  the Restructuring has been duly completed;

(f)                                   all the Paktor Convertible Notes have been converted into Series B Plus Preference Shares of Paktor at a price of US$1.6176 per Series B Plus Preference Share and 4,883,806 Series B Plus Preference Shares has been issued to the Paktor Noteholders;

(g)                                  793,312 Paktor Share Options has been exercised and 793,312 Series B Plus Preference Shares have been issued to the Paktor Noteholders and the exercise price of US$978,709 has been received by Paktor and any and all unexercised Paktor Share Options have been cancelled and terminated without any further effect;

(h)                                 the acquisition of the Prometheus Shares by Machipopo has been duly completed pursuant to the terms of the Prometheus-Machipopo SPA dated 26 January 2017;

(i)                                     the acquisition by INFINITY E.VENTURES ASIA III, L.P. (“IVP”) of 3,529,412 ordinary shares in Machipopo (“Universal Shares”) has been duly completed pursuant to terms of a shares purchase agreement dated 24 January 2017 executed between IVP and UNIVERSAL STANDARD VENTURES LTD (“Universal”) pursuant to which IVP agreed to purchase, and Universal agreed to sell, the Universal Shares;

(j)                                    all treasury shares in the capital of Machipopo (including the Prometheus Shares) and Paktor has been duly cancelled as of the date hereof;

(k)                                 the Fully-Diluted share capital position of Paktor and Machipopo immediately prior to Closing is as set out at Schedule 2 (as amended by this Supplemental Agreement);

(n)                                 Paktor and Machipopo have obtained waivers of the ESOP Rights from all ESOP holders under the Existing Employee Incentive Schemes in exchange for ESOP Rights under the new employee incentive scheme to be adopted at the Holding Company level;

(o)                                 the Qualified Funding has been duly completed, save for KTB’s obligation to pay the subscription monies of US$5,000,000, which shall be paid in accordance with the terms of this Supplemental Agreement; and

(p)                                 Paktor’s cash and cash equivalent balance available in its account including any amounts loaned to Machipopo under the loan facility in accordance with Clause 8.4, is no less than the sum of US$9,000,000 and any amounts injected into Paktor pursuant to the exercise of the Paktor Share Options and Qualified Funding.

5.2                               Immediately prior to or as of the date of this Supplemental Agreement, Parties shall be deemed to have waived the benefit of any remaining unfulfilled Conditions Precedent, except to the extent that Parties agree to defer the fulfilment of such unfulfilled Conditions Precedent to a later date as agreed upon between Paktor and Machipopo.

5.3                               Without limiting the above, the Parties agree that the Conditions Precedent as at Schedule 4 of the Merger Agreement and the closing obligations of the Parties as at Schedule 5 of the Merger Agreement (each a “Closing Obligation”) to be waived and/or deferred are set out as follows:

(a)                                 Parties agree to waive Conditions Precedent (c) at Schedule 4 of the Merger Agreement on Closing, and undertake to each other that such Condition Precedent shall be completed within fourteen (14) days from Closing Date;

(b)                                 Parties agree to waive Conditions Precedent (m) at Schedule 4 of the Merger Agreement on Closing, and undertake to each other that such Condition Precedent shall be completed within thirty (30) days from Closing Date; and

(c)                                  Parties agree to waive Closing Obligations 2.1(a), (b), (c) and (d) at Schedule 5 of the Merger Agreement on Closing, and undertake to each other that such Closing Obligation shall be completed as soon as possible but in any case no later than seven (7) days from Closing Date.

5.4                               Parties agree to waive the delivery of the Disclosure Letter on Closing, and undertake to each other that the Disclosure Letter shall be provided by Paktor to Machipopo within fourteen (14) days from Closing Date.

6.                                      REPRESENTATIONS AND WARRANTIES

6.1                               Each of Paktor and Machipopo (“Warrantors”) hereby represents and warrants to KTB the terms in Schedule 6 (each a “Warranty” and collectively, “Warranties”).

6.2                               Save for Clause 6.1, the Warrantors make no other representation or warranty, express or implied, in relation to any matter arising out of or in connection with this Supplemental Agreement or the Merger Agreement and KTB hereby acknowledges that it has not relied on or been induced by any other representations or Warranties made by the other Parties’ or their agents or representatives in relation to the Qualified Funding.

6.3                               The Warranties are given subject to the matters fully, fairly and specifically disclosed in the disclosure letter to be provided by the Warrantors to KTB within fourteen (14) days from Closing Date (the “KTB Disclosure Letter”).

7.                                      AGREEMENT IN RELATION TO QUALIFIED FUNDING

7.1                               Paktor Shareholders as at the date of this Supplemental Agreement hereby irrevocably and unconditionally consent to the issue and allotment of the Series B Plus Preference

Shares pursuant to (a) the Qualified Funding; (b) the conversion of the Paktor Convertible Notes; and (c) the exercise of the Paktor Share Options, and waive any rights that they may have to be offered such shares of Paktor under the constitution of Paktor and/or all other agreements, instruments and documents to which each of them and/or Paktor are parties.

7.2                               Notwithstanding anything in this Supplemental Agreement, the Merger Agreement and the KTB Subscription Agreement, the Parties agree and acknowledge that (a) the Qualified Funding and the Closing shall occur contemporaneously, and that KTB’s obligation to pay to Paktor the subscription monies for the shares to be issued pursuant to the Qualified Funding shall be conditional on Closing; and (b) notwithstanding Closing and completion of the Qualified Funding, KTB is only obligated to pay the subscription monies of US$5,000,000 for the subscription of 2,472,799 Paktor Series B Plus Preference Shares at US$2.0220 per share after: (i) the KTB Disclosure Letter is duly provided by the Warrantors to KTB in accordance with Clause 6.3 and the disclosure made therein, either individually or taken as a whole, does not have or would not be reasonably expected to have a material adverse effect on the business, operations, value, financial or other conditions of either Paktor or Machipopo, and (ii) Conditions Precedent (c) at Schedule 4 of the Merger Agreement shall have been duly completed.

8.                                      FURTHER ASSURANCE

Each Party undertakes to and for the benefit of the other Parties, execute and do and take such steps as may be in its or his power to procure that all other necessary persons or companies, if any, execute and do all such further deeds, assurance, acts and things as may be required so that full effect may be given to the provisions of the Merger Agreement and this Supplemental Agreement.

9.                                      MISCELLANEOUS

9.1                               This Supplemental Agreement may be signed in any number of counterparts, all of which taken together and when delivered to the Parties shall constitute one and the same instrument. Any Party may enter into this Supplemental Agreement by signing any such counterpart.

9.2                               Unless expressly provided to the contrary in this Supplemental Agreement and the Merger Agreement, as the case may be, a person or entity who is not a Party to this Supplemental Agreement has no right under the Contracts (Rights of Third Parties) Act (Cap. 53B of Singapore) to enforce any term or provision of this Supplemental Agreement.

9.3                               This Supplemental Agreement shall be governed by and interpreted in accordance with the laws of the Republic of Singapore.

9.4                               Without prejudice to any right of the parties to apply to any competent court for injunctive relief, any dispute arising out of or in connection with this Supplemental Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in Singapore in accordance with the Arbitration Rules of the Singapore International Arbitration Centre (“SIAC”) for the time being in force, which rules are deemed to be incorporated by reference in this Clause. The tribunal shall consist of one arbitrator to be appointed by the chairman of the SIAC. The language of the arbitration shall be English.

[Remainder of page blank, schedules to follow]

SCHEDULE 1

Parties

Paktor Shareholders

No.	Shareholder	Details

1.	Vertex Asia Fund (Singapore) Pte. Ltd (“VAF”)	Address:	250 North Bridge Road #05-01 Raffles City Tower Singapore 179101
		Attention:	Mr. Chua Joo Hock
		Email address:	jhchua@vertexmgt.com

2.	Majuven Fund 1 Ltd (“Majuven”)	Address:	36 Armenian Street #04-05 Singapore 179934
		Attention:	Mr. Lim Ho Kee / Mr. Rohit Singh
		Email address:	hokee@majuven.com
rohit@majuven.com

3.	Convergence Capital 1 Holding Ltd (“Convergence”)	Address:	Room 905-909, 9th Floor, Yu To Sang Building 37 Queen’s Road Central, Hong Kong
		Attention:	Mr. Adrian Li
		Email address:	adrian@convergencevc.com

4.	PT Senjaya Tunggal Sakti (“PT Senjaya”)	Address:	Da Vinci Tower, 26th Floor, J1. Jenderal Sudirman Kav. 12 RT/RW 009/011 Karet Tengsin, Tanah abang, Jakarta Pusat, Indonesia
		Attention:	Lo Hengky Senjaya
		Email address:	hengky@senjaya.co.id

5.	Lim Ho Kee	Address:	15 St Thomas Walk #28-15 Grange Heights Singapore 238143
		Attention:	Lim Ho Kee
		Email address:	hokee@majuven.com

6.	Barnabas Chung	Address:	483 Yio Chu Kang Road, #11-13, Castle Green Singapore 787057
		Attention:	Barnabas Chung
		Email address:	barnabaschung@yahoo.com

7.	Zhiyuan William Ho (“William Ho”)	Address:	Flat 16D, The Warren, 9 Warren Street, Tai Hang, Hong Kong
		Attention:	Zhiyuan William Ho
		Email address:	ho.will@gmail.com

8.	Phua Angela	Address:	145 Cove Drive Singapore 098027
		Attention:	Angela Phua
		Email address:	phuaangela@gmail.com

9.	Lee Ching Yen Stephen (“Stephen Lee”)	Address:	12 Bin Tong Park, Singapore 269794
		Attention:	Lee Ching Yen Stephen
		Email address:	slee@gmt.com.sg

10.	Foo Mao Ching	Address:	2 Guan Soon Avenue, Singapore 489574
		Attention:	Foo Mao Ching
		Email address:	maoching@gmail.com

11.	YJ2 Investment Partnership (“YJ Capital”)	Address:	Kioi Tower, Tokyo Garden Terrace Kioicho, 1-3 Kioicho, Chiyoda-ku, Tokyo 102-8282, Japan
		Attention:	Haruku Horiuchi
		Email address:	hhoriuch@yahoo-corp.jp

12.	PT Media Nusantara Citra Tbk	Address:	MNC Tower 27th Floor. Jl Kebon Sirih 17- 19. Jakarta 10340, Indonesia
		Attention:	Faisal Dharma Setiawan / Ella Kartika / David Fernando Audy
		Email address:	faisal.setiawan@mncgroup.com; ella.kartika@mncgroup.com; david.audy@mncgroup.com

13.	Global Grand Leisure Pte. Ltd (“GCL”)	Address:	7030 Ang Mo Kio Avenue 5 #09-90 Northstar @ AMK Singapore 569880
		Attention:	Savva Pavlov
		Email address:	savvap@gmail.com

14.	Sebrina Holdings Venture Capital Pte. Ltd (“Sebrina Holdings”)	Address:	38 Beach Road #16-12 South Beach Tower Singapore 189767
		Attention:	Raouf Kizilbash / Alice Mak
		Email address:	raouf@sebrinaholdings.com
alice@sebrinaholdings.com

15.	MCN Investments Ltd ((“MCN”) or Golden Equator Capital (“GEC”))	Address:	3 Fraser Street, #05-28 DUO Tower, Singapore 189352
		Attention:	Tan Tye-Renn Daren (Chen Dairen Daren)
		Email address:	Daren.tan@goldenequator.com

16.	Pav Investments Pte. Ltd (“Pavilion Capital”)	Address:	60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891
		Attention:	Jason Ho/Koh Wai Kit
		Email address:	ops@pavcap.com.sg;
legal@pavcap.com.sg; jasonho@pavcap.com.sg waikit@pavcap.com.sg

17.	Phua Jiexian, Joseph (“Joseph”)	Address:	145 Cove Drive Singapore 098027
		Attention:	Joseph Phua
		Email address:	joseph@gopaktor.com

18.	Ng Jing Shen (“Jing Shen”)	Address:	19 Queen Astrid Park, Singapore 266822
		Attention:	Ng Jing Shen
		Email address:	jingshen@gopaktor.com

19.	Koh Ying Ying Charlene (“Charlene Koh”)	Address:	115 University Road, Capitol Park, Singapore 297911
		Attention:	Koh Ying Ying Charlene
		Email address:	char@gopaktor.com

20.	PT MNC Media Investasi (“MNC Indonesia”)	Address	MNC Tower 27th Floor. Jl Kebon Sirih 17-19. Jakarta 10340, Indonesia
		Attention	Faisal Dharma Setiawan / Ella Kartika / David Fernando Audy
		Email address:	faisal.setiawan@mncgroup.com;
ella.kartika@mncgroup.com; david.audy@mncgroup.com

21.	Richard Liu 刘芹 (“Richard Liu”)	Address:	No.380, Wu Yuan Road, Xu Hui District, Shanghai 200031, China
		Attention:	Richard Liu
		Email address:	richardliu@morningsidevc.com

22.	Down Holdings LLC C/O A Registered Agent, Inc. (“Down LLC”)	Address:	Rich Gora LLC, 30 Quarter Horse Drive Monroe, CT 06468.
		Attention:	Colin Hodge
		Email address:	colin@gopaktor.com

23.	AL BWF Fund	Address:	PO Box 171305, Salt Lake City, UT 84117, USA
	C/O Havard Business Services, Inc.	Attention:	Colin Hodge
		Email address:	colin@gopaktor.com

24.	Danchelle Limited	Address:	P.O. Box 957 Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands.
		Attention:	Danny Yueng
		Email address:	yueng22@gmail.com

25.	KTB China Synergy Fund (“KTB”)	Address:	10F, Uspace 2A dong, 670 Daewangpangyo-ro, Bundang-gu, Seongnam-city, Gyeonggi-do 13494, Korea.
		Attention:	Chihoon Hyun
		Email address:	jh.hyun@ktbchina.com

Paktor Noteholders

No.	Noteholder	Details

1.	Vertex Asia Fund (Singapore) Pte. Ltd (“VAF”)	Address:	250 North Bridge Road #05-01 Raffles City Tower Singapore 179101
		Attention:	Chua Joo Hock
		Email address:	jhchua@vertexmgt.com

2.	PT MNC Media Investasi	Address:	MNC Tower 27th Floor. Jl Kebon Sirih 17-19. Jakarta 10340, Indonesia
		Attention:	Faisal Dharma Setiawan / Ella Kartika / David Fernando Audy
		Email address:	faisal.setiawan@mncgroup.com; ella.kartika@mncgroup.com; david.audy@mncgroup.com

3.	Golden Summit International Ltd (“GSC”)	Address:	One Raffles Quay, North Tower, Level 25 Singapore 048583
		Attention:	Thomas Chan
Email address:
thomas.chan@goldensummitcapital.com

4.	Global Grand Leisure Pte. Ltd	Address:	7030 Ang Mo Kio Avenue 5 #09-90 Northstar @ AMK Singapore 569880
		Attention:	Savva Pavlov
		Email address:	savvap@gmail.com

5.	Phua Jiexian, Joseph (“Joseph”)	Address:	145 Cove Drive Singapore 098027
		Attention:	Joseph Phua
		Email address:	joseph@gopaktor.com

6.	Michael Darwin Zee	Address:	75 View Street, Los Altos California 94022, USA
		Attention:	Michael Zee
		Email address:	michael.zee@gmail.com

7.	Majuven Fund 1 Ltd (“Majuven”).	Address:	36 Armenian Street #04-05 Singapore 179934.
		Attention:	Lim Ho Kee / Rohit Singh
		Email address:	hokee@majuven.com;
rohit@majuven.com

8.	K2 Global, L.P. (“K2 Global”)	Address:	190 Elgin Avenue, George Town, Grand Cayman, KY1-9005
		Attention:	Ozi Amanat
		Email address:	ozi@k2globalvc.com

9.	MCN Investments Ltd ((“MCN”) or Golden Equator Capital (“GEC”))	Address:	3 Fraser Street, #05-28 DUO Tower, Singapore 189352
		Attention:	Tan Tye-Renn Daren (Chen Dairen Daren)
		Email address:	Daren.tan@goldenequator.com

10.	Lim Ho Kee	Address:	15 St Thomas Walk #28-15 Grange Heights Singapore 238143
		Attention:	Lim Ho Kee
		Email address:	hokee@majuven.com

Machipopo Shareholders

No.	Shareholder	Details

1.	Universal Standard Ventures Ltd	Address:	4F.-7, No.189, Sec. 2, Keelung Rd., Xinyi Dist., Taipei City 11054, Taiwan (R.O.C.)
		Attention:	黃立成
		Email address:	jeff@17.media

2.	High Level Ltd	Address:	北京市朝阳区东三环中路39 号建外 SOHO 东区 B 座 905
		Attention:	王懿/賴郁雯
		Email address:	wangyi@nihao.com
:dora751125@gmail.com

3.	Prometheus Capital (International) Co., Ltd (“Prometheus Capital”)	Address:	31/F, 3 Corporate Avenue, 168 Hu Bin Road, Huangpu District Shanghai PRC
		Attention:	张垚菲
		Email address:	zhangyaofei@pusicapital.com

4.	Leadway Asia Pacific Limited	Address:	Flat B 22/F Blk 8, The Hermitage, Kln, Hong Kong
		Attention:	Wong, Ta Wei
		Email address:	david@17.media

5.	Mr. Liu, Po-Yuan	Address:	台北市內湖區瑞湖街 111 號
		Attention:	陳依如 Kat Chen
		Email address:	katchen@gamania.com

6.	Mr. Wong, Ta Wei	Address:	Flat B 22/F Blk 8, The Hermitage, Kln, Hong Kong
		Attention:	Wong, Ta Wei
		Email address:	david@17.media

7.	Ms. Lin, Chih-Chen	Address:	110 台北市信義區基隆路一段 178 號6 樓
		Attention:	Gaga Liu/ Lin, Chih-Chen
		Email address:	gaga@appworks.tw
ching@appworks.tw

8.	NG Lawrence Chun Hung	Address:	5F., No.8, Sec. 5, Nanjing E. Rd., Songshan Dist., Taipei City 10597, Taiwan(R.O.C.)
		Attention:	NG Lawrence Chun Hung
		Email address:	lawrence@lngmgmt.com

9.	Paktor Pte. Ltd (“Paktor”)	Address:	10 Anson Road, #26-04, International Plaza,Singapore 079903
		Attention:	Joseph Phua
		Email address:	joseph@gopaktor.com

10.	Tong, Aika	Address:	12F., No.58, Tianyu St., Shilin Dist., Taipei City 111, Taiwan (R.O.C.)
		Attention:	Joseph Huang
		Email address:	joe@infinityventures.com

11.	Infinity e.ventures Asia III, L.P. (“IVP”)	Address:	Maples Corporate Service Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands
		Attention:	Akio Tanaka
		Email address:	akio@17.media;
akio@infinityventures.com

12.	Prince Bernhard of Baden	Address:	S.K.H. Prinz Bernhard von Baden, Schloss Salem, DE-88682 Salem
		Attention:	Peter Nünlist
		Email address:	peter.nuenlist@peternuenlist.ch

SCHEDULE 2

Revised Schedule 2 to the Merger Agreement

“SCHEDULE 2

SHARE CAPITALIZATION TABLES OF PAKTOR AND MACHIPOPO

For the purpose of determining the relevant proportion and number of Ordinary Consideration Shares and Preferred Consideration Shares to be issued to the Paktor Shareholders and Machipopo Shareholders, the assumed valuations of Paktor and Machipopo for the purpose of the share s wap shall be US$36,978,709 (including US$978,709 to be raised from the exercise of 793,312 Paktor Share Options) and US$120,000,000  respectively.

Part 1

Paktor Share Capitalization Table

(on a Fully-Diluted basis, immediately prior to Closing)***

	Ordinary	A Pref	B Pref	B+ Pref	Share Options (exercised into B+ Pref)	Convertible Notes (Convertible into B+ Pref)	New Series B+ Pref	Total	%
VAF	605,064	3,888,889	2,026,415	810,570	405,284	1,597,360	—	9,333,582	23.90%
Richard Liu	—	—	810,566	—	—	—	—	810,566	2.08%
Majuven	—	—	810,566	189,673	43,122	169,959	—	1,213,320	3.11%
Convergence	—	—	405,283	94,837	—	—	—	500,120	1.28%
Joseph Phua	7,253,727	—	405,283	101,321	81,056	319,472	—	8,160,859	20.89%
Jingshen Ng	1,112,876	—	—	101,321	—	—	—	1,214,197	3.11%
Charlene Koh	700,000	—	—	—	—	—	—	700,000	1.79%
William Ho	—	277,778	—	100,000	—	—	—	377,778	0.97%
Huang Wei / Angela	—	510,541	—	—	—	—	—	510,541	1.31%

Phua
Barnabas Chung	—	139,867	—	—	—	—	—	139,867	0.36%
Danchelle Limited	—	43,902	—	—	—	—	—	43,902	0.11%
PT Senjaya	—	239,235	202,642	—	—	—	—	441,877	1.13%
Lim Ho Kee	—	—	81,057	38,453	8,521	33,583	—	161,614	0.41%
Stephen Lee	—	—	81,057	18,967	—	—	—	100,024	0.26%
YJ Capital	—	—	—	1,215,855	—	—	—	1,215,855	3.11%
Global Grand Leisure	—	—	—	1,215,855	81,056	319,472	—	1,616,383	4.14%
Golden Equator Capital	—	—	—	648,456	8,106	31,947	—	688,509	1.76%
Sebrina Holdings	—	—	—	405,285	—	—	—	405,285	1.04%
MNC Indonesia	—	—	—	405,285	0	1,597,360	—	2,002,645	5.13%
Pavilion Capital	—	—	—	1,621,139	—	—	—	1,621,139	4.15%
AL-BWF-Fund, LLC	33,500	—	—	—	—	—	—	33,500	0.09%
Down LLC	1,057,866	—	—	—	—	—	—	1,057,866	2.71%
Golden Summit (GSC)	—	—	—	—	162,114	638,944	—	801,058	2.05%
Michael Darwin Zee	—	—	—	—	0	159,736	—	159,736	0.41%
K2 Global	—	—	—	—	4,053	15,974	—	20,027	0.05%
Foo Mao Ching	217,126	—	—	—	—	—	—	217,126	0.56%
KTB	—	—	—	—	—	—	2,472,800	2,472,800	6.33%
ESOP (Allocated)	3,039,364	—	—	—	—	—	—	3,039,364	7.78%
Total	14,019,523	5,100,212	4,822,869	6,967,017	793,312	4,883,807	2,472,800	39,059,540	100.00%

Part 2

Machipopo Share Capitalization Table

(on a Fully-Diluted basis, immediately prior to Closing)

Name	Number	Type of shares	Percentage shareholding
NG Lawrence Chun Hung	500,000	Ordinary	0.42%
Universal Standard Ventures Ltd. [1]	32,602,647	Ordinary	27.71%
Infinity e. Ventures Asia III, L.P.[1]	3,529,412	Ordinary	3.00%
High Level Ltd.[2]	2,352,941	Ordinary	2.00%
Liu Po-Yuan	1,000,000	Ordinary	0.85%
Lin Chih-Chen	500,000	Ordinary	0.42%
Leadway Asia Pacific Ltd	2,352,941	Ordinary	2.00%
Wong Ta Wei	588,235	Ordinary	0.50%
Machipopo, Inc. (Treasury Shares)[3]	4,500,000	Ordinary	3.82%
Infinity e. Ventures Asia III, L.P.	5,882,353	Preferred A	5.00%
Prince Bernhard of Baden	117,647	Preferred A	0.10%
Prometheus Capital (International) Co, Ltd	5,882,353	Preferred A	5.00%
Tong Aika	338,529	Ordinary	0.29%
ESOP (Granted)[4]	5,764,706	ESOP (Granted)[4]	4.90%
Paktor Pte. Ltd. [5]	51,735,295	Ordinary	43.98%
Total	117,647,059		100.00%

Note:

(1)           To note this figure assumes the successful transfer of shares from Universal to IVP under the SPA dated 24 January 2017

(2)           To note this figure assumes the successful transfer of the Highlevel Shares under the Highlevel SPA

(3)           To note this figure assumes that Machipopo will hold these shares, to be cancelled upon Closing.

(4)           The figures here are included in order to illustrate the impact that these Incentive Shares would have had on the relevant shareholding percentages set out in the table above had they been issued prior to Closing.

(5)           To note that this figure includes the Highlevel Shares that repurchased by Paktor Pte. Ltd. To be cancelled upon Closing.

”

SCHEDULE 3

Revised Schedule 3 to the Merger

Agreement “SCHEDULE 3

SHARE CAPITALIZATION TABLE OF HOLDING COMPANY

This table shows the share capital of the Holding Company immediately following Closing.

For the purpose of determining the relevant proportion and number of Ordinary Consideration Shares and Preferred Consideration Shares to be issued to the Paktor Shareholders and Machipopo Shareholders, the assumed valuations of Paktor and Machipopo for the purpose of the share swap shall be US$36,978,709 (including US$978,709 to be raised from the exercise of 793,312 Paktor Share Options) and US$120,000,000 respectively.

Name	Shares	Percentage	Holding Co. share type
NG Lawrence Chun Hung	500,000	0.36%	Series A Preference Shares
Universal Standard Ventures Ltd.	32,602,647	23.48%	Ordinary Shares
Infinity e. Ventures Asia III, L.P.	9,411,765	6.78%	Series A Preference Shares
High Level Ltd.	2,352,941	1.69%	Series A Preference Shares
Liu Po-Yuan	1,000,000	0.72%	Series A Preference Shares
Lin Chih-Chen	500,000	0.36%	Series A Preference Shares
Leadway Asia Pacific Ltd	2,352,941	1.69%	Series A Preference Shares
Wong Ta Wei	588,235	0.42%	Series A Preference Shares
Prince Bernhard of Baden	117,647	0.08%	Series A Preference Shares
Prometheus Capital (International) Co. Ltd	5,882,353	4.24%	Series A Preference Shares
Tong Aika	338,529	0.24%	Ordinary Shares

VAF (means collectively, Vertex Asia Fund (Singapore) Pte. Ltd. and Vertex Technology Fund (III) Ltd.)	18,502,529	13.33%	Series A Preference Shares
Richard Liu	1,606,834	1.16%	Series A Preference Shares
Majuven	2,405,238	1.73%	Series A Preference Shares
Convergence	991,418	0.71%	Series A Preference Shares
Joseph Phua	14,379,505	10.36%	Ordinary Shares
Joseph Phua	1,798,263	1.30%	Series A Preference Shares
Jingshen Ng	2,206,122	1.59%	Ordinary Shares
Jingshen Ng	200,855	0.14%	Series A Preference Shares
Charlene Koh	1,387,653	1.00%	Ordinary Shares
William Ho	748,892	0.54%	Series A Preference Shares
Huang Wei/Angela Phua	1,012,077	0.73%	Series A Preference Shares
Barnabas Chung	277,267	0.20%	Series A Preference Shares
PT Senjaya	875,960	0.63%	Series A Preference Shares
Lim Ho Kee	320,377	0.23%	Series A Preference Shares
Stephen Lee	198,284	0.14%	Series A Preference Shares
YJ Capital	2,410,263	1.74%	Series A Preference Shares

Global Grand Leisure	3,204,255	2.31%	Series A Preference Shares
Golden Equator Capital	1,364,873	0.98%	Series A Preference Shares
Sebrina Holdings	803,421	0.58%	Series A Preference Shares
PT MNC Media Investasi	3,969,965	2.86%	Series A Preference Shares
Pavilion Capital	3,213,683	2.31%	Series A Preference Shares
Down LLC	2,097,072	1.51%	Ordinary Shares
AL-BWF-Fund	66,409	0.05%	Series A Preference Shares
Golden Summit (GSC)	1,587,986	1.14%	Series A Preference Shares
Michael Darwin Zee	316,654	0.23%	Series A Preference Shares
K2 Global	39,701	0.03%	Series A Preference Shares
Danchelle Limited	87,030	0.06%	Series A Preference Shares
KTB	4,901,982	3.53%	Series A Preference Shares
ESOP[1]	12,220,245	8.80%	Ordinary Shares
Total	138,841,871	100.00%

Notes:

(1)           This figure is for the Holding Company ESOP pool and will include the ESOP shares to be allocated to the Paktor ESOP participants and the Machipopo ESOP participants (which will include Foo Mao Ching, Reserved ESOP from Joseph to Paktor Team, ESOP (Allocated) and Paktor Team Loyalty Purchase).”

SCHEDULE 4

Revised Schedule 6 to the Merger Agreement

“SCHEDULE 6

SERIES A PREFERENCE SHARES

1.                                      Issue Price Per Series A Preference Share

Entry Price.

2.                                      Total Number Of Series A Preference Shares

73,610,098 as at Closing.

3.                                      Dividend Rights

3.1.                            Preference Dividend

The Series A Preference Shares shall, with respect to dividend rights and rights on liquidation, dissolution, or winding up, rank senior to the Ordinary Shares in the capital of the Holding Company, now or hereafter authorised.

3.2.                            Declaration of Dividends

Each holder of Series A Preference Shares shall be entitled to receive, on a pari-passu basis, as, when, and if declared by the board of directors of the Holding Company, dividends out of funds legally available therefore, prior and in preference to any declaration or payment of any dividend on the Ordinary Shares, at an annual rate of eight per cent (8%) of each such Series A Preference Shareholder’s Entry Price per Series A Preference Share held, as the case may be (“Preferred 8% Dividend”). Such dividends shall be non-cumulative.

3.3.                            Payment of Dividend

Without prejudice to the generality of paragraph 3.2 above, no dividends or other distributions shall be made or declared, whether in cash, in property, or in any Shares, with respect to any class or series of Shares, unless an equivalent dividend in like amount and kind is first declared and first paid in full on all issued Series A Preference Shares on an as-if converted basis. All dividends paid on Series A Preference Shares shall be payable in cash, in US$.

3.4.                            Record Date

The board of directors of the Holding Company may fix a record date for the determination of holders of Series A Preference Shares entitled to receive payment of the dividends payable pursuant to paragraph 3.2 above, which record date shall not be more than thirty (30) days nor less than ten (10) days prior to the date on which any such dividend is paid.

4.                                      LIQUIDATION PREFERENCE

4.1.                            Application of Proceeds

In the event of a Liquidation Event, the assets of the Holding Company remaining after payments to all the creditors (whether secured or unsecured) of the Holding Company shall be applied in the manner set out in the paragraphs below:-

(a)                                 first, in repaying to the holders of the Series A Preference Shares:

(i)                                     in respect of each holder of Series A Preference Shares, such holder’s Entry Price multiplied by the aggregate number of Series A Preference Shares held; and

(ii)                                  a sum equal to any arrears, deficiency or accruals of the Preferred 8% Dividend (if declared and unpaid), such arrears, deficiency or accruals to be calculated down to the date of the return of capital, the amounts in (i) and (ii) shall collectively be referred to as the “Preferred Amount”;

(b)                                 the balance (if any) of such assets shall belong to and be distributed amongst the all shareholders of the Holding Company (on a Fully Diluted basis).

4.2.                            Proceeds Insufficient to Pay Preferred Amount in Full

If upon a Liquidation Event, the proceeds are insufficient to pay the Preferred Amount in full to the holders of the Series A Preference Shares, they will be repaid on a pro-rata basis in proportion to the Preferred Amount that each holder is otherwise entitled to receive. All holders of Ordinary Shares shall rank after holders of Series A Preference Shares in repayment of capital upon a Liquidation Event.

5.                                      CONVERSION RIGHTS, CONVERSION RATIO AND CONVERSION PRICE

5.1.                            Conversion Ratio

Each Series A Preference Share shall be convertible into one Ordinary Share in the capital of the Holding Company (“Conversion Share”) (the “Conversion Ratio”). The initial conversion price for each Series A Preference Share is equivalent to the Entry Price for that Series A Preference Share (“Conversion Price”).

5.2.                            Adjustments

The Conversion Price and/or Conversion Ratio shall be adjusted from time to time in accordance with paragraph 6 below.

5.3.                            Exercising Right of Conversion

The right of conversion may be exercised at any time and from time to time.

5.4.                            Deemed Exercise of Right of Conversion

Unless any Series A Shareholder has exercised its right of redemption in accordance with the terms herein, the right of conversion shall be automatically exercised and deemed exercised in the event of the closing of a Qualifying IPO at a pre-money valuation of at least US$200 million.

5.5.                            Conversion

Except in relation to an automatic conversion in accordance with paragraph 5.4, the Series A Preference Shares shall be convertible in the following manner:

(a)                                 any Series A Shareholder shall serve a notice on the Holding Company that it intends to exercise its right of conversion (accompanied by the relative share certificates for the Series A Preference Shares) and conversion shall take place within fourteen (14) days from the date of such notice (the “Conversion Date”).  A conversion notice once given may not be withdrawn without the consent in writing of the Holding Company;

(b)                                 on the Conversion Date, the Holding Company shall issue to such Series A Shareholder, the relevant share certificate(s) for such number of Conversion Shares arising from its exercise of the right of conversion and shall enter the name of such Series A Shareholder in the register of members as the holder of the aforesaid Conversion Shares;

(c)                                  if any fractions of Conversion Shares shall arise on conversion of the Series A Preference Shares, such fractions shall be rounded down to the nearest whole number;

(d)                                 conversion of such Series A Preference Shares as are due to be converted as aforesaid on the Conversion Date shall be effected in such manner as the Directors shall, subject to the Constitutive Documents or other applicable laws or regulations may allow, from time to time determine, provided always that the Series A Preference Shares shall upon conversion and upon issuance of the relevant Conversion Shares, be cancelled and shall not thereafter be reissued; and

(e)                                  the Holding Company shall, within seven (7) days of the Conversion Date and in exchange for the certificates in respect of the relevant Series A Preference Shares, deliver the share certificates in respect of the Conversion Shares into which such Series A Preference Shares are converted, and any balance certificate for any Series A Preference Shares which remain unconverted to the relevant holder of such Shares. Any certificate to be despatched by the Holding Company pursuant to the provisions hereunder shall be sent by registered post at the risk of the converting Series A Preference Shares holder.

6.                                      ADJUSTMENTS

6.1.                            Circumstances Under Which Adjustments Will Be Made

Appropriate adjustments will be made to the Conversion Ratio and/or Conversion Price in the event of any share dividend, share split, recapitalisation, subdivision, combination, bonus issue, rights issue and other change in capital structure of the Holding Company.  The purpose of such adjustments shall be to protect and prevent the dilution (in any way whatsoever) of the Series A Preference Shares holders’ equity interest in the Holding Company arising from the conversion of the Series A Preference Shares into Conversion Shares. None of the above proposed alterations of capital in the Holding Company shall be implemented if such implementation shall require the holders of Series A Preference Shares to provide additional funds for the subscription of new shares to prevent dilution of the Series A Preference Shares holders’ equity interest.

6.2.                            Circumstances Under Which Adjustments Will Not Be Made

The following circumstances shall not require an adjustment to the Conversion Ratio and/or Conversion Price:

(a)                                 any Shares issued upon conversion of any of the Series A Preference Shares, or as a dividend or distribution on the Series A Preference Shares; and

(b)                                 Ordinary Shares (or options to purchase such Shares) issued or issuable to employees or directors of, or consultants to, the Holding Company pursuant to any employee share option plan adopted by the Holding Company.

6.3.                            Formula for Adjustments in Conversion Price

Save for the circumstances at paragraph 6.2 above, where there are issuances of Ordinary Shares or preference shares or securities convertible into or exchangeable for shares by the Holding Company at a subscription price per Ordinary Share (on a fully-diluted basis) which is less than the Conversion Price (as adjusted from time to time) paid or deemed to be paid by the holders of Series A Preference Shares, the Conversion Price shall be adjusted proportionally on a broad-based weighted-average basis based on the mechanism set out below:

CP2	=	CP1	X	–	SO1 + (C/CP1) SO2

Where:

CP1    =               The Conversion Price in effect immediately prior to the issuance of the new securities.

CP2    =               The Conversion Price in effect immediately after the issuance of the new securities.

SO1    =               The total number of Ordinary Shares outstanding immediately prior to issuance of the new securities on a Fully Diluted basis.

SO2    =               The total number of Ordinary Shares outstanding immediately after the issuance of the new securities on a Fully Diluted basis.

C    =                           The total consideration received by the Holding Company for the issuance of the new securities.

6.4.                            Fractional Shares

No fractional Ordinary Shares shall be issued upon conversion of any Series A Preference Shares. All Ordinary Shares (including fractions thereof) issuable upon conversion of more than one Series A Preference Shares by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share, the Holding Company shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Ordinary Share’s fair market value (as determined by the board of directors of the Holding Company) on the date of conversion.

7.                                      REDEMPTION

7.1.                            Redemption Events

The Holding Company shall be obliged upon written notice by a holder of Series A Preference Shares to redeem all or such part of the Series A Preference Shares (as determined by the holder of Series A Preference Shares and notified to the Holding Company) in full at the Redemption Amount (defined in paragraph 7.3) at any time on or after the occurrence of a Redemption Event.

7.2.                            Manner of Redemption

The Series A Preference Shares shall be redeemable in the following manner:

(a)                                 any holder of Series A Preference Shares shall be entitled to serve a notice on the Holding Company upon the occurrence of a Redemption Event and redemption of all or such part of the Series A Preference Shares (as determined by the Series A Preference Shares holder and notified to the Holding Company) held by that holder shall take place within five (5) Business Days from the date of such notice; and

(b)                                 at the time and place so fixed by the holders of Series A Preference Shares, each redeeming holder of Series A Preference Shares shall be bound to surrender to the Holding Company the certificate(s) for its Series A Preference Shares to be redeemed and the Holding Company shall pay to the holder of Series A Preference Shares the amount payable in respect of such redemption.

7.3.                            Redemption Event

Either of the two situations as set forth below shall constitute a Redemption Event:

(a)                                 there is no Qualifying IPO prior to the 5th year anniversary of the Closing; or

(b)                                 the Holding Company fails to ensure that the proceeds that have been obtained by each of its Subsidiaries from the issue of the preference shares which are exchanged for the applicable number of the Series A Preference Shares as contemplated hereunder shall only be utilised for the expansion of the Business and for the working capital requirements of the Holding Company or its Subsidiaries or as otherwise agreed by the Board.

7.4.                            Redemption Amount

The redemption amount payable by the Holding Company upon the redemption of the Series A Preference Shares (the “Redemption Amount”) shall be an amount equal to the aggregate respective Entry Prices for all or such part of the Series A Preference Shares (as determined by the holder of Series A Preference Shares and notified to the Holding Company) to be redeemed plus an annual compounded rate of return of 8% on the aggregate respective Entry Price (of each Series A Preference Share being redeemed) from the date of issue and allotment until the date of full repayment of the Redemption Amount together with a sum equal to any arrears, deficiency or accruals of the Preference Dividend (if declared and unpaid), such arrears, deficiency or accruals to be calculated down to the date of full repayment.

7.5.                            Inability of Holding Company to Redeem Series A Preference Shares

In the event that the Holding Company has insufficient funds to redeem the shares of all the redeeming holders of Series A Preference Shares in accordance with paragraph 7.2 above, each such holder of Series A Preference Shares shall be entitled to and receive an amount of the Holding Company’s available funds in proportion to each of their Redemption Amounts vis-à-vis the entire Redemption Amount.

8.                                      VOTING RIGHTS

Each Series A Preference Share shall have the same voting rights as an Ordinary Share and shall carry one vote per Series A Preference Share, and shall be entitled to vote together with the Ordinary Shares on an “as-if converted” basis on all matters submitted to a vote of the shareholders of the Holding Company. The holders of the Series A Preference Shares shall be entitled to receive notices of, and attend, speak and vote at, any meetings of the shareholders of the Holding Company.

9.                                      PRE-EMPTIVE RIGHTS AND TRANSFER RESTRICTIONS

If the Holding Company is desirous of issuing new shares other than (i) pursuant to an employee share option plan adopted by the Holding Company; (ii) Conversion Shares; (iii) pursuant to a stock split, stock dividend or recapitalisation; (iv) pursuant to a Qualifying IPO, (v) as consideration shares for an acquisition of shares or assets each of the holders of Series A Preference Shares shall have a pre-emptive right in all future issuances of such shares such that they are able to maintain their pro-rata ownership in the Holding Company on an as-if converted Fully Diluted basis.

If a shareholder of the Holding Company proposes to transfer any Ordinary Shares, each of the holders of Series A Preference Shares shall have a right of first refusal on such Shares in proportion to their respective shareholdings (on an as-if converted basis) vis-à-vis the entire issued share capital of the Holding Company, subject to the exempted transfer exceptions set forth in the Shareholders Agreement.

Prior to a Qualifying IPO and except in the event of a Trade Sale, no shareholder shall sell off its shares to any person that carries on any business in competition with or similar to the businesses of the Holding Company, Paktor and/or Machipopo or any part thereof in Singapore or any other countries in which the Holding Company may carry on business at the material time (“Competitor”). For the purposes of the definition of Competitor, a related corporation of a Competitor shall be regarded as a “Competitor”.

10.                               PROTECTIVE PROVISIONS

For so long as there are any Series A Preference Shares in issue and remaining unconverted, the affirmative vote of shareholders of the Holding Company who on that date represent at least fifty-one per cent (51%) of the Series A Preference Shares shall be required for the following:

(a)                                 any action (including altering any provision of the Constitutive Documents of the Holding Company) that alters or changes the rights, preferences, privileges, powers of or restrictions on the Series A Preference Shares;

(b)                                 creates any new shares having preference over or being on parity with the Series A Preference Shares;

(c)                                  increases the number of Series A Preference Shares or subdivides the Series A Preference Shares;

(d)                                 results or gives rise to a capital reduction;

(e)                                  increase or decrease the number of Series A Preference Shares or of any preferred class of Shares;

(f)                                   any action that effects a reclassification of any outstanding Share of the Holding Company;

(g)                                  the authorization or creation (by reclassification or otherwise) of any new class or series of Shares having rights, preferences, privileges or powers with respect to dividends or liquidation senior to or on a parity with the Series A Preference Shares or having voting rights other than those granted to any preferred class of Shares generally;

(h)                                 any transaction or series of transactions deemed to be a Liquidation Event;

(i)                                     any merger, sale of assets or other corporate reorganization or acquisition of or by the Holding Company;

(j)                                    the voluntary liquidation or dissolution of the Holding Company;

(k)                                 any change the size or composition of the board of directors of the Holding Company;

(l)                                     the creation or authorization of the creation of any debt security if the Holding Company’s aggregate indebtedness would exceed US$100,000 other than equipment leases or bank lines of credit, unless such debt security has received the prior approval of the board of directors;

(m)                             acquisition by the Holding Company of a material amount of assets through a merger or purchase of all or substantially all of the assets or capital stock of another entity;

(n)                                 declaration or payment of any dividend or distribution to Shareholders or approve any repurchase with respect to any preferred class of shares of the Holding Company (except as otherwise provided in the New Constitution) or the Ordinary Shares;

(o)                                 increase the number of shares of the Holding Company authorized for issuance under any existing share or option plan or create any new share or option plan; or

(p)                                 any repurchase of the Ordinary Shares other than pursuant to any share or option plan approved by the board of directors of the Holding Company.

11.                               QUALIFYING IPO & REGISTRATION RIGHTS

In the event that the Holding Company secures approval for a Qualifying IPO of its shares, each of the holders of Series A Preference Shares shall be entitled to offer its shares as vendor shares for sale in the Qualifying IPO.

Each of the Holding Company and its shareholders covenants to and undertakes with the each of the holders of the Series A Preference Shares that, in the event of a Qualifying IPO, all the holders of Series A Preference Shares shall be converted into Ordinary Shares, if necessary, listed, quoted and freely traded on a Recognised Exchange. In the event of a Qualifying IPO on a Recognised Exchange in the United States of America, the Holding Company shall enter into an agreement,  on terms and conditions satisfactory to the majority of the holders of Series A Preference Shares pursuant to which the holders of Series A Preference Shares shall be granted the following rights:-

(a)                                 S-3 Rights: Subject to customary underwriter cutback provisions, the holders of Series A Preference Shares shall be entitled to unlimited demand registrations on Form S-3 or its equivalent (if available to the Holding Company) so long as such registered offerings are not less than US$2,000,000.

(b)                                 Company Registration: Each of the holders of Series A Preference Shares shall be entitled to unlimited “piggy-back” registration rights on all registrations of the Holding Company (save for employee plans or Rule 144 transactions) or on any demand registrations subject to the right, however, of the Holding Company and its underwriters to reduce the number of shares proposed to be registered pro rata in view of market conditions. If any of the holders of Series A Preference Shares are so limited, however, no party shall sell shares in such registration other than the Holding Company, invoking the demand registration. Unless the registration is with respect to the Holding Company’s initial public offering, in no event shall the shares to be sold by the holders of Series A Preference Shares be reduced below 30% of the total amount of shares included in the registration. No shareholder of the Holding Company shall be granted piggyback registration rights which would reduce the number of shares includable by the holders of the Ordinary Shares issued on conversion of the Series A Preference Shares (“Registrable Shares”) in such registration without the consent of the holders of at least a majority of the Registrable Shares.

(c)                                  Demand Rights: If any of the holders of Series A Preference Shares holds more than 50% of the outstanding preference shares of the Holding Company, including Registrable Shares, such holder of Series A Preference Shares may request that the Holding Company file a registration statement, the Holding Company will use its best efforts to cause such shares to be registered. The Holding Company shall have the right to delay such registration under certain reasonable circumstances for one period not in excess of ninety (90) days in any twelve (12) month period.

The Holding Company shall not be obliged to effect more than two (2) registrations under these demand right provisions, and shall not be obliged to effect a registration (i) during the one hundred eighty (180) day period commencing with the date of the Holding Company’s initial public offering, or (ii) if it delivers notice to the holders of the Registrable Shares within thirty (30) days of any registration request of its intent to file a registration statement for such initial public offering within ninety (90) days.

Save for the registration rights granted to each of the holders of Series A Preference Shares, the Holding Company shall not grant registration rights to any party. All reasonable expenses incurred in respect of the Qualifying IPO shall be borne by the Holding Company, save for expenses related to underwriting, discounts and commissions.”

SCHEDULE 5

Revised Schedule 7 to the Merger Agreement

“SCHEDULE 7

ENTRY PRICE

Entry Price (US$)

Paktor Selling Shareholders
VAF	$0.52
Richard Liu	$0.62
Majuven	$0.65
Convergence	$0.62
Joseph Phua*	$0.68
Jingshen Ng*	$0.62
Charlene Koh	N/A	**
William Ho	$0.43
Huang Wei / Angela Phua	$0.36
Barnabas Chung	$0.36
Danchelle Limited	$0.36
PT Senjaya	$0.48
Lim Ho Kee	$0.66
Stephen Lee	$0.62
Foo Mao Ching	N/A	**
YJ Capital	$0.62
Global Grand Leisure	$0.66
Golden Equator Capital	$0.63
Sebrina Holdings	$0.62
MNC Indonesia	$0.76
Pavilion Capital	$0.62
Down LLC	N/A	**
AL-BWF-Fund	$1.01
Golden Summit (GSC)	$0.76
Michael Darwin Zee	$0.79
K2 Global	$0.76
KTB	$1.02
“Reserved ESOP” from Joseph to Team	N/A	**
ESOP (Allocated)	N/A	**
Team Loyalty Purchase	N/A	**
Machipopo Selling Shareholders
Lawrence Chun Hung	$0.10
Universal Standard Ventures Ltd.	N/A	**

Liu Po-Yuan	$0.10
Lin Chih-Chen	$0.10
Leadway Asia Pacific Ltd	$0.10
Wong Ta Wei	$0.10
Tong Aika	N/A	**
Infinity e. Ventures Asia III, L.P.	$0.64
Prince Bernhard of Baden	$0.85
Prometheus Capital (International) Co, Ltd	$0.85
ESOP	N/A	**

Note:

*                                         : These are the entry prices in respect of the Preference Consideration Shares to be held by these shareholders, and not in respect of the Ordinary Consideration Shares.

**                                  : Entry Prices are not applicable in relation to these shareholders, as they hold only Ordinary Consideration Shares.

”

SCHEDULE 6

Representations and Warranties for KTB

Paktor Warranties

Pursuant to Clause 6.1 of this Supplemental Agreement, Paktor hereby represents and warrants to KTB that except as set forth in the KTB Disclosure Letter, the statements in this Schedule are all true and correct as of the Closing. For the purposes of these representations and warranties, “Paktor Group Company” or “Paktor Group Companies” shall refer to each company or companies in the Paktor Group, as applicable. Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Merger Agreement and this Supplemental Agreement.

1.                                      Organization, Good Standing and Qualification. Each of the Paktor Group Companies is a company duly organized, validly existing and in good standing under the laws of its place of incorporation and has all requisite corporate power and authority to carry on its business as presently conducted. Each of the Paktor Group Companies has all licenses, permits, consents or approvals from or by, and has made all necessary filings with, and has given all notices to, all governmental authorities having jurisdiction, to the extent required for such ownership, operation and conduct.

2.                                      Valid Issuance of Shares. The outstanding shares of each of the Paktor Group Companies are duly and validly issued, credited as fully paid and non-assessable.

3.                                      Authorization of the Agreement by the Directors and Paktor. Each of the directors of Paktor has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder on behalf of Paktor. The execution, delivery and performance of this Agreement by Paktor has been duly authorized and approved with all required corporate actions of Paktor. This Agreement has been duly executed and delivered by one director of Paktor, and, assuming the due execution of this Agreement by the other Party hereto, is a legal, valid and binding obligation of Paktor, enforceable against Paktor in accordance with its terms, except as such enforceability may be limited or affected by applicable bankruptcy law, corporate reorganization law, compulsory composition law and other similar laws which generally affect the enforcement of creditors’ rights.

4.                                      Subsidiaries. An accurate and complete list of all subsidiaries of Paktor is disclosed in the KTB Disclosure Letter. Each of Paktor’s subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under its jurisdiction of organization and has all requisite corporate power and authority to carry on its business as presently conducted and is 100% wholly owned by Paktor.

5.                                      No Conflict. Neither the execution, delivery or performance by Paktor of this Agreement, nor compliance by Paktor with the terms and provisions thereof, (a) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any limitation, will conflict with or be inconsistent with or result in any breach of any material terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon the property and assets of Paktor pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or any other material contract to which Paktor is a party or by which it or any of its property or assets is bound or to which it may be subject, or (c) will violate any provision of the memorandum and articles (as amended from time to time) or analogous constitutional document of Paktor or any of its subsidiaries.

6.                                      Government Approvals. Paktor and each of its subsidiaries has all necessary permits, licenses, and any other approvals, and has made all necessary filings, and has given all necessary notices, required to operate its current business and has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now being conducted. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or any subdivision thereof is required in connection with the execution, delivery and performance of this Agreement

7.                                      No Material Adverse Change. Since the date of this Agreement, there has been no material adverse change in the assets or liabilities (including contingent liabilities), or in the business or financial condition or in the results of operations, of Paktor or any of its subsidiaries, whether as a result of revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood,  drought, riot, storm, condemnation or act of God or any governmental authority, except in the ordinary course of business or normal wear and tear, and to the best of knowledge of Paktor, no fact, or condition exists or is contemplated or threatened which might cause such a change.

8.                                      Environmental Matters. (a) To the best knowledge of Paktor, all real property owned, leased, or otherwise operated by Paktor or its subsidiaries (each, a “Facility”) have not been contaminated by dangerous substances in such a way or to such an extent as to cause a material health, safety or environmental hazard to any person or property; (b) Paktor and its subsidiaries have obtained, or have applied for, and are in full compliance with and in good standing under all permits required under applicable environmental laws and regulations; and there are no investigations, proceedings or litigation pending or, threatened affecting or against Paktor, any of its subsidiaries or the Facilities under applicable environmental laws and regulations.

9.                                      Recent Financial Information. Other than the information disclosed in the KTB Disclosure Letter prior to the Closing of this Agreement, neither Paktor nor any subsidiaries has any other debt, indebtedness, pledge, lien, or any other encumbrance.

10.                               Books and Records. All accounts, books, ledgers and other records of whatsoever kind material to the business of Paktor and those of each respective subsidiaries have been fully, properly kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and, collectively, they fairly present the financial position of Paktor or the respective subsidiaries. The minute books of Paktor and each of its subsidiaries contain complete and accurate records of all meetings of and corporate actions or written consents by the shareholders and the boards of such companies.

11.                               Title to Properties. Except as otherwise disclosed in the KTB Disclosure Letter, Paktor and each of its subsidiaries has good and marketable title to all its properties and assets (real and personal, tangible and intangible) free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except such as they do not, individually, or in the aggregate, materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by Paktor or any of its subsidiaries.

12.                               Leases. Except as otherwise disclosed in the KTB Disclosure Letter, all leases material to the business of Paktor and each subsidiaries are in full force and effect, and Paktor does not have any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of Paktor and/or any of its subsidiaries under any of such leases or affecting or questioning the rights of Paktor or any of its subsidiaries to the continued possession and quiet enjoyment of the leased premises under any such lease or sublease.

13.                               Material Contracts.

(a)                                 For the purpose of this provision, “Material Contracts” shall mean all contracts and agreements to which Paktor and/or its subsidiaries is a party or by which it is bound that involve (i) obligations of, or payment to, Paktor and/or its subsidiaries in excess of US$310,000, (ii) the license of any material patent, copy right, trade secret or other proprietary right to or from Paktor and/or its subsidiaries, or (iii) provisions restricting or affecting the development, manufacture or distribution of any material product or service of Paktor and/or its subsidiaries.

(b)                                 With respect to each Material Contract, obligation, commitment, tender and bid involving Paktor or any of its subsidiaries,(i) Paktor or any of its subsidiaries has duly performed and complied in all material respects with each of its obligations thereunder; (ii) neither Paktor nor any of its subsidiaries is under any material obligation which cannot readily be fulfilled, performed or discharged by it on time and without undue or unusual expenditure or effort or loss; (iii) there are no grounds for rescission, avoidance, repudiation or termination and neither Paktor nor any of its subsidiaries has received any notice of rescission or termination due to the execution of this Agreement; and (iv) none of the other parties thereto is in default thereunder, except where such default would not have a material adverse effect on the business or operation of Paktor or any of its subsidiaries.

(c)                                  Except as otherwise disclosed in the KTB Disclosure Letter, no practices in which Paktor or any of its subsidiaries is engaged, which contravene any fair trading or anti- trust legislation or regulations, nor has Paktor nor any of its subsidiaries received any threat or complaint from any governmental agency or request for information or investigation in relation to or in connection with any such legislation or regulations.

(d)                                 Paktor and each of its subsidiaries have at all times carried on its business in compliance with all material respects with all applicable laws and regulations. Neither Paktor, nor any of its directors, officers, employees or agents nor any of the subsidiaries of Paktor, their directors, officers, employees or agents in relation to Paktor or any of the subsidiaries has committed any criminal or any material breach of the requirements or conditions of any statute, treaty, regulation, articles of incorporation or other obligation relating to Paktor or any of its subsidiaries in carrying out its business

14.                               Restrictive Documents. Neither Paktor nor any of its subsidiaries is subject to, or a party to, any charter, by-law, lien, lease, license, permit, contract, law, rule, ordinance, regulation, order, or decree, or any other restriction of any kind or character, (a) which materially adversely affects the current business practices, operations or condition of Paktor or any of its subsidiaries or any of their material assets or property, or (b) which would prevent consummation of the transactions contemplated by this Agreement, or compliance with the terms, conditions and provisions hereof.

15.                               Taxes

(a)                                 Paktor and each of its subsidiaries, except as disclosed in the KTB Disclosure Letter, has filed or caused to be filed with the appropriate taxing authorities all material returns, statements, forms and reports for taxes that are required to be filed by, or with respect to, Paktor or its subsidiaries on or prior to the date of the Closing. As used herein, “Tax” or “Taxes” shall mean all taxes, assessments, charges, duties, fees, levies or other governmental charges, including, without limitation, all income, franchise, profits, capital gains, capital share, transfer, sales, use, value added, property, excise, severance, stamp, license, payroll social security, withholding and other taxes, or other governmental assessments, duties, fees, levies or charges.

(b)                                 All material tax liabilities of Paktor and each of its subsidiaries for which Paktor and/or the respective subsidiaries may be liable for all taxable years or other taxable periods (including portions thereof being due on or prior to the date of the Closing) have been paid when due, except for any such Taxes for which adequate accruals or reserves have been made on the books and records of Paktor. Neither Paktor nor any of its subsidiaries is currently under any Tax audit nor are they subject to any notice from the tax authorities regarding the commencement of a Tax audit or the asserting of Tax liability on Paktor and/or subsidiaries.

16.                               Intellectual Property. Paktor and its subsidiaries owns, or has sufficient rights to use, all material copyright, trade secrets and other confidential proprietary information and intellectual properties, that are owned or used by Paktor and any of its subsidiaries in the operation of its respective business (collectively, the “Intellectual Property”). To the best knowledge of Paktor, there are no pending or threatened proceedings or litigation or other adverse claims affecting the Intellectual Property owned by Paktor or its subsidiaries, and (b) there is no reasonable basis upon which a claim may be asserted against Paktor or any of its subsidiaries for infringement of any third party’s intellectual property rights.

17.                               Employment Relations. (a) Paktor and each of its subsidiaries is in substantial compliance with all applicable laws in respect of its practices, terms and conditions of employment, pension reserves, insurance (including but not limited to applicable health insurance and labor insurance), wages and hours, and has not and is not engaged in any unfair labor practice; (b) no material unfair labor practice complaint against Paktor or any of its subsidiaries is pending; (c) there is no labor strike, dispute, slow-down or stoppage actually occurring or threatened against or involving Paktor or any of its subsidiaries; (d) no grievance which might have an material adverse effect upon Paktor or any of its subsidiaries or the conduct of its business exists, no material arbitration or similar proceeding arising out of or under any collective bargaining agreement is pending and no claim therefor has been asserted; and (e) other than negotiations in the ordinary course of business with respect to annual and other periodic agreements, no collective bargaining agreement is currently being negotiated by Paktor or any of its subsidiaries. There has not been, and to the best knowledge of Paktor, there will not be, any material adverse change in relations with its employees as a result of any announcement of the transactions contemplated by this Agreement.

18.                               Litigation. There is no action, suit, proceeding at law or in equity by any person, or any arbitration or any administrative or other proceeding by or before any governmental or other instrumentality or agency pending, or threatened, against or affecting Paktor, any of its subsidiaries, or any of their properties or rights which could materially and adversely affect the business of Paktor or any of its subsidiaries. To the knowledge of Paktor, neither Paktor nor any of its subsidiaries is subject to any judgment, order or decree entered in any lawsuit or proceeding which may have a material adverse effect on any of its operations, business practices or on its ability to acquire any property or conduct business in any geographical area.

19.                               Voting Agreements. Neither Paktor nor any of its subsidiaries is a party or subject to any agreement or understanding which affects or relates to the voting or giving of written consents by any director or security holder of Paktor or its subsidiaries with respect to any security of Paktor or its subsidiaries, unless otherwise expected under the terms of this Agreement.

20.                               No Material Breaches; Compliance. To the best knowledge of Paktor, neither Paktor nor any of its subsidiaries has violated or failed to comply with any foreign or local statute, law or ordinance, its respective constitutional documents or by-laws or any regulation, rule or order of any governmental authority, or any judgment, decree or order of any court, which materially adversely affects the current business practices, operations or condition of Paktor or any of its subsidiaries or any of their material assets or property, nor are they in violation of any Material Contract to which they are bound by, except where any such violation or failure to comply did not, individually or in the aggregate, have a material adverse effect on the business of Paktor or any of its subsidiaries, results of operations, or financial condition of Paktor or any of its subsidiaries.

21.                               True and Complete Copies of Documents; Material Misstatements or Omissions.

(a)                                 No statement contained in any exhibits and schedules hereto or in any certificate, list or other writing furnished to Paktor by Paktor pursuant to any provision of this Agreement contains any untrue or misleading statement or omits to state a material fact.

(b)                                 All information contained in this Agreement in respect of Paktor (including the Recitals) is true and accurate in all material respects and not misleading in any material respect.

(c)                                  The replies given by Paktor to any inquiries raised by Paktor during the exercise of its due diligence on the Paktor Group Companies are true and accurate in all material respects when given.

22.                               No Encumbrances. The Paktor Sale Shares have been duly authorized by all necessary corporate action on the part of Paktor and when transferred and delivered on the Closing will have been validly issued and fully paid and non-assessable, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

Machipopo Warranties

Pursuant to Clause 6.1 of this Supplemental Agreement, Machipopo hereby represents and warrants to KTB that except as set forth in the KTB Disclosure Letter, the statements in this Schedule are all true and correct as of the Closing. For the purposes of these representations and warranties, “Machipopo Group Company” or “Machipopo Group Companies” shall refer to each company or companies in the Machipopo Group, as applicable.  Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Merger Agreement and this Supplemental Agreement.

23.                               Organization, Good Standing and Qualification.  Each of the Machipopo Group Companies is a company duly organized, validly existing and in good standing under the laws of its place of incorporation and has all requisite corporate power and authority to carry on its business as presently conducted. Each of the Machipopo Group Companies has all licenses, permits, consents or approvals from or by, and has made all necessary filings with, and has given all notices to, all governmental authorities having jurisdiction, to the extent required for such ownership, operation and conduct.

24.                               Valid Issuance of Shares. The outstanding shares of each of the Machipopo Group Companies are duly and validly issued, credited as fully paid and non-assessable.

25.                               Authorization of the Agreement by the Directors and Machipopo. Each of the directors of Machipopo has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder on behalf of Machipopo. The execution, delivery and performance of this Agreement by Machipopo has been duly authorized and approved with all required corporate actions of Machipopo. This Agreement has been duly executed and delivered by one director of Machipopo, and, assuming the due execution of this Agreement by the other Party hereto, is a legal, valid and binding obligation of Machipopo, enforceable against Machipopo in accordance with its terms, except as such enforceability may be limited or affected by applicable bankruptcy law, corporate reorganization law, compulsory composition law and other similar laws which generally affect the enforcement of creditors’ rights.

26.                               Subsidiaries. An accurate and complete list of all subsidiaries of Machipopo is disclosed in the KTB Disclosure Letter. Each of Machipopo’s subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under its jurisdiction of organization and has all requisite corporate power and authority to carry on its business as presently conducted and is 100% wholly owned by Machipopo.

27.                               No Conflict. Neither the execution, delivery or performance by Machipopo of this Agreement, nor compliance by Machipopo with the terms and provisions thereof, (a) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any limitation, (b) will conflict with or be inconsistent with or result in any breach of any material terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon the property and assets of Machipopo pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or any other material contract to which Machipopo is a party or by which it or any of its property or assets is bound or to which it may be subject, or (c) will violate any provision of the memorandum and articles (as amended from time to time) or analogous constitutional document of Machipopo or any of its subsidiaries.

28.                               Government Approvals. Machipopo and each of its subsidiaries has all necessary permits, licenses, and any other approvals, and has made all necessary filings, and has given all necessary notices, required to operate its current business and has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now being conducted. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or any subdivision thereof is required in connection with the execution, delivery and performance of this Agreement

29.                               No Material Adverse Change. Since the date of this Agreement, there has been no material adverse change in the assets or liabilities (including contingent liabilities), or in the business or financial condition or in the results of operations, of Machipopo or any of its subsidiaries, whether as a result of revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood,  drought, riot, storm, condemnation or act of God or any governmental authority, except in the ordinary course of business or normal wear and tear, and to the best of knowledge of Machipopo, no fact, or condition exists or is contemplated or threatened which might cause such a change.

30.                               Environmental Matters. (a) To the best knowledge of Machipopo, all real property owned, leased, or otherwise operated by Machipopo or its subsidiaries (each, a “Facility”) have not been contaminated by dangerous substances in such a way or to such an extent as to cause a material health, safety or environmental hazard to any person or property; (b) Machipopo and its subsidiaries have obtained, or have applied for, and are in full compliance with and in good standing under all permits required under applicable environmental laws and regulations; and (c) there are no investigations, proceedings or litigation pending or, threatened affecting or against Machipopo, any of its subsidiaries or the Facilities under applicable environmental laws and regulations.

31.                               Recent Financial Information. Other than the information disclosed in the KTB Disclosure Letter prior to the Closing of this Agreement, neither Machipopo nor any subsidiaries has any other debt, indebtedness, pledge, lien, or any other encumbrance.

32.                               Books and Records. All accounts, books, ledgers and other records of whatsoever kind material to the business of Machipopo and those of each respective subsidiaries have been fully, properly kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and, collectively, they fairly present the financial position of Machipopo or the respective subsidiaries. The minute books of Machipopo and each of its subsidiaries contain complete and accurate records of all meetings of and corporate actions or written consents by the shareholders and the boards of such companies.

33.                               Title to Properties. Except as otherwise disclosed in the KTB Disclosure Letter, Machipopo and each of its subsidiaries has good and marketable title to all its properties and assets (real and personal, tangible and intangible) free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except such as they do not, individually, or in the aggregate, materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by Machipopo or any of its subsidiaries.

34.                               Leases. Except as otherwise disclosed in the KTB Disclosure Letter, all leases material to the business of Machipopo and each subsidiaries are in full force and effect, and Machipopo does not have any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of Machipopo and/or any of its subsidiaries under any of such leases or affecting or questioning the rights of Machipopo or any of its subsidiaries to the continued possession and quiet enjoyment of the leased premises under any such lease or sublease.

35.                               Material Contracts.

(a)                                 For the purpose of this provision, “Material Contracts” shall mean all contracts and agreements to which Machipopo and/or its subsidiaries is a party or by which it is bound that involve (i) obligations of, or payment to, Machipopo and/or its subsidiaries in excess of US$310,000, (ii) the license of any material patent, copy right, trade secret or other proprietary right to or from Machipopo and/or its subsidiaries, or (iii) provisions restricting or affecting the development, manufacture or distribution of any material product or service of Machipopo and/or its subsidiaries.

(b)                                 With respect to each Material Contract, obligation, commitment, tender and bid involving Machipopo or any of its subsidiaries, (i) Machipopo or any of its subsidiaries has duly performed and complied in all material respects with each of its obligations thereunder; (ii) neither Machipopo nor any of its subsidiaries is under any material obligation which cannot readily be fulfilled, performed or discharged by it on time and without undue or unusual expenditure or effort or loss; (iii) there are no grounds for rescission, avoidance, repudiation or termination and neither Machipopo nor any of its subsidiaries has received any notice of rescission or termination due to the execution of this Agreement; and (iv) none of the other parties thereto is in default thereunder, except where such default would not have a material adverse effect on the business or operation of Machipopo or any of its subsidiaries.

(c)                                  Except as otherwise disclosed in the KTB Disclosure Letter, no practices in which Machipopo or any of its subsidiaries is engaged, which contravene any fair trading or anti-trust legislation or regulations, nor has Machipopo nor any of its subsidiaries received any threat or complaint from any governmental agency or request for information or investigation in relation to or in connection with any such legislation or regulations.

(d)                                 Machipopo and each of its subsidiaries have at all times carried on its business in compliance with all material respects with all applicable laws and regulations. Neither Machipopo, nor any of its directors, officers, employees or agents nor any of the subsidiaries of Machipopo, their directors, officers, employees or agents in relation to Machipopo or any of the subsidiaries has committed any criminal or any material breach of the requirements or conditions of any statute, treaty, regulation, articles of incorporation or other obligation relating to

Machipopo or any of its subsidiaries in carrying out its business

36.                               Restrictive Documents. Neither Machipopo nor any of its subsidiaries is subject to, or a party to, any charter, by-law, lien, lease, license, permit, contract, law, rule, ordinance, regulation, order, or decree, or any other restriction of any kind or character, (a) which materially adversely affects the current business practices, operations or condition of Machipopo or any of its subsidiaries or any of their material assets or property, or (b) which would prevent consummation of the transactions contemplated by this Agreement, or compliance with the terms, conditions and provisions hereof.

37.                               Taxes

(a)                                 Machipopo and each of its subsidiaries, except as disclosed in the KTB Disclosure Letter, has filed or caused to be filed with the appropriate taxing authorities all material returns, statements, forms and reports for taxes that are required to be filed by, or with respect to, Machipopo or its subsidiaries on or prior to the date of the Closing. As used herein, “Tax” or “Taxes” shall mean all taxes, assessments, charges, duties, fees, levies or other governmental charges, including, without limitation, all income, franchise, profits, capital gains, capital share,  transfer,  sales, use, value added, property, excise, severance, stamp, license, payroll social security, withholding and other taxes, or other governmental assessments, duties, fees,  levies or charges.

(b)                                 All material tax liabilities of Machipopo and each of its subsidiaries for which Machipopo and/or the respective subsidiaries may be liable for all taxable years or other taxable periods (including portions thereof being due on or prior to the date of the Closing) have been paid when due, except for any such Taxes for which adequate accruals or reserves have been made on the books and records of Machipopo. Neither Machipopo nor any of its subsidiaries is currently under any Tax audit nor are they subject to any notice from the tax authorities regarding the commencement of a Tax audit or the asserting of Tax liability on Machipopo and/or subsidiaries.

38.                               Intellectual Property. Machipopo and its subsidiaries owns, or has sufficient rights to use, all material copyright, trade secrets and other confidential proprietary information and intellectual properties, that are owned or used by Machipopo and any of its subsidiaries in the operation of its respective business (collectively, the “Intellectual Property”). To the best knowledge of Machipopo, (a) there are no pending or threatened proceedings or litigation or other adverse claims affecting the Intellectual Property owned by Machipopo or its subsidiaries, and (b) there is no reasonable basis upon which a claim may be asserted against Machipopo or any of its subsidiaries for infringement of any third party’s intellectual property rights.

39.                               Employment Relations. (a) Machipopo and each of its subsidiaries is in substantial compliance with all applicable laws in respect of its practices, terms and conditions of employment, pension reserves, insurance (including but not limited to applicable health insurance and labor insurance), wages and hours, and has not and is not engaged in any unfair labor practice; (b) no material unfair labor practice complaint against Machipopo or any of its subsidiaries is pending; (c) there is no labor strike, dispute, slow-down or stoppage actually occurring or threatened against or involving Machipopo or any of its subsidiaries; (d) no grievance which might have an material adverse effect upon Machipopo or any of its subsidiaries or the conduct of its business exists, no material arbitration or similar proceeding arising out of or under any collective bargaining agreement is pending and no claim therefor has been asserted; and (e) other than negotiations in the ordinary course of business with respect to annual and other periodic agreements, no collective bargaining agreement is currently being negotiated by Machipopo or any of its subsidiaries. There has not been, and to the best knowledge of Machipopo, there will not be, any material adverse change in relations with its employees as a result of any announcement of the transactions contemplated by this Agreement.

40.                               Litigation. There is no action, suit, proceeding at law or in equity by any person, or any arbitration or any administrative or other proceeding by or before any governmental or other instrumentality or agency pending, or threatened, against or affecting Machipopo, any of its subsidiaries, or any of their properties or rights which could materially and adversely affect the business of Machipopo or any of its subsidiaries. To the knowledge of Machipopo, neither Machipopo nor any of its subsidiaries is subject to any judgment, order or decree entered in any lawsuit or proceeding which may have a material adverse effect on any of its operations, business practices or on its ability to acquire any property or conduct business in any geographical area.

41.                               Voting Agreements. Neither Machipopo nor any of its subsidiaries is a party or subject to any agreement or understanding which affects or relates to the voting or giving of written consents by any director or security holder of Machipopo or its subsidiaries with respect to any security of Machipopo or its subsidiaries, unless otherwise expected under the terms of this Agreement.

42.                               No Material Breaches; Compliance. To the best knowledge of Machipopo, neither Machipopo nor any of its subsidiaries has violated or failed to comply with any foreign or local statute, law or ordinance, its respective constitutional documents or by-laws or any regulation, rule or order of any governmental authority, or any judgment, decree or order of any court, which materially adversely affects the current business practices, operations or condition of Machipopo or any of its subsidiaries or any of their material assets or property, nor are they in violation of any Material Contract to which they are bound by, except where any such violation or failure to comply did not, individually or in the aggregate, have a material adverse effect on the business of Machipopo or any of its subsidiaries, results of operations, or financial condition of Machipopo or any of its subsidiaries.

43.                               True and Complete Copies of Documents; Material Misstatements or Omissions.

(a)                                 No statement contained in any exhibits and schedules hereto or in any certificate, list or other writing furnished to Machipopo by Machipopo pursuant to any provision of this Agreement contains any untrue or misleading statement or omits to state a material fact.

(b)                                 All information contained in this Agreement in respect of Machipopo (including the Recitals) is true and accurate in all material respects and not misleading in any material respect.

(c)                                  The replies given by Machipopo to any inquiries raised by Machipopo during the exercise of its due diligence on the Machipopo Group Companies are true and accurate in all material respects when given.

44.                               No Encumbrances. The Machipopo Sale Shares have been duly authorized by all necessary corporate action on the part of Machipopo and when transferred and delivered on the Closing will have been validly issued and fully paid and non-assessable, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

- Remainder of Page Intentionally Left Blank-

SIGNATURE PAGES

IN WITNESS WHEREOF this Supplemental Agreement has been entered into the day and year first above written.

Signed by Chua Joo Hock	)
Director	)
For and on behalf of	)
VERTEX ASIA FUND (SINGAPORE))		/s/ Chua Joo Hock
PTE. LTD.	)
in the presence of:-)

Execution page of Merger Agreement Supplemental Agreement

Signed by Lim Ho Kee	)
Director	)
For and on behalf of	)
MAJUVEN FUND 1 LTD.	)	/s/ Lim Ho Kee
in the presence of:-)

Execution page of Merger Agreement Supplemental Agreement

Signed by Adrian Li	)
Director	)
For and on behalf of	)
CONVERGENCE CAPITAL 1)		/s/ Adrian Li
HOLDING LTD	)
in the presence of:-)

Execution page of Merger Agreement Supplemental Agreement

Signed by Lo Hengky Senjaya	)
President Director	)
For and on behalf of	)
PT SENJAYA TUNGGAL SAKTI	)	/s/ Lo Hengky Senjaya
in the presence of:- Harry Njio	)	/s/ Harry Njio

Execution page of Merger Agreement Supplemental Agreement

Signed by Lim Ho Kee	)
NRIC Number	)	/s/ Lim Ho Kee
in the presence of:-)

Execution page of Merger Agreement Supplemental Agreement

Signed by Barnabas Chung	)
NRIC Number	)	/s/ Barnabas Chung
In the presence of:-)

Execution page of Merger Agreement Supplemental Agreement

Signed by Zhiyuan William Ho	)
Passport No.	)	/s/ Zhiyuan William Ho
In the presence of:- Beatrix Wong	)	/s/ Beatrix Wong

Execution page of Merger Agreement Supplemental Agreement

Signed by Phua Angela	)
NRIC No.	)	/s/ Phua Angela
In the presence of:-)

Execution page of Merger Agreement Supplemental Agreement

Signed by Lee Ching Yen Stephen	)
NRIC Number	)	/s/ Lee Ching Yen Stephen
In the presence of:-)

Execution page of Merger Agreement Supplemental Agreement

Signed by Foo Mao Ching	)
NRIC Number	)	/s/ Foo Mao Ching
In the presence of:-)

Execution page of Merger Agreement Supplemental Agreement

Signed by Shinichiro Hori	)
Chief Executive Officer of YJ Capital Inc.	)
General Partner of	)
YJ2 INVESTMENT PARTNERSHIP	)	/s/ Shinichiro Hori
in the presence of:-)

Execution page of Merger Agreement Supplemental Agreement

Signed by David Fernando Audy	)
For and on behalf of	)	/s/ David Fernando Audy
PT MEDIA NUSANTARA CITRA TBK	)	/s/ Christophorus Taufik
in the presence of:- Christophorus Taufik	)

Execution page of Merger Agreement Supplemental Agreement

Signed by Savva Pavlov	)
Chief Executive Officer	)
For and on behalf of	)
GLOBAL GRAND LEISURE PTE. LTD.	)	/s/ Savva Pavlov
in the presence of:-)

Execution page of Merger Agreement Supplemental Agreement

Signed by Tioh Suay Eng	)
Director	)
For and on behalf of	)
SEBRINA HOLDINGS VENTURE	)	/s/ Tioh Suay Eng
CAPITAL PTE. LTD.	)
in the presence of:- Alice Mak	)	/s/ Alice Mak

Execution page of Merger Agreement Supplemental Agreement

Signed by Tan Tye-Renn Daren	)
(Chen Dairen Daren))
Director	)
For and on behalf of	)
MCN INVESTMENTS LTD	)	/s/ Tan Tye-Renn Daren
in the presence of:- Bennett Lee	)	/s/ Bennett Lee

Execution page of Merger Agreement Supplemental Agreement

Signed by Phua Jiexian , Joseph	)
Singapore NRIC No.	)	/s/ Phua Jiexian , Joseph
In the presence of:-)

Execution page of Merger Agreement Supplemental Agreement

Signed by Ng Jing Shen	)
Singapore NRIC No.	)	/s/ Ng Jing Shen
In the presence of:-)

Execution page of Merger Agreement Supplemental Agreement

Signed by Koh Ying Ying Charlene	)
Singapore NRIC No.	)	/s/ Koh Ying Ying Charlene
In the presence of:-)

Execution page of Merger Agreement Supplemental Agreement

Signed by Phua Jiexian, Joseph	)
Chief Executive Officer	)
For and on behalf of	)
PAKTOR PTE. LTD.	)	/s/ Phua Jiexian, Joseph
in the presence of:-)

Execution page of Merger Agreement Supplemental Agreement

Signed by Ho Hui Jie Jason	)
)
For and on behalf of	)
PAV INVESTMENTS PTE. LTD.	)	/s/ Ho Hui Jie Jason
in the presence of:-)

Execution page of Merger Agreement Supplemental Agreement

Signed by Ozi Amanat	)
For and on behalf of	)
K2 GLOBAL, L.P	)	/s/ Ozi Amanat
in the presence of:-)

Execution page of Merger Agreement Supplemental Agreement

Signed by	)
Michael Darwin Zee	)	/s/ Michael Darwin Zee
in the presence of:- Lena Marcus	)	/s/ Lena Marcus

Execution page of Merger Agreement Supplemental Agreement

Signed by Thomas Chan	)
For and on behalf of	)
GOLDEN SUMMIT	)
INTERNATIONAL LTD	)	/s/ Thomas Chan
in the presence of:-)

Execution page of Merger Agreement Supplemental Agreement

Signed by Faisal Dharma Setiawan	)
and Ella Kartika	)
For and on behalf of	)	/s/ Faisal Dharma Setiawan
PT MNC MEDIA INVESTASI	)	/s/ Ella Kartika
in the presence of:- Christophorus Taufik	)	/s/ Christophorus Taufik

Execution page of Merger Agreement Supplemental Agreement

Signed by	)
Richard Liu 刘芹	)	/s/ Richard Liu 刘芹
in the presence of:- Shen Jun	)	/s/ Shen Jun

Execution page of Merger Agreement Supplemental Agreement

Signed by Colin Hodge	)
For and on behalf of	)
DOWN HOLDINGS LLC	)	/s/ Colin Hodge
in the presence of:-)

Execution page of Merger Agreement Supplemental Agreement

Signed by Colin Hodge	)
For and on behalf of	)
AL BWF FUND	)	/s/ Colin Hodge
in the presence of:-)

Execution page of Merger Agreement Supplemental Agreement

Signed by Danny Yeung	)
For and on behalf of	)
Danchelle Limited	)	/s/ Danny Yeung
in the presence of:-)

Execution page of Merger Agreement Supplemental Agreement

Signed by Wonho Hong	)
)
For and on behalf of	)
KTB China Synergy Fund	)	/s/ Wonho Hong
in the presence of:-)

Execution page of Merger Agreement Supplemental Agreement

Signed by Jeffrey Huang	)	/s/ Jeffrey Huang
)
For and on behalf of	)
UNIVERSAL STANDARD	)
VENTURES LTD.	)
in the presence of:- Joseph Chang	)	/s/ Joseph Chang

Execution page of Merger Agreement Supplemental Agreement

Signed by Lai Yu Wen	)
)
For and on behalf of	)
HIGH LEVEL LTD	)	/s/ Lai Yu Wen
in the presence of:	)

Execution page of Merger Agreement Supplemental Agreement

Signed by He Zhi Jian	)
)
For and on behalf of	)
PROMETHEUS CAPITAL	)	/s/ He Zhi Jian
(INTERNATIONAL) CO, LTD	)
in the presence of:- Zhang Yao Fei	)	/s/ Zhang Yao Fei

Execution page of Merger Agreement Supplemental Agreement

Signed by Mona Hiu Kuan Chau	)
)
For and on behalf of	)
LEADWAY ASIA PACIFIC LIMITED	)	/s/ Mona Hiu Kuan Chau
in the presence of:-)

Execution page of Merger Agreement Supplemental Agreement

Signed by	)
Liu, Po-Yuan	)	/s/ Liu, Po-Yuan
in the presence of:- Chen Yi Ju	)	/s/ Chen Yi Ju

Execution page of Merger Agreement Supplemental Agreement

Signed by	)
Wong, Ta Wei	)	/s/ Wong, Ta Wei
in the presence of:-)

Execution page of Merger Agreement Supplemental Agreement

Signed by	)
Lin, Chih-Chen	)	/s/ Lin, Chih-Chen
in the presence of:- Joseph Chan	)	/s/ Joseph Chan

Execution page of Merger Agreement Supplemental Agreement

Signed by	)
NG Lawrence Chun Hung	)	/s/ NG Lawrence Chun Hung
in the presence of:- Huang, Pei Wen	)	/s/ Huang, Pei Wen

Execution page of Merger Agreement Supplemental Agreement

Signed by Akio Tanaka	)	/s/ Akio Tanaka
)
in the presence of:-)
For and on behalf of	)
INFINITY E.VENTURES ASIA III, L.P.	)
in the presence of:- Joseph Huang	)	/s/ Joseph Huang

Execution page of Merger Agreement Supplemental Agreement

Signed by	)
Tong Aika	)	/s/ Tong Aika
in the presence of:- Joseph Huang	)	/s/ Joseph Huang

Execution page of Merger Agreement Supplemental Agreement

Signed by	)
Prince Bernhard of Baden	)	/s/ Prince Bernhard of Baden

in the presence of:- Peter Nünlist	)	/s/ Peter Nünlist

Execution page of Merger Agreement Supplemental Agreement

Signed by Huang, Li-Tchen	)	/s/ Huang, Li-Tchen
Chairman	)
For and on behalf of	)
Machipopo, Inc.	)
in the presence of:- Joseph Chang	)	/s/ Joseph Chang

Execution page of Merger Agreement Supplemental Agreement

Signed by Jeffrey Huang	)
)
For and on behalf of	)
M17 Entertainment Limited	)	/s/ Jeffrey Huang
in the presence of:- Joseph Chang	)	/s/ Joseph Chang

Execution page of Merger Agreement Supplemental Agreement